SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CELERITEK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3236 Scott Boulevard

Santa Clara, California 95054

[                    ], 2004

To Our Shareholders:

      We cordially invite you to attend our 2004 Annual Meeting of Shareholders of Celeritek, Inc. The meeting will be held on [                    ], 2004 at 10:00 a.m., local time, at our offices located at 3236 Scott Boulevard, Santa Clara, California 95054.

      At the annual meeting, we will be seeking your approval to elect our proposed slate of directors for the upcoming year, to ratify the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending March 31, 2005, to approve amendments to, and certain material terms of, certain of our stock option plans and to approve a pricing modification of certain of our outstanding stock options to adjust for our March 2004 extraordinary cash dividend.

      As you may know, on July 8, 2004, we entered into an asset purchase agreement with Teledyne Wireless, Inc. under which we agreed to sell our defense business to Teledyne for approximately $33.0 million in cash (subject to a working capital adjustment). In addition to the matters described above, at the annual meeting, we will be seeking your approval to sell our defense business to Teledyne. We believe the proposed sale of our defense business will enable us to realize immediately the value of our defense business in cash, increasing our financial flexibility, including our ability to maximize shareholder value by financing our continuing semiconductor operations. We also intend to return a portion of the proceeds from the proposed sale of our defense business to our shareholders in the form of a one-time, extraordinary cash dividend. We currently estimate that the dividend will be at least $25.0 million or $1.93 per share, based on 12,915,723 of our shares outstanding as of August 30, 2004.

      Our board of directors considered a number of factors in evaluating the proposed sale of our defense business and consulted with our professional advisors, including our financial and legal advisors. Our board of directors also obtained an opinion of our financial advisor, Jefferies Quarterdeck, a division of Jefferies & Company, Inc., that the consideration that we will receive in connection with the proposed sale of our defense business to Teledyne is fair, from a financial point of view, to us. Please read the attached proxy statement for a detailed description of the factors that our board of directors considered in connection with the proposed sale of our defense business to Teledyne. After careful consideration of these factors, our board of directors unanimously approved the proposed sale of our defense business to Teledyne and is recommending that you also approve the proposed transaction.

      Your vote is very important to us, regardless of the number of shares of our stock that you own. Whether or not you plan to attend the annual meeting, please vote as soon as possible by submitting a proxy for the annual meeting, whether or not you plan to attend the annual meeting, to ensure that your shares are represented at the annual meeting.

      On behalf of our board of directors, I thank you for your support and urge you to vote “FOR” each of the proposals described in the attached proxy statement.

Sincerely,

TAMER HUSSEINI
Chairman of the Board, President and
Chief Executive Officer

CELERITEK, INC.

3236 Scott Boulevard
Santa Clara, CA 95054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on                         , 2004

To Celeritek Shareholders:

      The 2004 Annual Meeting of Shareholders of Celeritek, Inc. will be held on                     , 2004 at 10:00 a.m., local time, at our offices located at 3236 Scott Boulevard, Santa Clara, California 95054. Our telephone number at this address is 408-986-5060. At the meeting, you will be asked:

1. to approve and adopt the Asset Purchase Agreement, dated July 8, 2004, between Celeritek and Teledyne Wireless, Inc., attached as Annex A to the proxy statement, and the sale of our defense business to Teledyne pursuant thereto;

2. to elect our board of seven directors to serve for the upcoming year;

3. to ratify the appointment of BDO Seidman, LLP as independent auditors for the fiscal year ending March 31, 2005;

4. to approve amendments to our 1994 Stock Option Plan and Outside Directors’ Stock Option Plan;

5. to approve a pricing modification of our outstanding stock options granted prior to March 12, 2004 under the 1994 Stock Option Plan and the Outside Directors’ Stock Option Plan, in order to adjust for our March 2004 extraordinary cash dividend; and

6. to transact any other business as may properly come before the annual meeting or any postponement or adjournment thereof.

      Our board of directors has unanimously approved, and recommends that you vote in favor of, each of the proposals described above.

      Our board of directors has fixed the close of business on August 30, 2004 as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the annual meeting. Shareholders who owned our stock at the close of business on August 30, 2004 may attend and vote at the annual meeting.

      Because of the significance of the proposed sale of our defense business to Teledyne, your participation in the annual meeting, in person or by proxy, is particularly important. Please follow the instructions on the enclosed proxy to vote either by mail, telephone or electronically by the Internet. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy as promptly as possible to ensure your representation at the annual meeting.

      If you attend the annual meeting, you may revoke your proxy and vote in person, even if you have previously returned your proxy. Simply attending the annual meeting, however, will not revoke your proxy. To do so, you must vote at the annual meeting. If you do not attend the annual meeting, you may still revoke your proxy at any time prior to the annual meeting by providing a later-dated proxy or by providing written notice of your revocation to our corporate secretary.

      This notice and the attached proxy statement are first being mailed to shareholders on or about [               ], 2004.

By order of the Board of Directors,

TAMER HUSSEINI
Chairman of the Board, President and
Chief Executive Officer

Santa Clara, California

[                    ], 2004

CELERITEK, INC.

3236 Scott Boulevard
Santa Clara, California 95054

PROXY STATEMENT

FOR
2004 ANNUAL MEETING OF SHAREHOLDERS

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Page

Termination	39
Termination Fees	40
Other Expenses	40
The Supply Agreement	40
The Real Property License Agreement	41
Transition Services Agreement	41
Novation Agreements	41
Voting Agreements	41
PROPOSAL TWO — ELECTION OF DIRECTORS	42
General	42
Nominees	42
Vote Required	43
Board Meetings and Committees	43
Board Recommendation	45
PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	45
General	45
Principal Auditor Fees and Services	45
Vote Required	46
Board Recommendation	46
PROPOSAL FOUR — APPROVAL OF AMENDMENT TO THE 1994 STOCK OPTION PLAN; APPROVAL OF MATERIAL TERMS OF THE 1994 STOCK OPTION PLAN; APPROVAL OF AMENDMENT TO THE OUTSIDE DIRECTORS’ STOCK OPTION PLAN	46
General	46
Vote Required	47
Purposes and Effects of the Proposal	47
Awards Granted to Outside Directors under the Director Option Plan	48
Board Recommendation	48
PROPOSAL FIVE — APPROVAL OF A PRICING MODIFICATION OF OPTIONS GRANTED PRIOR TO MARCH 12, 2004, UNDER THE 1994 STOCK OPTION PLAN AND THE OUTSIDE DIRECTORS’ STOCK OPTION PLAN, IN ORDER TO ADJUST FOR OUR EXTRAORDINARY CASH DIVIDEND IN MARCH 2004	48
General	48
Vote Required	49
Purposes and Effects of the Proposal	49
Number of Awards Granted to Employees, Consultants, and Directors	50
Board Recommendation	50
OTHER MATTERS	50
OUR COMPANY	50
Our Business	50
Corporate Governance and Other Matters	50
Section 16(a) Beneficial Ownership Reporting Compliance	52
Certain Relationships and Related Transactions	52
Executive Compensation	53
Option Grants in Last Fiscal Year	53

ii

iii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	When and where is the annual meeting?

A:	The 2004 Annual Meeting of Shareholders of Celeritek, Inc. will be held on , 2004 at 10:00 a.m., local time, at our offices located at 3236 Scott Boulevard, Santa Clara, California 95054.

Q:	What proposals will be considered and voted upon at the annual meeting?

A:	We have scheduled five proposals to be considered and voted upon at the annual meeting:

•	Proposal One: The proposed sale of our defense business to Teledyne;

•	Proposal Two: The election of directors to our board of directors to serve for the upcoming year;

•	Proposal Three: The ratification of the appointment of BDO Seidman, LLP as our independent auditors for our fiscal year ending March 31, 2005;

•	Proposal Four: The proposed amendments to our 1994 Stock Option Plan and Outside Directors’ Stock Option Plan; and

•	Proposal Five: The proposed pricing modification of our stock options granted prior to March 12, 2004 under the 1994 Stock Option Plan and the Outside Directors’ Stock Option Plan, in order to adjust for our March 2004 extraordinary cash dividend.

Q:	Will I receive any payment as a result of the sale of the defense business?

A:	We intend to distribute a substantial portion of the after-tax proceeds from the proposed asset sale to our shareholders through a one-time extraordinary cash dividend. We currently estimate that we will distribute at least $25.0 million or $1.93 per share, based on 12,915,723 of our shares outstanding as of August 30, 2004, to our shareholders following the completion of the asset sale.

Q:	What vote is required to approve each of the proposals to be considered and voted upon at the annual meeting?

A:	Proposal One, regarding the proposed sale of our defense business to Teledyne, will be approved only if we receive the affirmative “FOR” vote of a majority of the shares of our outstanding common stock entitled to vote at the annual meeting. As more fully described herein, each of our directors, including the investment funds they represent that hold shares of our common stock, has entered into a voting agreement with Teledyne under which each has agreed to vote for the proposed sale of our defense business to Teledyne. These directors and investment funds held an aggregate of 1,224,360 shares of our common stock on the record date for the annual meeting.

With respect to Proposal Two, the seven individuals receiving the highest number of “FOR” votes of shares of our common stock entitled to vote at the annual meeting will be elected to our board of directors to serve for the upcoming year.

Proposals Three, Four and Five, regarding the ratification of the appointment of BDO Seidman, LLP as our independent auditors for our fiscal year ending March 31, 2005, the proposed amendments to our 1994 Stock Option Plan and Outside Directors’ Stock Option Plan and the proposed pricing modification of options granted prior to March 12, 2004 under the 1994 Stock Option Plan and the Outside Directors’ Stock Option Plan, will be approved only if we receive the affirmative “FOR” vote of a majority of the shares of our outstanding common stock present, either in person or by proxy, at the annual meeting and entitled to vote at the annual meeting.

Q:	How does the board of directors recommend that I vote on the proposals to be considered and voted upon at the annual meeting?

A:	Our board of directors recommends that you vote your shares:

•	“FOR” the proposed sale of our defense business to Teledyne;

•	“FOR” each of our seven nominees to our board of directors;

•	“FOR” the ratification of the appointment of BDO Seidman, LLP as our independent auditors;

•	“FOR” the proposed amendments to our 1994 Stock Option Plan and Outside Directors’ Stock Option Plan; and

•	“FOR” the proposed pricing modification of options granted prior to March 12, 2004 under the 1994 Stock Option Plan and the Outside Directors’ Stock Option Plan.

Q:	Who can vote at the annual meeting?

A:	Our board of directors has fixed the close of business on August 30, 2004 as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the annual meeting. Shareholders who owned our common stock at the close of business on August 30, 2004 may attend and vote at the annual meeting.

With respect to each matter that will be voted on at the annual meeting, each shareholder who is entitled to vote at the annual meeting will be entitled to cast one vote for each share of our common stock that such shareholder held at the record date for the annual meeting. On August 30, 2004, 12,915,723 shares of our common stock were outstanding.

Q:	What is the quorum for the annual meeting?

A:	In order to properly conduct business at the annual meeting, a majority of our common stock outstanding on the record date for the annual meeting must be present at the meeting. Shares of our common stock will be considered present at the annual meeting if the holder of such shares has properly submitted a proxy for the annual meeting, or voted by telephone or via the Internet, or if the holder of such shares is personally present at the annual meeting and votes on the matters under consideration.

Q:	How will votes be counted at the annual meeting?

A:	You may vote your shares of our stock either “FOR” or “AGAINST” each of our nominees for election to our board of directors (Proposal Two). You may vote your shares of our stock “FOR,” “AGAINST” or “ABSTAIN” on each of Proposals One, Three, Four and Five at the annual meeting.

If you ABSTAIN from voting on Proposal One, Three, Four and Five, your shares will be counted for the purpose of establishing a quorum for the annual meeting, but it will have the same effect as a vote AGAINST those proposals.

If you hold your shares directly in your name as the shareholder of record and complete and return a proxy for the annual meeting with no further instructions regarding the manner in which you would like to vote your shares at the meeting, your shares will be counted for purposes of establishing a quorum for the annual meeting, and as a vote “FOR” each of our director nominees and a vote “FOR” Proposals One, Three, Four and Five.

If you hold your shares through a broker or other nominee (i.e., in “street name”), your broker or nominee may be prevented from voting the shares held in your account on some of the proposals to be considered and voted upon at the annual meeting (i.e., “broker non-votes”) unless you have given voting instructions to the broker or other nominee that holds your shares. Any of your shares that are subject to a broker non-vote will be counted for the purpose of establishing a quorum for the annual meeting, but it will have the same effect as a vote AGAINST Proposals One, Three, Four and Five.

Voting results for the annual meeting will be tabulated and certified by our transfer agent, EquiServe Trust Company, N.A.

Q:	How can I vote my shares in person at the annual meeting?

A:	If you hold your shares directly in your name as the shareholder of record, you may vote your shares in person at the annual meeting by either completing and submitting a proxy in person at the annual meeting, or by completing and submitting a ballot that we will provide to you at the meeting. If you choose to attend the annual meeting to submit a proxy in person or to vote by ballot, please bring the enclosed proxy or other proof of identification to the annual meeting to ensure your admittance.

If you hold your shares in street name, you must request a legal proxy from the broker or other nominee that holds your shares in order to vote your shares at the annual meeting. If you obtain a legal proxy from your broker or other nominee, you may attend the annual meeting and vote either by completing and submitting a proxy in person at the meeting or by completing a submitting a ballot that we will provide to you at the annual meeting. In either case, you must also submit your legal proxy to substantiate your right to vote in person at the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as a shareholder of record or in street name, you may vote your shares without attending the annual meeting. If you hold your shares directly in your name as a shareholder of record, you may vote your shares without attending the meeting simply by completing and returning a proxy for the meeting. If you hold your shares in street name, you may vote your shares by completing and returning voting instructions to your broker or other nominee. In most cases, if you hold your shares in street name, you will be able to vote your shares by telephone, by using the Internet or by mail. If you hold your shares in street name, your broker or other nominee will likely send you a voting instruction form that you may use to instruct your broker or other nominee how to vote on the proposals to be considered and voted upon at the meeting.

BY TELEPHONE OR THE INTERNET: If you hold your shares in street name and have telephone or Internet access, you may submit your vote by following the “Vote by Telephone” or “Vote by Internet” instructions on the vote instruction form or the proxy for the annual meeting.

BY MAIL: If you hold your shares directly in your name as the shareholder of record, you may vote your shares by mail by completing and returning a proxy for the annual meeting. If you hold your shares in street name, you may vote your shares by mail by following the instructions set forth in the voting instruction form that you should receive from by the broker or other nominee that holds your shares. If you provide specific voting instructions to your broker or other nominee, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy or voting instructions for the annual meeting?

A:	You may revoke your proxy or change your vote at any time before the polls close for voting at the annual meeting. You may do so by notifying our corporate secretary that you would like to do so, by completing and returning a new proxy with a later date, or by attending the annual meeting and voting in person. You may obtain a new proxy for this purpose by sending a written request to our corporate secretary, c/o Celeritek, Inc., 3236 Scott Boulevard, Santa Clara, California 95054. Please note that simply attending the annual meeting will not revoke your previously returned proxy unless you specifically request it.

If you hold your shares in street name and would like to change the voting instructions that you previously gave to your broker or other nominee that holds your shares, you may do so by following the instructions that you receive from your broker or other nominee.

Q:	Who will pay the costs of soliciting votes for the annual meeting?

A:	We will pay the costs of soliciting proxies from our shareholders in connection with the annual meeting. We are required to request brokers and other nominees who hold our stock in their name to furnish our proxy materials to the beneficial owners of such stock. We may reimburse those brokerage firms or other nominees for their reasonable expenses in forwarding the proxy materials to those beneficial owners.

Certain of our directors, officers and employees may solicit proxies on our behalf in connection with the annual meeting, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means. In addition, we have retained Innisfree M & A Incorporated to act as our proxy solicitor in connection with the annual meeting. We have agreed to pay Innisfree a fee of $12,500, plus their reasonable fees and expenses of solicitation, for their services in connection with the annual meeting.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce the preliminary voting results at the annual meeting. We will publish the final voting results in our first quarterly report on Form 10-Q filed with the Securities and Exchange Commission after the annual meeting.

Q:	Whom should I call if I have any questions about the annual meeting?

A:	If you have any questions about the annual meeting, you should contact our proxy solicitor at the address and telephone number listed below:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders call toll-free: 888-750-5834
Banks and brokers call collect: (212) 750-5833

CAUTIONARY STATEMENT

REGARDING FORWARD-LOOKING STATEMENTS

      This proxy statement contains forward-looking statements. Those statements include statements regarding our intent, belief or current expectations about Celeritek, as well as the assumptions on which those statements are based. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements. Important factors that we are currently aware of that could cause our actual results to differ materially from those in these forward-looking statements include, but are not limited to, the risks and negative factors discussed elsewhere in this proxy statement. For example, our semiconductor operations may not be successful as a stand-alone entity, there may be no growth in areas of the semiconductor industry in which we intend to focus our semiconductor operations, we may have significant obligations with respect to the preclosing liabilities of our defense business for which we will retain responsibility in connection with the proposed asset sale, and we may be unable to distribute any of the after-tax proceeds from the proposed asset sale to our shareholders. Additional risks and negative factors are discussed in the documents to which we have referred you in this proxy statement. See “Where You Can Find More Information” in this proxy statement. Except as required by law, we undertake no obligation to update or revise these forward-looking statements in this proxy statement to reflect changes in the assumptions upon which these forward-looking statements are based, the occurrence of unanticipated events, or changes in our future operating results over time.

PROPOSAL ONE

PROPOSED SALE OF OUR DEFENSE BUSINESS

TO TELEDYNE WIRELESS, INC.

Summary Term Sheet

      This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand fully the proposed sale of our defense business and for a more complete description of the legal terms of the sale of our defense business, you should read carefully the entire proxy statement and the other documents to which we have referred you, including the Asset Purchase Agreement attached as Annex A. See “Where You Can Find More Information” in this proxy statement.

Principal Parties

      Celeritek, Inc. We design and manufacture Gallium Arsenide, commonly referred to as GaAs, semiconductor components and GaAs-based subsystems used in defense applications and commercial communications networks. We refer to ourselves as the “company,” “we,” “us” or “our.” We are a California corporation and our principal corporate offices are located at 3236 Scott Boulevard, Santa Clara, California 95054 and our telephone number is (408) 986-5060.

      Teledyne Wireless, Inc. Teledyne Wireless, Inc., which we refer to in this document as Teledyne, is a Delaware corporation and a wholly-owned subsidiary of Teledyne Technologies Incorporated. Its principal offices are located at 1274 Terra Bella Avenue, Mountain View, California 94043 and its telephone number is (650) 691-9800. From its Mountain View facility, Teledyne manufactures and sells microwave components used in aerospace and defense applications, including those microwave products that were acquired as a result of Teledyne’s acquisition of Filtronic plc’s solid state business on December 31, 2003.

      Teledyne Technologies Incorporated, which is guaranteeing the payment of the purchase price under the asset purchase agreement, is a leading provider of sophisticated electronic components, instruments and communication products, systems engineering solutions, aerospace engines and components and on-site gas and power generation systems. Teledyne Technologies is a Delaware corporation and its common stock is traded on the New York Stock Exchange under the symbol “TDY.” Teledyne Technologies has operations in the United States, the United Kingdom, Mexico and Canada. Teledyne Technologies’ principal corporate offices are located at 12333 West Olympic Boulevard, Los Angeles, California 90064 and its telephone number is (310) 893-1600.

Description of the Proposed Asset Sale

      On July 8, 2004, we entered into an asset purchase agreement and other related agreements with Teledyne. Under the terms of the asset purchase agreement, we have agreed to sell all of our assets related to our defense business to Teledyne in exchange for approximately $33.0 million in cash (subject to a working capital adjustment) and the assumption of specified liabilities related to our defense business. In connection with the proposed asset sale, Teledyne has also agreed to offer employment to those employees identified by us who work primarily in our defense business.

      If we complete the proposed asset sale, we have further agreed that, for a period of four years, we will not compete with Teledyne by re-entering the same business that we are selling in the proposed asset sale.

      In connection with the proposed asset sale, we also entered into a supply agreement with Teledyne that will only be effective if and when we complete the proposed asset sale. Under the terms of the supply agreement, we are obligated to fulfill Teledyne’s orders of GaAs semiconductor components at most-favored pricing terms for use in certain products for a period of three years.

Our Reasons for the Proposed Asset Sale (Page 11)

      The proposed asset sale will enable us to realize immediately the value of our defense business in cash, increasing our financial flexibility, including our ability to maximize shareholder value by financing our continuing semiconductor operations and by distributing a one-time, extraordinary cash dividend to our shareholders.

Recommendation of Our Board of Directors Regarding the Proposed Asset Sale (Page 12)

      At a meeting on July 7 and 8, 2004, our board of directors unanimously determined that the proposed asset sale is in the best interests of Celeritek and our shareholders and unanimously approved the proposed asset sale. Our board recommends that you vote “FOR” the approval of the proposed asset sale and adoption of the asset purchase agreement related thereto.

Opinion of Our Financial Advisor Relating to the Proposed Asset Sale (Page 12)

      Our financial advisor, Jefferies Quarterdeck, has delivered an opinion to our board of directors as to the fairness, from a financial point of view, to us of the consideration provided for in the proposed asset sale. The full text of Jefferies Quarterdeck’s written opinion is attached to this document as Annex D. Jefferies Quarterdeck’s written opinion is addressed to our board of directors and does not constitute a recommendation to any shareholder as to any matter relating to the sale of our defense business. We encourage you to read the opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken.

Interests of Our Directors and Executive Officers in the Proposed Asset Sale (Page 19)

      In considering the recommendation of our board of directors with respect to the proposed asset sale, you should be aware that some of our directors and executive officers have certain interests in the proposed asset sale that may differ from the interests of our shareholders generally. Our board of directors was aware of these interests and considered them, among other factors, in approving and recommending the proposed asset sale.

Closing of the Proposed Asset Sale

      We expect to close the proposed asset sale following the satisfaction or waiver of all of the conditions to each party’s obligations under the asset purchase agreement. We are working toward completing the proposed asset sale during the third quarter of this calendar year, and anticipate completion immediately following the annual meeting.

Conditions to the Proposed Asset Sale (Page 37)

      The asset purchase agreement contains closing conditions that are customary in transactions similar to the proposed asset sale, including:

•	approval by our shareholders;

•	receipt of required waivers, consents and authorizations from governmental authorities and third parties;

•	the absence of any orders or injunctions prohibiting the completion of the asset sale;

•	the accuracy of the representations and warranties of the parties; and

•	compliance by the parties with their respective covenants and obligations under the asset purchase agreement.

Termination of the Proposed Asset Sale (Page 39)

      The asset purchase agreement may be terminated prior to the completion of the proposed asset sale under certain circumstances that are provided for under the asset purchase agreement, including:

•	by mutual written consent of the parties;

•	by either party upon written notice to the other party if we have not completed the proposed asset sale on or prior to December 31, 2004;

•	by either party if our shareholders do not approve the proposed asset sale at the annual meeting;

•	by either party if any final, non-appealable order or injunction effectively prevents us from completing the proposed asset sale;

•	by either party if any rule or regulation would make the proposed asset sale illegal;

•	by Teledyne, if we have breached our representations or warranties, covenants or agreements under the asset purchase agreement in any material respect;

•	by us, if Teledyne has breached its representations or warranties, covenants or agreements under the asset purchase agreement in any material respect;

•	by us, if before January 8, 2005, our board of directors, in compliance with the requirements of the asset purchase agreement, authorizes us to enter into a superior transaction; or

•	by Teledyne, if our board of directors publicly withdraws its recommendation of the proposed asset sale or approves a competing proposal from a third party.

      The asset purchase agreement provides that we may have to pay Teledyne $1.65 million in cash as a termination fee under certain circumstances, including if we accept a proposal for the defense business that is superior to Teledyne’s.

Federal Income Tax Consequences to Us of the Proposed Asset Sale (Page 19)

      The purchase price that we receive for our defense business in connection with the proposed asset sale, plus the amount of any liabilities assumed by Teledyne that are required to be capitalized for tax purposes, will be allocated among all of our assets that are sold to Teledyne. We will recognize gain or loss on each of the assets sold in an amount equal to the difference between the sales price allocated to that asset and our tax basis in that asset.

      We do not believe the proposed asset sale will result in substantial federal or state corporate income tax liability (including alternative minimum tax) because we anticipate that our taxable gain resulting from the proposed asset sale will be substantially offset for income tax purposes by operating losses, including losses from prior years. However, tax authorities may disagree with our determination of our available operating losses, or our operating losses could be less than anticipated, which may increase our income tax liability as a result of the proposed asset sale.

Accounting Treatment of the Proposed Asset Sale (Page 20)

      We expect to account for the proposed asset sale as a sale of certain assets and certain liabilities, in accordance with accounting principles generally accepted in the United States. In the period in which we complete the proposed asset sale, we expect to recognize a gain in the amount of the difference between the sales price and the aggregate book value of the net assets that we are selling to Teledyne.

No Regulatory Requirements for the Proposed Asset Sale (Page 21)

      We do not require any material regulatory approvals to complete the proposed asset sale.

No Dissenters’ Rights in Connection with the Proposed Asset Sale (Page 21)

      Our shareholders will not be entitled to dissenter’s rights in connection with, or as a result of, the proposed asset sale.

Background and Material Terms of the Proposed Asset Sale

Background of the Proposed Asset Sale

      Beginning in the early spring of 2003, we began to actively explore our strategic alternatives. As part of that process we engaged a nationally recognized investment banking firm to act as our financial advisor with respect to, among other things, exploring and evaluating our strategic alternatives. At our request, our financial advisor contacted numerous third parties to determine whether there was any interest in exploring a business combination or acquisition of our company. Through that process, we did not receive any indications of interest in a business combination or acquisition of our company, but we did receive some indications of interest in the assets of our defense business.

      In May 2003, in connection with the resolution of our dispute with the “Celeritek Shareholder Protective Committee,” we appointed four new directors to our board of directors and formed a new strategy committee to analyze and explore our strategic alternatives and make recommendations to our board regarding those strategic alternatives. Throughout the remainder of 2003 and early 2004, the strategy committee and our new board of directors further considered our strategic alternatives and ultimately determined that exploring a sale of our defense business was in the best interests of our company and our shareholders.

      In February 2004, we engaged a new investment banking firm, Jefferies Quarterdeck, a division of Jefferies & Company, Inc., to act as our financial advisor with respect to the potential sale of our defense business.

      In March 2004, Jefferies Quarterdeck contacted 78 parties that Jefferies Quarterdeck and our management team believed might have had an interest in exploring an acquisition of our defense business. Of those parties contacted, 37 indicated that they had an interest in acquiring our defense business and received additional information after entering into confidentiality agreements with us.

      On or about March 18, 2004, Dr. Robert Mehrabian, Chairman, President and Chief Executive Officer of Teledyne Technologies Incorporated, spoke with Mr. Husseini to express Teledyne’s interest in our defense business.

      On March 19, 2004, Teledyne Technologies Incorporated entered into a confidentiality agreement with Jefferies Quarterdeck.

      By April 2004, after reviewing the information that we had provided, 12 parties (including Teledyne) submitted to Jefferies Quarterdeck preliminary, non-binding indications of interest in further exploring an acquisition of our defense business. At a meeting on April 23, 2004, our board of directors evaluated these indications of interest and determined that it would pursue further discussions with seven of those 12 parties (including Teledyne). Our board of directors determined to discontinue any further efforts to negotiate a transaction with five of those 12 parties because it believed that they would not offer an acceptable price for our defense business or would propose terms and conditions that would not be in the best interests of our company and our shareholders.

      In the following weeks, our management team gave presentations regarding our defense business to each of the seven parties that continued to express interest in acquiring our defense business, and all of them conducted a due diligence investigation of our defense business. At this time, we also delivered a draft asset purchase agreement and supply agreement to each of these parties and invited them to submit comments on these agreements if they were interested in making an offer to acquire our defense business.

      By June 2, 2004, four of the seven parties (including Teledyne) who had attended our management presentations and conducted due diligence on our defense business submitted continuing indications of interest in acquiring our defense business, but each of them conditioned their willingness to pursue further discussions regarding a transaction on our willingness to enter into exclusive negotiations with them.

      On June 3, 2004, Dr. Mehrabian spoke with Mr. Husseini regarding Teledyne’s indication of interest.

      On June 3, 2004, our board of directors convened a meeting to consider the four indications of interest that we had received. Representatives of Jefferies Quarterdeck and Wilson Sonsini Goodrich & Rosati, Professional Corporation, our outside legal counsel, also attended this meeting. At the beginning of the meeting, representatives of Wilson Sonsini Goodrich & Rosati discussed our board’s fiduciary duties in connection with the potential sale of our defense business. Our board of directors then evaluated each of the indications of interest, including the proposed purchase prices offered for our defense business, each of the potential buyer’s ability to complete a transaction in a timely manner and each of the potential buyer’s stated intention with respect to our employees who worked in our defense business. At the conclusion of this discussion, our board of directors rejected two of the indications of interest and instructed Jefferies Quarterdeck to contact Teledyne and the other remaining potential buyer to further explore their indications of interest.

      Later that day, Jefferies Quarterdeck, after contacting the other remaining potential buyer, related its discussion with that potential buyer to members of our board’s strategy committee. At the strategy committee’s request, Jefferies Quarterdeck subsequently notified Teledyne that the strategy committee had determined to enter into exclusive negotiations with Teledyne regarding the sale of our defense business.

      On June 4, 2004, we entered into a letter agreement with Teledyne under which we agreed to enter into exclusive negotiations with Teledyne regarding the potential sale of our defense business.

      On June 11, 2004, the strategy committee, together with members of our management team and representatives from Jefferies Quarterdeck and Wilson Sonsini Goodrich & Rosati, held a meeting to discuss the terms of Teledyne’s proposal and other matters related to the process of completing the proposed transaction.

      During the balance of June and through early July 2004, Teledyne conducted further due diligence on our defense business, and we and our financial and legal advisors negotiated the terms of asset purchase agreement, the supply agreement and other agreements related to the proposed sale of our defense business. In particular, we held extensive discussions with Teledyne regarding the scope of the fiduciary exceptions to our non-solicitation agreements with Teledyne and our board recommendation obligations under the asset purchase agreement, our right to terminate the asset purchase agreement with Teledyne if we received a superior offer from a third party, our obligations to pay Teledyne a termination fee under certain circumstances and the size of that fee, the conditions to Teledyne’s obligation to complete the proposed transaction, the scope of our representations and warranties and our related indemnification obligations to Teledyne, Teledyne’s obligations to our employees who work in our defense business, our non-competition agreement with Teledyne, and the pricing, “last-time-buy,” and other terms of the supply agreement.

      On or about June 29, 2004 and July 1, 2004, Richard G. Finney, our Vice President, Subsystems Division, met with officers of Teledyne and Teledyne Technologies to discuss the terms of his employment agreement. As described more fully under “Interests of Our Directors and Executive Officers in the Proposed Asset Sale” below, Mr. Finney entered into a two-year employment agreement with Teledyne. Teledyne’s execution of the asset purchase agreement was conditioned upon Mr. Finney’s execution of this employment agreement.

      On July 6 and 7, 2004 our representatives at Wilson Sonsini Goodrich & Rosati met with representatives of Teledyne and its legal advisors in San Francisco, California to further discuss and negotiate the terms of the asset purchase agreement, the supply agreement and other matters regarding the proposed transaction.

      On July 7, 2004, our board of directors convened a meeting to review the asset purchase agreement, the supply agreement and other related matters. All of the directors attended this meeting in person or by telephone, other than Bryant Riley. In addition, members of our management team, together with representatives of Jefferies Quarterdeck and Wilson Sonsini Goodrich & Rosati, attended this meeting. At the outset of the meeting, representatives of Wilson Sonsini Goodrich & Rosati reviewed the proposed terms of the draft asset purchase agreement, the draft supply agreement and other related matters. Following a discussion of the draft transaction agreements, Jefferies Quarterdeck presented its financial analysis of the consideration provided for in the proposed transaction. Following Jefferies Quarterdeck’s presentation, our board of directors discussed Jefferies Quarterdeck’s financial analysis and the terms of the proposed transaction. The directors expressed support for, and approval of, the transaction, but determined to adjourn the meeting until the following day, in order to further discuss the transaction with Mr. Riley in attendance.

      On July 8, 2004, our board of directors reconvened the previous day’s meeting, with Mr. Riley in attendance, to further discuss the proposed transaction. Members of our management team, together with representatives of Jefferies Quarterdeck and Wilson Sonsini Goodrich & Rosati, were present at the meeting. Representatives of Wilson Sonsini Goodrich & Rosati again reviewed the proposed terms of the draft asset purchase agreement, the draft supply agreement and other related matters. Representatives of Jefferies Quarterdeck then presented its financial analysis of the consideration provided for in the proposed transaction again, after which it delivered to the board an oral opinion (which opinion was subsequently confirmed in writing) to the effect that, as of the date provided in the opinion, and based on and subject to the matters described in the opinion, the consideration provided for in the proposed transaction was fair to us from a financial point of view. After discussing the proposed transaction and Jefferies Quarterdeck’s presentation, our board of directors unanimously determined that the proposed transaction was in the best interests of Celeritek and its shareholders, unanimously approved the asset purchase agreement, the supply agreement and the related transaction agreements and the sale of our defense business to Teledyne on the terms set forth in those agreements, and further authorized management to execute the transaction agreements on behalf of the company.

      At Teledyne’s request, later that day each of the directors and their affiliated investment funds that hold our shares entered into voting agreements with Teledyne to vote such shares in favor of the transaction.

      On July 8, 2004, we executed the asset purchase agreement, the supply agreement and other related agreements with Teledyne and publicly announced the transaction by issuing a joint press release.

     Our Plans Following the Completion of the Proposed Asset Sale

      If we complete the proposed asset sale, we intend to renew our focus on our continuing semiconductor operations. We believe that we have great expertise in the GaAs semiconductor industry, particularly at the RF and microwave frequencies. We further believe that these areas of the semiconductor industry have significant growth potential and we intend to deploy our considerable technical expertise and financial resources to pursue that growth.

      While maintaining our focus on our semiconductor operations, we also intend to continue our efforts to maximize shareholder value by exploring our other strategic alternatives, including other business combinations that would enhance shareholder value.

      In addition to the foregoing, we intend to distribute a substantial portion of the after-tax proceeds from the proposed asset sale to our shareholders through a one-time extraordinary cash dividend. We currently estimate that we will distribute at least $25.0 million or $1.93 per share, based on 12,915,723 of our shares outstanding as of August 30, 2004, to our shareholders following the completion of the asset sale.

Information on Teledyne Wireless, Inc.

      Teledyne Wireless, Inc. is a Delaware corporation and wholly-owned subsidiary of Teledyne Technologies Incorporated, a Delaware corporation headquartered in Los Angeles, California whose common stock is traded on the New York Stock Exchange under the symbol “TDY.” From its facility in Mountain View, California, Teledyne Wireless manufactures microwave components used in aerospace and defense applications.

      Teledyne Technologies Incorporated is a provider of sophisticated electronic components, instruments and communications products, systems engineering solutions, general aviation and cruise missile engines and components as well as on-site gas and power generation systems. It has operations in the United States, the United Kingdom, Mexico and Canada. According to its most recent Form 10-K, in 2003 its total sales were $840.7 million and its aggregate segment operating profits were $61.9 million. According to its most recent Form 10-Q, for the first six months of 2004, Teledyne Technologies’ total sales were $458.5 million and its total segment operating profits were $34.3 million. Approximately 46% of Teledyne Technologies’ total sales in 2003 were to the U.S. Government, as a prime contractor or subcontractor.

      Teledyne Technologies Incorporated, including Teledyne Wireless, has engaged in a number of recent acquisitions intended to add to its product and service offerings in the aerospace and defense electronics markets. In June 2003, Teledyne Technologies acquired the aviation information solution businesses of Spirent plc to enhance its aircraft data acquisition and communications product lines. In December 2003, to broaden its microwave product offerings to its customers, Teledyne acquired the assets of the Filtronic Solid State business based in Santa Clara, California, which designed and manufactured customized microwave subassemblies for electronic warfare, radar and other military applications, and subsequently moved and consolidated the business with Teledyne’s facility in Mountain View, California. In July 2004, Teledyne Technologies completed the acquisition of Reynolds Industries, Incorporated, a supplier of specialized high voltage connectors and subassemblies for defense, aerospace and industrial applications.

      As stated in its press release, Teledyne believes that the acquisition of our defense business fits within Teledyne’s strategy to offer its defense customers a broader portfolio of microwave products and capabilities.

In addition to sharing some of the same customers, the solid state amplifiers and microwave subassemblies of our defense business utilize design and manufacturing technology similar to Teledyne’s, and are complementary with Teledyne’s line of high power helix traveling wave tubes used on military, electronic warfare, radar and communications applications. Teledyne also expects to obtain synergies through the consolidation and planned move of our defense business to its operations in Mountain View, California.

      According to Teledyne Technologies’ most recent Form 10-Q, at its most recent quarter end (June 27, 2004), it had $60.0 million outstanding and $220.0 million available for borrowing under its $280.0 million revolving credit facility, which could be used for acquisitions. Teledyne Technologies has guaranteed the payment of the purchase price, and it intends to borrow under this facility and make a capital contribution to Teledyne Wireless, Inc. to fund the purchase price for our defense business.

Our Reasons for the Proposed Asset Sale

      Our board of directors determined that the proposed asset sale is in the best interests of Celeritek and our shareholders after considering a number of positive and negative factors. The positive factors that our board of directors considered included the following:

•	The proposed asset sale will enable us to realize immediately the value of our defense business in cash, increasing our financial flexibility, including our ability to maximize shareholder value by financing our continuing semiconductor operations and by distributing a one-time, extraordinary cash dividend to our shareholders.

•	In connection with the proposed asset sale, we have entered into a three-year supply agreement with Teledyne under which we will supply Teledyne with GaAs semiconductor components for use in certain products. We anticipate that Teledyne will be a stable customer for our continuing semiconductor operations.

•	After conducting an extensive market check, and reviewing multiple indications of interest, Teledyne’s offer to acquire our defense business represented the most favorable terms to us and our shareholders, including with respect to price, closing certainty, closing speed and regulatory considerations.

•	Teledyne has a good reputation as an employer, which our board of directors determined to be an important factor for the employees who will be transitioning to Teledyne in connection with the proposed asset sale.

•	Jefferies Quarterdeck delivered an opinion regarding the fairness to us, from a financial point of view, of the consideration that we will receive in the proposed asset sale, which is described more fully below under the caption “— Opinion Of Our Financial Advisor Relating To The Proposed Asset Sale.”

      Our board of directors also considered a number of potentially negative factors in its deliberations concerning the proposed asset sale, including the following:

•	We will be responsible for substantially all preclosing liabilities of our defense business, except for current liabilities that will be assumed by Teledyne in connection with the proposed asset sale. While we do not believe that these liabilities will be significant, we will retain some portion of the proceeds of the proposed asset sale to pay for any of these liabilities that may arise in the future.

•	We have agreed to indemnify Teledyne against certain losses that it may suffer arising out of our defense business. We do not anticipate that we will be required to indemnify Teledyne for any matters, but if we are forced to do so, it could have a materially adverse impact on our business by draining our available cash reserves.

•	After we complete the proposed asset sale, our semiconductor business will represent substantially all of our business. As a result, our total revenues will be substantially lower than they are currently. While we believe our semiconductor operations have growth potential, to date our semiconductor business, which represents a smaller portion of our business than our defense business, has not generated a profit and has incurred significant operating losses.

•	The proposed asset sale is conditioned upon a number of factors including approval by our shareholders and the receipt of certain third-party consents from our most significant defense business customers. If we are unable to satisfy these conditions and fail to complete the proposed asset sale as a result, our business and results of operations may suffer because our customers and our employees may question our commitment to our defense business.

•	Under the terms of the asset purchase agreement, we are not permitted to solicit other offers to acquire our defense business. In addition, if we receive an offer that is superior to the proposed asset sale, we may not accept it unless we pay Teledyne $1.65 million in cash as a termination fee. In addition, we may be required to pay Teledyne a $1.65 million fee if our board of directors simply withdraws its recommendation in favor of the proposed asset sale, or if our shareholders fail to approve the proposed asset sale after we have received a competing offer from a third party (but only if we later complete a transaction with that third party within a 12-month period following the annual meeting). These arrangements could discourage third parties from expressing interest in our defense business, even at a higher price than Teledyne has agreed to pay us for it.

•	The proposed asset sale will be a taxable transaction to us.

•	As a result of the proposed asset sale, we will be scaling back our operations in accordance with the smaller scale of our continuing semiconductor operations. Shareholders who are “value” investors, as opposed to “growth” investors, may sell shares of our stock, resulting in higher than normal levels of selling of our stock for a period of time and a decline in the price of our stock, as a result of our new business profile.

      Our board of directors believed that certain of these negative factors were unlikely to occur or unlikely to have a material impact on us, while others could be avoided or mitigated by us, and that overall, the risks associated with the proposed asset sale were outweighed by the potential benefits of the transaction.

      The foregoing discussion of information and factors considered by our board of directors is not intended to be all-inclusive. In view of the wide variety of factors considered, our board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. However, after taking into account all of the factors set forth above, our board of directors unanimously determined that the proposed asset sale is in the best interests of Celeritek and our shareholders and that we should proceed with the proposed asset sale.

Recommendation of Our Board of Directors Regarding the Proposed Asset Sale

      For the reasons described above, our board of directors has unanimously determined that the proposed asset sale is in the best interests of Celeritek and our shareholders and has unanimously approved the proposed asset sale.

      Our board of directors unanimously recommends that you vote “FOR” the approval of the proposed asset sale and the adoption of the asset purchase agreement by completing and returning the enclosed proxy or by completing and returning the voting instructions that you receive from the broker or other nominee that holds your shares.

Opinion of Our Financial Advisor Relating to the Proposed Asset Sale

      We retained Jefferies Quarterdeck under an engagement letter, dated February 17, 2004, to act as financial advisor regarding the sale of our defense business. Pursuant to the terms of Jefferies Quarterdeck’s financial advisor engagement letter, Jefferies Quarterdeck assisted us in soliciting and assessing expressions of interest in purchasing our defense business. The solicitations generated interest from multiple third parties and, ultimately, culminated with the execution of the asset purchase agreement.

      We selected Jefferies Quarterdeck as our financial advisor with respect to the transaction because of Jefferies Quarterdeck’s substantial middle-market merger and acquisition experience in the aerospace, defense and government services markets and its familiarity with us and prospective acquirers of our defense business.

As part of its investment banking business, Jefferies Quarterdeck is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions and related transactions and valuations for corporate and other purposes in the aerospace, defense and government services markets.

      In connection with the proposed transaction, on June 30, 2004, we engaged Jefferies Quarterdeck to render its written opinion to our board of directors as to whether the consideration to be received by us is fair to us, from a financial point of view.

      The consideration was determined in arm’s-length negotiations between Teledyne and us. Pursuant to Jefferies Quarterdeck’s fairness opinion engagement letter, Jefferies Quarterdeck was not retained for the purpose of making a recommendation, nor did it make a recommendation, as to the amount of consideration to be paid in the transaction. We imposed no restrictions or limitations upon Jefferies Quarterdeck with respect to the investigations made or the procedures followed by Jefferies Quarterdeck in rendering its opinion.

      On July 7 and 8, 2004 our board of directors met to review the proposed transaction. During this meeting, Jefferies Quarterdeck reviewed with our board of directors certain financial analyses, as described below. At the meeting, Jefferies Quarterdeck rendered to our board of directors its oral opinion, subsequently confirmed by delivery of a written opinion, dated as of July 8, 2004, that, based upon and subject to the various considerations set forth in the opinion, the consideration to be received by us is fair, from a financial point of view, to us.

      The full text of Jefferies Quarterdeck’s opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies Quarterdeck in rendering its opinion is attached as Annex D to this proxy statement and is incorporated herein by reference in its entirety. You are urged to, and you should, read the Jefferies Quarterdeck opinion carefully and in its entirety. The summary of the Jefferies Quarterdeck opinion in this proxy statement is qualified in its entirety by reference to the full text of the Jefferies Quarterdeck opinion.

      Jefferies Quarterdeck’s opinion was provided for the information and assistance of our board of directors in connection with its consideration of the transaction. The Jefferies Quarterdeck opinion addresses only the fairness to us, from a financial point of view, of the consideration to be received by us. The opinion does not address our underlying business decision to effect the transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the transaction. Further, the opinion addresses only the fairness as of the date of the opinion of the consideration to be received by us from a financial point of view and does not address any other aspect of the transaction (such as the supply agreement or the transition services agreement referenced in the agreement, even though our board of directors considered these other aspects in approving the transaction and in making its recommendation). The opinion does not address the value of our company or our viability as a going concern after the consummation of the transaction. In addition, Jefferies Quarterdeck did not opine as to the market value or the prices at which any of our securities may trade at any time in the future.

      Jefferies Quarterdeck’s opinion spoke only as of the date it was rendered, was based on the conditions as they existed and information with which it was supplied as of such date and was without regard to any market, economic, financial, legal, tax or other circumstances or event of any kind or nature which might exist or occur after such date. Unless otherwise noted, all of Jefferies Quarterdeck’s analyses were performed based on market information available as of July 2, 2004.

      In connection with its opinion, Jefferies Quarterdeck, among other things:

•	Reviewed a draft asset purchase agreement dated as of July 7, 2004 and participated in certain negotiations with Teledyne;

•	Reviewed certain financial and other information about our defense business that was publicly available or that we provided to Jefferies Quarterdeck, which included management’s adjustments to reflect its estimates of direct and indirect costs of operating our defense business on a stand-alone basis, including certain adjustments to the direct costs of the semiconductor components produced by our fabrication facility and utilized by our defense business. Such estimates may not be indicative of the amount of such costs that will actually be incurred by our defense business if the proposed asset sale is consummated;

•	Reviewed certain internal financial and operating information, including financial information and financial forecasts and projections for our defense business on a stand-alone basis that we provided to Jefferies Quarterdeck, taking into account (a) the growth prospects of our defense business and the various market segments in which it competes, (b) our defense business’s historical and current fiscal year financial performance, (c) our defense business’s forecasts going forward and its ability to meet them, and (d) certain of our defense business’s contracts and their effects on its business;

•	Met with our management regarding our defense business’s prospects, financial outlook and operating plans of our defense business and held discussions concerning the impact on our defense business and its prospects of the economy and our defense business’s industry, including the effect of the current economic environment;

•	Compared the valuation in the public market of companies in lines of business that Jefferies Quarterdeck deems similar to that of our defense business in market, services offered, and/or size;

•	Reviewed public information with respect to recent acquisition transactions that Jefferies Quarterdeck deems comparable to the transaction;

•	Performed a discounted cash flow analysis to analyze the present value of the future cash flow streams our management has indicated it expects our defense business to generate;

•	Performed a leveraged buyout analysis to value our defense business as if a financial sponsor purchased our defense business in a leveraged buyout transaction;

•	Performed comprehensive marketing of our defense business to potential buyers; and

•	Evaluated and assessed all indications of interest in our defense business received from third parties.

      In connection with its review, Jefferies Quarterdeck did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete, accurate and fair in all respects. With respect to the financial information, financial forecasts and other information with respect to our defense business, including any adjustments thereto, that Jefferies Quarterdeck reviewed, Jefferies Quarterdeck was advised, and assumed, that such forecasts and such other information were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management team as to our defense business’s future financial performance and such other information. Jefferies Quarterdeck was not requested to make, and did not make, an independent evaluation or appraisal of our defense business’s assets or liabilities (contingent or otherwise) or conduct a comprehensive physical inspection of any of our defense business’s assets, nor was Jefferies Quarterdeck furnished with any such evaluations or appraisals or reports of such physical inspections, nor has Jefferies Quarterdeck assumed any responsibility to obtain any such evaluations, appraisals or reports. Jefferies Quarterdeck relied on advice of our legal counsel and independent accountants as to all legal, tax and financial reporting matters with respect to our defense business and the asset purchase agreement and did not make any independent assessment of such matters. The Jefferies Quarterdeck opinion necessarily is based upon information available to Jefferies Quarterdeck as of the date of the opinion and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. In addition, Jefferies Quarterdeck assumed that the transaction would be consummated upon the terms set forth in the asset purchase agreement without material alteration thereof. Jefferies Quarterdeck assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the asset purchase agreement were true and correct, that each party would perform all of its covenants and agreements under the asset purchase agreement and that all conditions to the consummation of the transaction would be satisfied without waiver; that there would be no post-closing adjustments to the purchase price; that there is no event of default under any indenture or credit agreement to which we are a party; and all material assets and liabilities of our defense business were as set forth in financial statements we provided to Jefferies Quarterdeck.

      In preparing its opinion to our board of directors, Jefferies Quarterdeck performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Jefferies Quarterdeck believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying the Jefferies Quarterdeck opinion. No company or transaction used in the analysis performed by Jefferies Quarterdeck as a comparison is identical to our defense business or to the transaction. In addition, Jefferies Quarterdeck may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Jefferies Quarterdeck’s view of our defense business’s actual value. In performing its analyses, Jefferies Quarterdeck made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our defense business’s control. The analyses performed by Jefferies Quarterdeck are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than that suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Jefferies Quarterdeck’s analysis of the fairness, from a financial point of view, of the consideration to be received by us and were provided to our board of directors in connection with the delivery of the Jefferies Quarterdeck opinion.

      The following is a brief summary of the material analyses performed by Jefferies Quarterdeck in connection with the preparation of its opinion, and presented to our board of directors at its meeting held on July 7 and 8, 2004. References to revenue, EBIT and EBITDA of our defense business refer to such items derived from the historical and projected financial results of our defense business, as adjusted by management to reflect its estimates of the direct and indirect costs of operating our defense business on a stand-alone basis, which we refer to above and which were provided to Jefferies Quarterdeck by management. Certain of the summaries of the financial analyses include information presented in tabular format. In order to understand fully the material financial analyses used by Jefferies Quarterdeck, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

Comparable Company Analysis

      To provide contextual data and comparative market information, Jefferies Quarterdeck compared our selected historical operating and financial ratios to certain publicly traded firms operating in both the defense sector, as well as certain firms defined more as electronics and components manufacturing companies. These comparable companies consisted of:

•	Anaren, Inc.

•	Comtech Telecommunications Corp.

•	Crane Co.

•	EDO Corporation

•	Herley Industries, Inc.

•	Micronetics, Inc.

•	Teledyne Technologies Incorporated

      In conducting its analysis, Jefferies Quarterdeck compared, among other things, the enterprise value of our defense business implied by the consideration, consisting of $33.0 million in cash (subject to adjustment) and the assumption of approximately $1.8 million of specified liabilities related to the defense business (collectively, the “Transaction Consideration”), expressed as a multiple of latest twelve months (“LTM”), revenue; earnings before interest, taxes, depreciation and amortization (also referred to as “EBITDA”); and

earnings before interest and taxes (also referred to as “EBIT”) as of March 31, 2004. Jefferies Quarterdeck then compared these multiples to the respective trimmed mean, low, mean, median and high enterprise value multiples of the comparable companies implied by the public trading value of their common stock. The trimmed means were calculated by excluding the highest and lowest values for the comparable companies. Jefferies Quarterdeck reviewed information as of July 2, 2004 to calculate specified financial and operating information (as adjusted for one time or unusual items that were publicly disclosed), market values and trading multiples (as described below), and then compared our defense business’s financial and operating information as of March 31, 2004, with the corresponding financial and operating information, market values and multiples of the comparable companies.

      Although Jefferies Quarterdeck used these companies for comparative purposes, no company utilized in the Comparable Company Analysis is identical to our defense business. Accordingly, consideration of the results cannot be limited to a quantitative review of the mathematical analysis, such as determining the average or median, and involves complex considerations and judgments concerning differences in industry performance, general business, economic, market and financial conditions and other matters concerning the companies as well as our defense business.

		Implied
Enterprise Value	Financial	Transaction		Trimmed
as a Multiple of:	Metric(1)	Multiples		Mean		Low		Mean		Median		High

LTM Revenue	$19,690	1.8	x	1.7	x	0.7	x	1.7	x	1.3	x	2.8	x
LTM EBITDA	3,642	9.5		10.2		7.6		12.3		9.1		27.8
LTM EBIT	2,939	11.8		13.2		8.8		22.2		13.4		80.5
CY 2004 Revenue	—	—		1.3		0.7		1.4		1.2		2.3
CY 2004 EBITDA	—	—		8.8		7.2		9.0		8.7		11.5
CY 2004 EBIT	—	—		11.5		8.7		11.9		11.3		16.9

(1)	References to revenue, EBITDA and EBIT of our defense business refer to such items derived from the historical and projected financial results of our defense business, as adjusted by management to reflect its estimates of the direct and indirect costs of operating our defense business on a stand-alone basis, which we refer to above and which were provided to Jefferies Quarterdeck by management.

      Jefferies Quarterdeck selected a valuation multiple range between 9.1x and 10.2x enterprise value to LTM EBITDA, representing the range between the median and trimmed mean multiples of enterprise value to LTM EBITDA of the companies used for the Comparable Company Analysis, which resulted in an implied valuation range of $33.1 million to $37.1 million.

Precedent Transaction Analysis

      Using publicly available information, Jefferies Quarterdeck reviewed our defense business’s implied transaction multiples relative to the corresponding multiples of eleven precedent transactions from May 2003 through June 2004 in the defense electronics and components industry and related industries with enterprise values approximately corresponding to the enterprise value of our defense business implied by the Transaction Consideration. No transaction utilized as a comparison in the Precedent Transaction Analysis is identical to the transaction. Accordingly, consideration of the results cannot be limited to a quantitative review of the mathematical analysis, such as determining the mean or median, and involves complex considerations and judgments concerning differences in industry performance, general business, economic, market and financial conditions and other matters concerning the companies as well as our defense business. For each of these precedent transactions, Jefferies Quarterdeck calculated a multiple of LTM revenue and EBITDA to the enterprise value of each transaction (as available), as of the effective date of each transaction, and compared such multiples to the corresponding multiples implied by the transaction.

Date	Acquiror	Target

June 21, 2004	Ultra Electronics Holdings(1)	DNE Systems (Alpine Group)
June 14, 2004	L-3 Communications Corp.	Brashear LP
April 26, 2004	Smiths Group PLC	TRAK Communications
April 6, 2004	Cobham PLC	DTC Communications Inc.
December 31, 2003	Teledyne	Filtronic Solid State (Filtronic plc)
November 15, 2003	Remec Inc.	Paradigm Wireless Systems Inc.
September 30, 2003	L-3 Communications Corp.	Klein Associates Inc.
September 5, 2003	Cobham PLC(2)	Sea Tel Inc.
September 3, 2003	Aeroflex Incorporated	MCE Technologies, Inc.
July 31, 2003	Aeroflex Incorporated(3)	Racal Wireless Solution Group
May 23, 2003	Crane Co.	Signal Technology

(1)	This transaction was announced on June 21, 2004, but has not yet closed and become effective.

(2)	This transaction provided for contingent payments based on the occurrence of certain events. Jefferies Quarterdeck computed multiples for this transaction both with and without the contingent payments.

(3)	This transaction provided for contingent payments based on the occurrence of certain events. Jefferies Quarterdeck computed multiples for this transaction both with and without the contingent payments.

		Selected Transaction
		Multiples

		Implied
Enterprise Value	Financial	Transaction
as a Multiple of:	Metric(1)	Multiples		Mean		Median

LTM revenue	$19,690	1.8	x	1.2	x	1.1x
LTM EBITDA	3,642	9.5	x	9.1	x	9.3x

(1)	References to revenue and EBITDA of our defense business refer to such items derived from the historical and projected financial results of our defense business, as adjusted by management to reflect its estimates of the direct and indirect costs of operating our defense business on a stand-alone basis, which we refer to above and which were provided to Jefferies Quarterdeck by management.

      The average LTM EBITDA multiple of the eleven precedent transactions, using public data that was available, was 9.1x. From this, Jefferies Quarterdeck selected a range about the mean enterprise value to LTM EBITDA of 8.6x – 9.6x for the Precedent Transaction Analysis which resulted in an implied valuation range of $31.3 million to $35.0 million.

Discounted Cash Flow Analysis

      Using the operating projections provided to Jefferies Quarterdeck by our management Jefferies Quarterdeck performed a discounted cash flow analysis. The Discounted Cash Flow is calculated by taking the sum of the discounted present value of its unlevered free cash flows (before financing costs) over a forecast period and the discounted present value of our theoretical terminal, or residual, value at the end of the forecast period. The weighted average cost of capital discount rates ranging from 14.0% to 18.0% were based on estimates of our weighted average cost of capital. Jefferies Quarterdeck used a terminal value based on the low to median calendar year (“CY”) 2004 values derived by the publicly-traded comparables used in the Comparable Company Analysis.

      The Discounted Cash Flow Analysis resulted in an implied valuation range of $37.8 million to $50.0 million.

Leveraged Buyout Analysis

      Using the operating projections provided to Jefferies Quarterdeck by our management, Jefferies Quarterdeck performed an analysis to determine the potential Transaction Consideration, under current market conditions, that a purchaser in a leveraged buyout could theoretically pay for our defense business while earning targeted returns typical for a financial sponsor investing in the advanced technology industry. In performing this analysis, Jefferies Quarterdeck assumed that (i) the transaction closed as of March 31, 2004; (ii) a pro forma capital structure including (a) leverage multiples based on March 31, 2004 EBITDA, (b) total leverage of 4.0x EBITDA with terms consistent with market pricing and availability and (c) fiscal year 2008 exit multiples consistent with low to median CY 2004 values derived by the publicly-traded comparables used in the Comparable Company Analysis; (iii) financing and legal fees consistent with comparable transactions; and (iv) standard financial sponsor management fees.

      The Leveraged Buyout Analysis resulted in an implied valuation range of $33.6 million to $35.8 million, representing the range of values that a typical financial sponsor would be prepared to pay for an independent investment in the current environment.

Summary of Analyses

      Based on the analyses described above and certain qualitative considerations, Jefferies Quarterdeck noted that the Transaction Consideration was within the implied valuation range resulting from three of the analyses and below the range of the remaining analysis. In reaching its opinion, Jefferies Quarterdeck did not assign any particular weight to any one analysis or the results yielded by that analysis. Rather, having viewed these results in the aggregate, Jefferies Quarterdeck exercised its professional judgment in determining that, based on the aggregate of the analyses used and the results they yielded, the Transaction Consideration was fair, from a financial point of view, to us.

      Jefferies Quarterdeck believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analyses and, accordingly, also made qualitative judgments concerning differences between our characteristics, the transaction and the data selected for use in its analyses. Among other qualitative factors, Jefferies Quarterdeck considered certain operational characteristics of our defense business, such as the fact that it is a carve-out asset lacking certain business and infrastructure functions of a stand-alone company, and certain financial characteristics of our defense business, such as the fact that its financial data prepared by management and furnished to Jefferies Quarterdeck was based on theoretical calculations because of its nature as a carve-out asset and the treatment of certain shared resources in our financial statements.

      As described above, in connection with the approval of the transaction, our board of directors separately retained Jefferies Quarterdeck to render this opinion. Jefferies Quarterdeck received a fee of $275,000 from us for rendering its opinion and making the presentation referred to above. This latter fee is not contingent upon results of the transaction or the completion of any transaction involving us. Separately, Jefferies Quarterdeck will receive a fee of $375,000 plus 1% of that part of the Transaction Consideration greater than $20 million, but less than $23 million plus 4% of that part of the Transaction Consideration greater than $23 million. This fee is contingent upon the completion of a transaction as described in our engagement letter with Jefferies Quarterdeck. In addition, Jefferies Quarterdeck has already received a $50,000 advisory fee from us. The terms of both Jefferies Quarterdeck’s engagement letter and its fairness opinion engagement letter, which are customary in transactions of this nature, were negotiated at arm’s length between Jefferies Quarterdeck and us. In addition under both engagements, we have agreed to reimburse Jefferies Quarterdeck for its out-of-pocket expenses, including attorney’s fees, incurred in connection with its engagement and to indemnify Jefferies Quarterdeck and certain related persons against any liabilities and expenses arising out of or in conjunction with its rendering of services pursuant to its engagement, except if such liabilities are found in a final court judgment to be the direct result of Jefferies Quarterdeck’s gross negligence, bad faith or willful misconduct.

Interests of Our Directors and Executive Officers in the Proposed Asset Sale

      In considering the recommendation of our board of directors with respect to the sale of our defense business, our shareholders should be aware that certain of our directors and executive officers have interests in the sale of our defense business that may differ from the interests of our shareholders. Our board of directors was aware of these interests and considered them, among other factors, in approving and recommending the sale of our defense business.

      We have in effect change of control and severance agreements with Tamer Husseini and Margaret Smith, our Chief Executive Officer and Chief Financial Officer, respectively. In the event of an involuntary termination three months prior to or 24 months following a change of control, these agreements provide for, among other things, lump sum salary payments and annual bonuses and acceleration of unvested options. We note that the proposed asset sale could be deemed to be a change of control as described in these agreements, but an involuntary termination would need to occur to trigger a payment thereunder. These agreements are described more fully under “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” below.

      Richard G. Finney, our Vice President, Subsystems Division, has entered into a two-year employment agreement with Teledyne subject to and effective upon the close of the transaction to employ him as Vice President of Business Development. The employment agreement provides that Mr. Finney will have a base annual salary of at least $175,000 and will be entitled to participate in Teledyne Technologies’ annual incentive bonus plan at a minimum target of 35% of his base salary for the year (to be prorated for 2004 based upon the number of full months between the effective date of the agreement and December 31, 2004 divided by 12) and other executive compensation and benefit programs applicable to similarly-situated employees. Under the employment agreement, Teledyne is also obligated to provide an automobile commensurate with Mr. Finney’s position and consistent with Teledyne’s automobile policy. Mr. Finney is subject to certain confidentiality, non-competition, and non-solicitation requirements and restrictions during the term of his employment under the employment agreement and, in some circumstances, thereafter. Teledyne may terminate the agreement for cause without any further obligations to Mr. Finney other than payment for outstanding amounts not previously paid.

      In addition, our board of directors has approved a cash bonus of $150,000 to Mr. Finney, payment of which is contingent upon the closing of the proposed asset sale.

Material United States Federal Income Tax Consequences of the Proposed Asset Sale

      The following discussion summarizes the material United States federal income tax consequences to us of the sale of our defense business. In addition, this discussion summarizes the material United States federal income tax consequences to our shareholders of the proposed distribution of a portion of the proceeds from the sale following the closing of the transaction. Our shareholders should be aware that the following discussion does not deal with all federal income tax considerations that may be relevant to such shareholders in light of their particular circumstances, including but not limited to shareholders who are foreign persons. In addition, the following discussion does not address the tax consequences of the sale of our defense business or the proposed distribution under foreign, state or local tax laws and does not address the tax consequences of transactions occurring prior to or after the sale of our defense business other than the proposed distribution (whether or not such transactions are in connection with the sale of our defense business).

      You are urged to consult your own tax advisors as to the specific tax consequences of the sale of our defense business and the proposed distribution of a portion of the proceeds from such sale to our shareholders, including tax return reporting requirements, the applicability and effect of federal, state, local and foreign tax laws, and the effect of any proposed changes in such laws.

      The following discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a position contrary to that presented in the following discussion. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the sale of our defense business to us or the proposed distribution to our shareholders.

Federal Income Tax Consequences to Us of the Proposed Asset Sale

      As a result of the sale of our defense business, we will sell certain of our assets relating to our defense business to Teledyne in exchange for approximately $33.0 million. This amount, plus the amount of any liabilities assumed by Teledyne that are required to be capitalized for tax purposes, will be allocated among all of our assets that are sold to Teledyne. We will recognize gain or loss on each of the assets sold in an amount equal to the difference between the sales price allocated to that asset and our tax basis in such asset.

      We do not believe the transaction will result in substantial federal or state corporate income tax liability (including alternative minimum tax) because we anticipate that our taxable gain resulting from the sale of our defense business will be substantially offset for income tax purposes by operating losses, including losses from prior years. However, tax authorities may disagree with our determination of our available operating losses, or our operating losses could be less than anticipated, which may increase our income tax liability as a result of the sale of our defense business.

Federal Income Tax Consequences of the Proposed Distribution

      As described above, we intend to distribute a substantial portion of the proceeds from the sale of our defense business to our shareholders by means of a cash dividend following the closing. The amount of proceeds, if any, that may be distributed to the shareholders has not yet been determined.

      If we declare and make a distribution of some or all of the proceeds from the sale of our defense business, the portion of such distribution you receive will be characterized as a taxable dividend to the extent of our current or accumulated earnings and profits. Dividends are currently taxed at a maximum rate of 15%. To the extent that the amount of the distribution exceeds our current or accumulated earnings and profits, the distribution will be treated as a non-taxable return of capital to the extent of your adjusted tax basis in your company capital stock, and gain will be recognized to the extent that the amount you receive in the distribution exceeds your tax basis in your shares. If you hold your company capital stock as a capital asset, the gain will generally be capital gain. Capital gain will be long-term if your holding period for your shares is more than one year. Loss is not permitted to be recognized. While a final determination cannot be made until the end of the taxable year in which the distribution is paid, we anticipate that, as a result of our receipt of the proceeds from the sale of our defense business, it will have current earnings and profits for the tax year that includes the date of the distribution. As a result, all or a portion of a distribution made to you will likely be taxable as a dividend. You should consult your own tax advisor regarding the tax treatment of any such distribution given your particular circumstances.

Information Reporting and Backup Withholding

      You will be subject to information reporting with respect to any cash received in the distribution and may also be subject to backup withholding at a rate of 28%. Any amount withheld with respect to a shareholder under such rules is not an additional tax and may be refunded or credited against such shareholder’s United States federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

Accounting Treatment of the Proposed Asset Sale

      We expect to account for the proposed asset sale as a sale of certain assets and certain liabilities, in accordance with accounting principles generally accepted in the United States. In the period in which we complete the proposed asset sale, we expect to recognize a gain in the amount of the difference between the sales price and the aggregate book value of the net assets that we are selling to Teledyne.

No Regulatory Requirements for the Proposed Asset Sale

      We do not require any material regulatory approvals to complete the proposed asset sale.

No Dissenters’ Rights in Connection with the Proposed Asset Sale

      Our shareholders will not be entitled to dissenter’s rights in connection with, or as a result of, the proposed asset sale.

Financial Information

Selected Historical Consolidated Financial Data

      The following tables set forth selected historical financial data for Celeritek as of the dates and for the periods indicated. The consolidated operations data and the consolidated balance sheet data for fiscal years 2000 through 2004 have been derived from our audited consolidated financial statements included in our filings on Form 10-K for each of the respective periods. The consolidated operations data for the three months ended June 30, 2004 and the consolidated balance sheet data as of June 30, 2004 have been derived from our unaudited consolidated financial statements included on our Form 10-Q for the quarter ended June 30, 2004.

	Fiscal Years Ended March 31,					Three Months
						Ended
	2000	2001	2002	2003	2004	June 30, 2004

						(unaudited)
	(In thousands, except for per share data)
Consolidated Statement of Operations
Net sales	$48,211	$85,062	$57,050	$49,423	$29,928	$8,001
Gross profit	8,373	7,580	5,211	10,322	7,753	3,010
Loss from operations	(7,154)	(15,695)	(24,592)	(17,975)	(17,691)	(808)

Net loss	$(6,824)	$(10,602)	$(22,618)	$(17,027)	$(15,980)	$(965)

Basic and diluted net loss per share	$(0.88)	$(0.94)	$(1.87)	$(1.39)	$(1.28)	$(0.08)

Shares used in net loss per share calculation:
Basic and diluted	7,736	11,272	12,076	12,285	12,460	12,856

      Fiscal 2004 results of operations include a $4.5 million special charge for equipment impairments, a building lease impairment and severance costs that resulted from our decision to exit the wireless handset power amplifier market, partially offset by $0.2 million in proceeds received in fiscal 2004 from the sale of equipment impaired in fiscal 2002.

      Fiscal 2003 results of operations include a charge of approximately $4.4 million of in-process research and development and $2.8 million of special charges. Net loss includes a $0.4 million strategic investment write-down.

      Fiscal 2002 results of operations include a fixed asset impairment charge of approximately $11.0 million. Net loss includes a $1.7 million strategic investment write-down.

      Fiscal 2001 results of operations include a fixed asset impairment charge of approximately $1.3 million. Net loss includes a write-down of short-term investments of $0.5 million.

	At March 31,
						At June 30,
	2000	2001	2002	2003	2004	2004

						(unaudited)
	(In thousands)
Consolidated Balance Sheet Data
Total assets	$63,655	$170,525	$139,688	$122,460	$46,766	$41,894
Long-term obligations	636	5,578	6,015	2,919	—	—

     Unaudited Pro Forma Condensed Consolidated Financial Information of Celeritek, Inc.

      The following unaudited pro forma condensed consolidated financial statements were prepared after the execution of the asset purchase agreement and give effect to the sale of our defense business to Teledyne pursuant thereto, in exchange for $33.0 million in cash (subject to a working capital adjustment) and the assumption of specified liabilities related to our defense business. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 gives effect to the proposed asset sale as if it occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2004 and the quarter ended June 30, 2004 give effect to the proposed asset sale as if it occurred on April 1, 2003.

      The pro forma adjustments presented below reflect the removal of the assets that Teledyne will purchase from us and the liabilities that Teledyne will assume from us in the proposed asset sale, as well as the elimination of the revenues and direct costs of our defense business. The pro forma adjustments presented below do not reflect any elimination of indirect costs and expenses, such as those that are attributable to centralized functions that our defense business may have utilized but that we will retain in connection with the proposed asset sale (e.g., expenses associated with our fabrication facility). The pro forma adjustments are based on preliminary estimates, currently available information and certain assumptions that we believe are reasonable. The unaudited pro forma financial information presented herein is being presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that we would have obtained had we completed the proposed asset sale as of the dates assumed, or of our future results.

      The unaudited pro forma condensed consolidated financial statements presented herein should be read in conjunction with our historical condensed consolidated financial statements and the related notes that are included in our Annual Report on Form 10-K for the year ended March 31, 2004. See “Where You Can Find More Information” elsewhere in this proxy statement.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	June 30, 2004

	Celeritek	Pro Forma
	Consolidated	Adjustments
	Historical	(a)	Pro Forma

	(In thousands, except share amounts)
Assets
Current assets:
Cash and cash equivalents	$8,123	$26,500	$34,623
Short-term investments	15,463	—	15,463
Accounts receivable, net	5,306	(2,881)	2,425
Inventories	2,991	(2,159)	832
Prepaid expenses and other current assets	936	(51)	885

Total current assets	32,819	21,409	54,228
Property and equipment, net	5,317	(1,574)	3,743
Strategic investments	2,504	—	2,504
Other assets	1,254	—	1,254

Total assets	$41,894	$19,835	$61,729

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,409	$—	$2,409
Accrued payroll	1,393	(748)	645
Accrued liabilities	3,119	(609)	2,510
Current portion of long-term debt	716	(113)	603
Current obligations under capital leases	168	(3)	165

Total current liabilities	7,805	(1,473)	6,332
Shareholders’ equity (12,855,962 common and no preferred shares outstanding)	34,089	21,308	55,397

Total liabilities and shareholders’ equity	$41,894	$19,835	$61,729

See accompanying notes to unaudited pro forma condensed consolidated financial information

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Fiscal Year Ended
	March 31, 2004

	Celeritek	Pro Forma
	Consolidated	Adjustments
	Historical	(b)	Pro Forma

Net sales	$29,928	$19,690	$10,238
Cost of goods sold	22,175	11,555	10,620

Gross profit	7,753	8,135	(382)
Operating expenses:
Research and development	9,288	2,356	6,932
Selling, general, and administrative	8,182	1,495	6,687
Costs related to shareholder and strategic actions	3,412	—	3,412
Special charges	4,305	—	4,305
Amortization of intangible assets	257	—	257

Total operating expenses	25,444	3,851	21,593

Loss from operations	(17,691)	4,284	(21,975)
Impairment of strategic investments	—	—	—
Interest income and other	2,125	—	2,125
Interest expense	(414)	—	(414)

Loss before income taxes	(15,980)	4,284	(20,264)
Provision (benefit) for income taxes	—	—	—

Net income (loss)	$(15,980)	$4,284	$(20,264)

Basic and diluted net loss per share	$(1.28)	$0.34	$(1.63)

Shares used in net loss per share calculation
Basic and diluted	12,460	12,460	12,460

See accompanying notes to unaudited pro forma condensed consolidated financial information

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three Months Ended June 30, 2004

	Celeritek	Pro Forma
	Consolidated	Adjustments
	Historical	(b)	Pro Forma

Net sales	$8,001	$4,725	$3,276
Cost of goods sold	4,991	2,960	2,031

Gross profit	3,010	1,765	1,245
Operating expenses:
Research and development	1,793	778	1,015
Selling, general, and administrative	2,025	448	1,577
Costs related to shareholder and strategic actions	—	—	—
Special charges	—	—	—
Amortization of intangible assets	—	—	—

Total operating expenses	3,818	1,226	2,592

Loss from operations	(808)	539	(1,347)
Impairment of strategic investments	(237)	—	(237)
Interest income and other	166	—	166
Interest expense	(86)	—	(86)

Loss before income taxes	(965)	539	(1,504)
Provision (benefit) for income taxes	—	—	—

Net income (loss)	$(965)	$539	$(1,504)

Basic and diluted net loss per share	$(0.08)	$0.04	$(0.12)

Shares used in net loss per share calculation
Basic and diluted	12,856	12,856	12,856

See accompanying notes to unaudited pro forma condensed consolidated financial information

     Notes to Unaudited Pro Forma Condensed Consolidated Financial Information of Celeritek, Inc.

Note 1.     Basis of Presentation

      On July 8, 2004, we entered into an asset purchase agreement and other related agreements with Teledyne, under which we agreed to sell our defense business to Teledyne for $33.0 million in cash (subject to a working capital adjustment) and the assumption of specified liabilities related to our defense business.

      The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 gives effect to this proposed asset sale as if it occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2004 and the quarter ended June 30, 2004 give effect to this proposed asset sale as if it occurred on April 1, 2003.

Note 2.	Pro Forma Adjustments

      Adjustments to present the unaudited pro forma condensed consolidated financial statements are set forth below. The pro forma adjustments only give effect to amounts that are directly attributable to the proposed asset sale:

a. These adjustments reflect the removal from our balance sheet of the assets purchased and the liabilities assumed by Teledyne under the terms of the asset purchase agreement as if the sale occurred on June 30, 2004. The debt and capital leases were subsequently paid in full and will not be assumed by Teledyne.

b. These adjustments reflect the elimination of the revenue and direct costs of our defense business as if the proposed asset sale had occurred on April 1, 2003. The pro forma income statement does not include the impact of the proposed asset sale to our net income.

     Unaudited Historical Condensed Financial Information of the Subsystem Defense Business

      The following Unaudited Condensed Statements of Net Assets present the assets related to our defense business that we will sell, and the liabilities that we will assign, to Teledyne in connection with the proposed asset sale as of March 31, 2003 and 2004. The debt and capital leases reflected in the Statements of Net Assets were repaid in full in July 2004.

      The following Unaudited Condensed Subsystems Defense Statements of Revenue and Direct Costs present the net sales and direct costs and expenses of our subsystems business for our fiscal years ended March 31, 2002, 2003 and 2004. These financial statements reflect the results of our subsystems business for the periods presented, which included sales of our GaAs-based subsystems into the wireless communications infrastructure market and the defense market. In 2001, the wireless infrastructure markets experienced a major decline as a result of the overall slowdown in the economy, overcapacity in the wireless infrastructure markets and excess inventory levels. As a result, we refocused our design and marketing efforts for our GaAs-based subsystem products on the defense markets. We currently derive substantially all of our GaAs-based subsystems revenue from defense customers. We are proposing to sell the assets related to the GaAs-based subsystem product line to Teledyne in the asset sale transaction described in this proxy statement.

      We have not historically collected separate financial data for our semiconductor components business and our GaAs-based subsystem defense business. As a result, the financial statements below include only the direct costs of our defense business and do not reflect the operation of our defense business on a stand-alone basis or any adjustments that would estimate the results of our defense business if it was operated as a stand-alone entity or by a third party. For example, a significant portion of our overhead expense is related to our GaAs fabrication facility and related functions, which supports both of our businesses. We will retain this facility following the completion of the proposed asset sale and the financial statements below do not reflect any allocation of the costs and expenses of operating this facility to our defense business, which is an indirect cost of our defense business, and also do not reflect any adjustment to the direct costs of the semiconductor components produced by this facility and utilized by our defense business.

      For purposes of the following historical statements, the direct cost of goods sold includes direct material and labor costs and manufacturing overhead costs that were directly related to the production of the subsystem products, but does not include the cost of the fabrication facility. The direct operating expenses include research and development costs directly related to the design of subsystem products, but does not include the research and development costs related to semiconductor devices incorporated into the subsystem products. The direct operating costs also include selling expenses directly attributable to the subsystem products.

Subsystem Defense

Unaudited Condensed Statements of Net Assets

	March 31,

	2004	2003

	(In thousands)
Assets:
Current assets:
Accounts receivable, net	$3,864	$2,577
Inventories	1,666	1,780
Prepaid expenses	42	42

Total current assets	5,572	4,399
Property and equipment, net	1,157	1,116

Total assets	$6,729	$5,515
Liabilities:
Current liabilities:
Accrued payroll	$856	$640
Accrued liabilities	827	389
Current portion of long-term debt	215	401
Current obligations under capital leases	88	366

Total current liabilities	1,986	1,796
Long-term debt, less current portion	0	228
Noncurrent obligation under capital leases	0	526

Total liabilities	$1,986	$2,550
Net assets	$4,743	$2,965

Unaudited Condensed Subsystem Defense Statements of Revenue and Direct Costs

	March 31,

	2004	2003	2002

	(In thousands)
Defense net sales	$19,125	$19,085	$20,534
Commercial net sales	565	1,040	6,160

Total subsystem net sales	19,690	20,125	26,694
Direct costs and expenses
Cost of goods sold	11,555	11,984	21,116
Research and development	2,356	1,910	1,674
Selling	1,495	1,382	1,839

Total direct costs and expenses	15,406	15,276	24,629
Excess of revenues over direct costs and expenses	$4,284	$4,849	$2,065

Transaction Agreements Relating to the Proposed Asset Sale

      We have entered into the following transaction agreements with Teledyne in connection with the proposed asset sale:

•	An Asset Purchase Agreement, dated as of July 8, 2004;

•	A Supply Agreement, dated as of July 8, 2004; and

•	A Real Property License Agreement, dated as of July 8, 2004.

      In addition, if we complete the proposed asset sale, we will enter into a transition services agreement and one or more novation agreements with Teledyne.

      Finally, our directors and the investment funds that they represent and which hold shares of our common stock have entered into voting agreements with Teledyne.

      The material terms of the foregoing transaction agreements are summarized below.

The Asset Purchase Agreement

      The following is a description of the material terms of the asset purchase agreement. The following description does not purport to describe all of the terms and conditions of the asset purchase agreement. The full text of the asset purchase agreement is attached to this proxy statement as Annex A and is incorporated by reference. You are urged to read the asset purchase agreement in its entirety because it is the legal document that governs the terms and conditions of the proposed asset sale.

Transferred Assets

      We are proposing to sell our defense business by transferring to Teledyne all of the assets that we own or license, and that we use in the operation or conduct of, that business. Under the terms of the asset purchase agreement, the transferred assets will include:

•	all of our machinery, equipment, hardware, software, supplies and other tangible property that are primarily related to our defense business;

•	all of our contracts that are primarily related to our defense business;

•	all of our permits, licenses, certifications and other governmental authorizations and approvals, including licenses to export the products that are included among the transferred assets, that are primarily related to our defense business and that are transferable to Teledyne under applicable law;

•	all of our intellectual property rights (including patents, inventions, trade secrets, copyrights, designs, databases, domain names and software) in, to or embodied in the products and substrate designs that are included among the transferred assets;

•	all of our technology in the products and substrate designs that are included among the transferred assets;

•	all of our books and records, ledgers, files, documents, correspondence, lists, drawings, creative, material, advertising and promotional materials, studies, reports, customer lists, sales data, product documentation and other printed or written materials that are primarily related to our defense business;

•	all of our claims, actions or suits, judgments, causes of action or other rights of any nature that are primarily related to our defense business (other than tax refunds), and all of our rights to recover damages for the breach, infringement or misappropriation of any of the transferred assets;

•	all of our notes, debentures and accounts receivable that are primarily related to our defense business;

•	certain of our advance payments, prepaid items and expenses and deferred charges that are primarily related to our defense business;

•	all of our other current assets that are primarily related to our defense business; and

•	all of our goodwill and going concern value arising out of our defense business.

     Excluded Assets

      Under the terms of the asset purchase agreement, Teledyne will not acquire any of our assets other than the transferred assets described above. Specifically, Teledyne will not acquire:

•	any of our right, title and interest in and to any real property, whether owned or leased by us (except as provided in the real property license agreement described below);

•	any of our right, title and interest in and to any insurance policies, whether or not related to our defense business or the transferred assets described above; and

•	any of our right, title and interest in and to our employee benefit plans and the assets of those plans.

Assumed Liabilities

      Under the terms of the asset purchase agreement, Teledyne will assume all of our liabilities and other obligations arising on or after the completion of the proposed asset sale which are related to the transferred assets described above, the products that are included among the transferred assets described above, or our defense business. The liabilities and other obligations that Teledyne will assume from us in connection with the proposed asset sale include:

•	all current liabilities of our defense business, totaling approximately $1.8 million, that are reflected on or reserved against in a working capital statement that we will deliver to Teledyne at the completion of the proposed asset sale;

•	our severance obligations to those employees identified by us as primarily employed by the defense business to whom Teledyne does not offer employment, or those employees who receive and reject offers of employment, by Teledyne in connection with the proposed asset sale, subject to certain limitations; and

•	our obligations to pay sales commissions to third party sales representatives in connection with sales of products that are included among the transferred assets described above.

     Excluded Liabilities

      Under the terms of the asset purchase agreement, Teledyne will not assume any of our liabilities or other obligations other than the assumed liabilities described above. Specifically, Teledyne will not assume:

•	any of our liabilities arising prior to the completion of the proposed asset sale under the contracts that are included among the transferred assets described above;

•	any of our liabilities arising prior to the completion of the proposed asset sale out of or related to the products that are included among the transferred assets described above;

•	except as otherwise provided in the real property license agreement described below, any of our liabilities arising out of or related to our ownership or use of any facility owned, leased or operated by us, including our Santa Clara, California facilities;

•	any of our liabilities that we incur prior to the completion of the proposed asset sale and arise out of or relate to any of our employees who are being hired by Teledyne in connection with the proposed asset sale;

•	any of our liabilities arising out of or related to our employee benefit plans, except for certain severance obligations described above;

•	any of our liabilities for taxes for any taxable periods, or portions thereof, ending on or before the completion of the proposed asset sale, except for certain straddle period taxes which would be prorated between us and Teledyne as described below; and

•	any of our liabilities arising out of or related to any reports, schedules, forms or registration statements that we file with the Securities and Exchange Commission.

Purchase Price

      Teledyne has agreed to pay $33,000,000 in cash for our defense business. In addition, if the net working capital of our defense business at the completion of the proposed asset sale exceeds $3,808,013, then Teledyne has agreed to pay us the difference. However, if the net working capital of our defense business at the completion of the proposed asset sale is less than $3,808,013, we must pay back to Teledyne the difference. Under the terms of the asset purchase agreement, the net working capital of our defense business means:

•	the total current assets of our defense business, other than cash and cash equivalents and non-payroll tax related assets, less

•	the total current liabilities of our defense business, other than non-payroll tax related liabilities.

Representations and Warranties

      Our Representations and Warranties. Under the asset purchase agreement, we made certain customary representations and warranties to Teledyne, including representations and warranties related to:

•	our corporate organization and good standing and other similar corporate matters;

•	our corporate power and authority to enter into the transaction agreements and complete the proposed asset sale;

•	the enforceability of the transaction agreements related to the proposed asset sale;

•	the authorizations, approvals and consents that we are required to obtain in connection with the transaction agreements and the completion of the proposed asset sale;

•	the absence of any conflict between the transaction agreements and the completion of the proposed asset sale and our articles of incorporation and bylaws, contracts to which we are a party, and judgments and laws that apply to us;

•	our valid title to the tangible property that is included among the transferred assets described above;

•	inventories that are included among the transferred assets described above;

•	contracts that are included among the transferred assets described above;

•	our valid title to the intellectual property rights embodied in the products that are included among the transferred assets described above;

•	the validity of the accounts receivables that are included among the transferred assets described above;

•	certain employee benefit matters relating to our employees who will be hired by Teledyne in connection with the proposed asset sale;

•	pending or threatened litigation affecting our defense business or the transferred assets described above;

•	certain tax matters relating to our defense business and the transferred assets described above;

•	certain environmental matters relating to our defense business and the transferred assets described above;

•	the sufficiency of the transferred assets to conduct our defense business in the manner that we currently conduct it;

•	the accuracy of certain information that we provided to Teledyne in connection with the proposed asset sale;

•	the accuracy of the working capital statement that we provided to Teledyne in connection with the proposed asset sale;

•	the operations of our defense business since March 31, 2004;

•	the absence of any fact, change, development, event, effect, condition or occurrence since March 31, 2004 that has had, or could reasonably be expected to have, a material adverse effect on the transferred assets described above, taken as a whole, our ability to perform our obligations under the transaction agreements or our ability to complete the proposed asset sale;

•	our compliance with applicable laws relating to our defense business;

•	our employment of brokers, advisors or intermediaries entitled to a fee or commission in connection with the proposed asset sale;

•	product warranties that we have provided to customers of the products that are included among the transferred assets described above;

•	suppliers to, customers of and resellers to our defense business;

•	transactions between us and our affiliates or related parties;

•	the accuracy of information that we will file with the Securities and Exchange Commission (or any other governmental authority) in connection with the proposed asset sale;

•	our board of director’s approval of the transaction agreements and the proposed asset sale, as well as our shareholder recommendation regarding the proposed asset sale; and

•	the delivery of an opinion by our financial advisor regarding the fairness to us, from a financial point of view, of the consideration provided for in the asset purchase agreement.

      Teledyne’s Representations and Warranties. Under the asset purchase agreement, Teledyne made certain customary representations and warranties to us, including representations and warranties related to:

•	its corporate organization and good standing, and other similar corporate matters;

•	its corporate power and authority to enter into the transaction agreements and complete the proposed asset sale;

•	the enforceability of the transaction agreements related to the proposed asset sale;

•	the authorizations, approvals and consents that it is required to obtain in connection with the transaction agreements and the completion of the proposed asset sale;

•	the absence of any conflict between the transaction agreements and the completion of the proposed asset sale and its certificate of incorporation and bylaws, contracts to which it is a party, and judgments and laws that apply to it;

•	the sufficiency of its funds to complete the proposed asset sale;

•	the employment of brokers, advisors or intermediaries entitled to a fee or commission in connection with the proposed asset sale; and

•	the accuracy of information that we will file with the Securities and Exchange Commission (or any other governmental authority) relating to it in connection with the proposed asset sale.

     Covenants

      Under the terms of the asset purchase agreement, we have agreed that, at all times prior to the completion of the proposed asset sale, we will:

•	carry on our defense business in the usual, regular and ordinary course, in substantially the same manner as we currently conduct it, and in material compliance with all applicable laws;

•	pay all of our debts that would otherwise constitute assumed liabilities under the asset purchase agreement when they are due;

•	preserve intact the present business organization of our defense business using commercially reasonable efforts, consistent with past practices and policies;

•	keep available the services of our employees who will be hired by Teledyne in connection with the proposed asset sale using commercially reasonable efforts, consistent with past practices and policies; and

•	preserve our relationships with our customers, suppliers, distributors, licensors, licensees and other persons with whom we have significant business dealings relating to our defense business using commercially reasonable efforts, consistent with past practices and policies.

      We have also agreed that, at all times prior to the completion of the proposed asset sale, we will not, in each case insofar as our defense business is concerned:

•	divest, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to divest, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, any of the transferred assets describe above, except for sale of tangible property in the ordinary course of business or the incurrence of certain permitted encumbrances;

•	increase the compensation or employee benefits of those employees who will be hired by Teledyne in connection with the proposed asset sale;

•	modify, amend or terminate any contract that is included among the transferred assets described above, or enter into any new contracts or agreements with respect to our defense business involving payments in excess of $100,000 in the aggregate, other than in the ordinary course of business;

•	make any change to the accounting methods, principles or practices of our defense business, except as may be required by United States generally accepted accounting principles;

•	enter into any settlement agreements involving payments in excess of $50,000 in the aggregate or which would restrict our defense business with respect to any pending or threatened litigation or claim relating to it;

•	make any capital expenditure related to our defense business in excess of $100,000 in the aggregate;

•	make any material change in the methods of manufacture, management or operation of our defense business;

•	make any capital investment in, any loan to, or any acquisition of the securities or assets of any other person that would be included among the transferred assets describe above;

•	to the extent related to our defense business or the transferred assets described above, incur or assume any long-term or short-term debt or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person; or

•	authorize or agree to take any of the foregoing actions.

     No Solicitation of Competitive Proposals

      Under the terms of the asset purchase agreement, we have agreed to immediately cease any discussions with any third party (other than Teledyne) with respect to any sale of our defense business. In addition, we have agreed not to take any action that is intended to facilitate any inquiries or the making of any offer for, or proposed transfer of, all or a portion of the transferred assets described above or our defense business by a person other than Teledyne (other than any offer for, or proposed transfer of, any inventory comprising part of the transferred assets described above in the ordinary course of business), or participate in any discussions or negotiations regarding the foregoing, directly or indirectly or through our officers, directors, affiliates or representatives.

      Except as specifically permitted, we have agreed that our board of directors will not, in a manner adverse to Teledyne, withdraw or modify its recommendation in favor of the approval of the proposed asset sale, and will not approve or recommend any offer for, or proposed transfer of, all or a portion of the transferred assets described above (other than inventory comprising part of the transferred assets described above in the ordinary course of business) or our defense business by a person other than Teledyne, or cause us to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any of the foregoing.

      Notwithstanding the foregoing restrictions, nothing in the asset purchase agreement prevents our board of directors from withdrawing or modifying its recommendation in favor of the approval of the proposed asset sale at any time prior to the time at which our shareholders have duly approved the proposed asset sale under applicable law, if:

•	we receive (under circumstances that do not arise out of a breach of the asset purchase agreement) an unsolicited bona fide written offer from a third party to consummate a proposed transfer of all or a portion of the transferred assets described above (other than a proposed transfer of any inventory comprising part of the transferred assets described above in the ordinary course of business) or our defense business on terms that our board of directors determines in good faith, after consulting with its financial advisor and taking into account the purchase price (which must be greater than the consideration to be paid by Teledyne in connection with the proposed asset sale) and other terms, conditions and aspects of such proposal to be more favorable to our shareholders than the terms of the proposed asset sale to Teledyne, and such proposal has not been withdrawn; and

•	our board of directors determines in good faith, after considering applicable law and after consulting with its outside counsel, that, in light of the foregoing proposal, the withdrawing or modifying of its recommendation is consistent with its fiduciary duties to our shareholders under applicable law.

      In addition, nothing in the asset purchase agreement prohibits our board of directors from taking actions to comply with our obligations under Rules 14e-2(a) and 14d-9 under the Securities Exchange Act of 1934, as amended, or making any disclosure that is required to enable our board of directors to comply with its fiduciary duty of candor to our shareholders under applicable law.

      Under the terms of the asset purchase agreement, we have also agreed to promptly advise Teledyne, both orally and in writing, of any offer for, or proposed transfer of, all or a portion of the transferred assets described above (other than inventory comprising part of the transferred assets described above in the ordinary course of business) or our defense business by a person other than Teledyne (whether or not such proposal meets the criteria described in the first bullet point above), and the material terms and conditions of such offer or proposal, including the identity of the third party making it, as well as any request for our confidential information, whether in connection with the receipt of any offer or proposal of the nature describe above.

     Non-Competition Agreements

      Under the terms of the asset purchase agreement, we have agreed that, for a period of four years following the completion of the proposed asset sale, we will not directly or indirectly:

•	engage in, manage or direct any persons engaged in any business competitive with or directly related to our defense business;

•	acquire or have an ownership interest in any entity that derives revenues from any business in competition with our defense business; or

•	participate in the management or control of any entity or business that derives revenues from any business in competition with our defense business;

anywhere in the world where we currently conduct our defense business, including the United States, the European Union, Israel, Japan and Korea.

      We and Teledyne have further agreed that the foregoing restrictions prevent us from engaging in the sale of connectorized and/or hermetic modules that are functionally equivalent to those products that are included among the transferred assets described above, including, for example, power amplifiers, low noise amplifiers and multifunctional modules.

     Non-Solicitation of Transferred Employees

      Under the terms of the asset purchase agreement, we have agreed that, for a period of two years following the completion of the proposed asset sale, we will not hire, or directly or indirectly solicit, encourage or take any other action that is intended to induce, influence or encourage any of our employees who accept employment with Teledyne in connection with the proposed asset sale to terminate his or her employment relationship with Teledyne.

      However, the foregoing prohibitions do not apply to solicitations or employment resulting from general advertisements appearing in newspapers, trade journals or other media not targeted toward Teledyne’s employees. Furthermore, if Teledyne terminates the employment of any of the employees described above following the completion of the proposed asset sale, then we may hire, or take any other action that is intended to solicit or encourage, any of those employees.

     Employee Matters

      Under the terms of the asset purchase agreement, Teledyne has agreed that, prior to the completion of the proposed asset sale, it will make employment offers to those employees identified by us as working in our defense business. Those employment offers will be effective and contingent upon the completion of the proposed asset sale. Teledyne has further agreed that such transferred employees would be permitted to participate in (subject to the terms of) its benefit plans, other than its defined benefit pension and severance plans. We have agreed to amend our 401(k) plan to allow the employees of the defense business who have loans with such plan to roll those loans, together with their account balances, over into Teledyne’s 401(k) plan.

      The terms of the asset purchase agreement do not prohibit Teledyne from terminating the employment of any transferred employee following the completion of the proposed asset sale. However, Teledyne has agreed to assume certain of our severance obligations under our severance policy with respect to the transferred employees. In particular, Teledyne has agreed to fully assume our severance obligations with respect to specified key employees. Teledyne has also agreed to assume our severance obligations to those employees identified by us as working in our defense business if Teledyne does not make an offer of employment to such employee in connection with the proposed asset sale. In the event that one or more of such employees (other than key employees) refuses Teledyne’s offer of employment, Teledyne has agreed to assume our severance obligations with respect to those employees up to an aggregate amount of $50,000. We will be responsible for any severance payments to those employees that exceed $50,000 in the aggregate.

     Tax Matters

      Under the terms of the asset purchase agreement, we have agreed to prepare, file and make payments for all tax returns required in connection with our operation of our defense business prior to the completion of the proposed asset sale. Teledyne has agreed to prepare, file and make payments for all tax returns required in connection with its operation of our defense business after the completion of the proposed asset sale. The parties have agreed to pay, on a prorated basis, taxes covering straddle periods that begin prior to the completion of the proposed asset sale and end after the completion date.

     Closing Conditions

      Our Conditions. Our obligation to complete the proposed asset sale is subject to the following conditions:

•	the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of our common stock, approving the asset purchase agreement and the proposed asset sale;

•	the satisfaction of any and all waivers, consents, authorizations, qualifications or other orders issued by any governmental authority reasonably deemed necessary to complete the proposed asset sale (although we do not believe that we require any such governmental waivers, consents, authorizations, qualifications or other orders to complete the proposed asset sale);

•	the absence of any rule, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the proposed asset sale illegal or otherwise prohibiting the completion of the proposed asset sale;

•	the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the completion of the proposed asset sale or any proceeding brought by a governmental authority seeking any of the foregoing;

•	the accuracy of all of Teledyne’s representations and warranties that are qualified by materiality on the date that we signed the asset purchase agreement and on the date that we complete the proposed asset sale (or on the specific date referenced in any such representations and warranties), as well as the accuracy in all material respects of all of Teledyne’s representations and warranties that are not qualified by materiality on the date that we signed the asset purchase agreement and on the date that we complete the proposed asset sale (or on the specific date referenced in any such representations and warranties); and

•	Teledyne’s performance in all material respects of all of its covenants and obligations under the asset purchase agreement to be performed or complied with by Teledyne prior to the completion of the proposed asset sale.

      Teledyne’s Conditions. Teledyne’s obligation to complete the proposed asset sale is subject to the following conditions:

•	the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of our common stock, approving the asset purchase agreement and the proposed asset sale;

•	the satisfaction of any and all waivers, consents, authorizations, qualifications or other orders issued by any governmental authority reasonably deemed necessary to complete the proposed asset sale (although we do not believe that we require any such governmental waivers, consents, authorizations, qualifications or other orders to complete the proposed asset sale);

•	the absence of any rule, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the proposed asset sale illegal or otherwise prohibiting the completion of the proposed asset sale;

•	the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the completion of the proposed asset sale or any proceeding brought by a governmental authority seeking any of the foregoing;

•	the accuracy of all of our representations and warranties that are qualified by materiality on the date that we signed the asset purchase agreement and on the date that we complete the proposed asset sale (or on the specific date referenced in any such representations and warranties), as well as the accuracy in all material respects of all of our representations and warranties that are not qualified by materiality on the date that we signed the asset purchase agreement and on the date that we complete the proposed asset sale (or on the specific date referenced in any such representations and warranties);

•	our performance in all material respects of all of our covenants and obligations under the asset purchase agreement to be performed or complied with by us prior to the completion of the proposed asset sale; and

•	the collection of certain waivers, consents and authorizations from third parties that Teledyne has deemed necessary to complete the proposed asset sale.

     Indemnification

      Our Indemnification Obligations. Under the terms of the asset purchase agreement, we have agreed to indemnify Teledyne and its direct and indirect subsidiaries, and each of their respective officers, directors and employees, from and against any damages imposed upon, suffered or incurred by any of them resulting from, arising out of, relating to, or by reason of:

•	any inaccuracy of any of our representations or warranties in the asset purchase agreement or any certificate, instrument or other document that we deliver to Teledyne in connection with the proposed asset sale;

•	any failure by us to perform or comply in all material respects with any of our obligations, covenants or agreements (or in all respects with respect to certain obligations, covenants and agreements) in the asset purchase agreement or any certificate, instrument or other document that we deliver to Teledyne in connection with the proposed asset sale;

•	any of the excluded liabilities describe above that Teledyne is not assuming from us under the asset purchase agreement in connection with the proposed asset sale; and

•	any transfer taxes and straddle period taxes that are payable by us under the asset purchase agreement.

      However, we generally are not required to indemnify Teledyne or any other indemnified party described above for damages arising out of our inaccurate representations and warranties (other than our representations and warranties regarding our authority to complete the proposed asset sale) until such damages exceed $400,000 in the aggregate, and then only for the damages that exceed that amount. Furthermore, we are not required to indemnify Teledyne or any other indemnified party described above for damages arising out of our inaccurate representations and warranties (other than our representations and warranties regarding our authority to complete the proposed asset sale and our taxes) that exceed $8,250,000 unless such damages arise out of fraud. We are not required to indemnify Teledyne for any special, consequential, incidental, punitive or exemplary damages unless it is required to pay such damages to the government or a third party in connection with the matter that forms the basis of an indemnification claim. Finally, our indemnification obligations to Teledyne under the asset purchase agreement (other than with respect to excluded liabilities) will be offset against any related third party recoveries and insurance proceeds that Teledyne receives, and all indemnity obligations will be offset against any related tax benefits that Teledyne receives, in connection with the matter that forms the basis of an indemnification claim.

      Teledyne’s Indemnification Obligations. Under the terms of the asset purchase agreement, Teledyne has agreed to indemnify us and our direct and indirect subsidiaries, and each of our respective officers, directors and employees, from and against any damages imposed upon, suffered or incurred by any of us resulting from, arising out of, relating to, or by reason of:

•	any inaccuracy of any of its representations or warranties in the asset purchase agreement or any certificate, instrument or other document that it delivers to us in connection with the proposed asset sale;

•	any failure by it to perform or comply in all material respects with any of its obligations, covenants or agreements (or in all respects with respect to certain obligations, covenants and agreements) in the asset purchase agreement or any certificate, instrument or other document that it delivers to us in connection with the proposed asset sale;

•	any of the assumed liabilities describe above that Teledyne is assuming from us under the asset purchase agreement in connection with the proposed asset sale; and

•	any transfer taxes and straddle period taxes that are payable by it under the asset purchase agreement.

      However, Teledyne generally is not required to indemnify us or any other indemnified party described above for damages arising out of its inaccurate representations and warranties (other than its representations and warranties regarding its authority to complete the proposed asset sale) until such damages exceed $400,000 in the aggregate, and then only for the damages that exceed that amount. Furthermore, Teledyne is not required to indemnify us or any other indemnified party described above for damages arising out of its inaccurate representations and warranties (other than its representations and warranties regarding its authority to complete the proposed asset sale) that exceed $8,250,000 unless such damages arise out of fraud. Teledyne is not required to indemnify us for any special, consequential, incidental, punitive or exemplary damages unless we are required to pay such damages to the government or a third party in connection with the matter that forms the basis of an indemnification claim. Finally, Teledyne’s indemnification obligations to us under the asset purchase agreement will be offset against any related third party recoveries and insurance proceeds that we receive, and any related tax benefits that we receive, in connection with the matter that forms the basis of an indemnification claim.

     Termination

      The asset purchase agreement may be terminated at any time prior to the closing date:

•	by mutual written consent of the parties;

•	by either us or Teledyne upon written notice to the other party if the closing does not occur on or prior to December 31, 2004;

•	by either us or Teledyne, if our shareholders do not approve of the proposed asset sale by requisite vote at our annual meeting described in this proxy statement;

•	by either us or Teledyne, if any final non-appealable court order or injunction effectively prevents us from completing the proposed asset sale and, prior to such termination, the parties have used our respective commercially reasonable efforts to resist, resolve or lift, as applicable, such order or injunction;

•	by either us or Teledyne, if any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the proposed asset sale by any governmental authority would make it illegal to complete the proposed asset sale;

•	by Teledyne, if it is not in material breach of its obligations under the asset purchase agreement, and we have breached any of our representations or warranties, covenants or agreements under the asset purchase agreement such that any of the conditions to Teledyne’s obligation to complete the proposed asset sale would not be satisfied;

•	by us, if we are not in material breach of our obligations under the asset purchase agreement, and Teledyne has breached any of its representations or warranties, covenants or agreements under the asset purchase agreement such that any of the conditions to our obligation to complete the proposed asset sale would not be satisfied;

•	by us, if before January 8, 2005, our board of directors, in compliance with the requirements of the asset purchase agreement, authorizes us to enter into a definitive agreement for a transaction that is superior to the proposed asset sale and Teledyne does not make an offer more favorable than such superior transaction within five business days following its receipt of our written intention to do so; or

•	by Teledyne, if our board of directors, in a manner adverse to Teledyne, publicly withdraws its recommendation of the asset purchase agreement or approves, recommends or takes a neutral position with respect to any competing proposal from a third party.

     Termination Fees

      Under the terms of the asset purchase agreement, we have agreed to pay Teledyne a termination fee of $1.65 million if Teledyne terminates the asset purchase agreement under either of the circumstances described in the final two bullet points above under the heading “— Termination,” provided that Teledyne has satisfied the conditions to completing the proposed asset sale that are within its control.

      In addition, we have agreed to pay Teledyne the termination fee of $1.65 million if either we or Teledyne terminate the asset purchase agreement under the circumstances described under the third bullet point above under the heading “— Termination,” provided that:

•	Teledyne has satisfied the conditions to completing the proposed asset sale that are within its control; and

•	a third party has publicly announced and not withdrawn a competing proposal; and

•	within twelve months after the termination of the asset purchase agreement, we enter into any letter of intent or other agreement with respect to that competing proposal.

     Other Expenses

      Teledyne and we are responsible for our own costs and expenses that we incur in connection with the proposed asset sale. However, the parties have agreed to equally share the payment of any transfer taxes that are payable in connection with the proposed asset sale.

     The Supply Agreement

      In connection with the asset purchase agreement, the parties have entered into a supply agreement under which we will supply Teledyne with certain products. Earlier this year, Teledyne purchased $45,000 worth of our semiconductor components. Otherwise, Teledyne has never purchased GaAs semiconductor products from us.

      Under the supply agreement, we have agreed to sell Teledyne certain GaAs semiconductor components under most favored pricing terms. Teledyne must use the products sold under the supply agreement for the sole purpose of incorporating them into Teledyne’s products. After the first three months, Teledyne has no minimum purchase requirements. During the term of the supply agreement, Teledyne has agreed to grant us a worldwide, non-exclusive, royalty-free right and license to use, produce and distribute certain substrate designs of Teledyne on behalf of Teledyne.

      The supply agreement has a term of three years effective upon the closing of the asset purchase agreement. Either party may terminate the supply agreement for breach of the other party. If we undergo a change of control following the closing, our successor in interest may terminate the supply agreement upon six months prior written notice to Teledyne, and Teledyne shall have the right to make a last-time buy for its good faith reasonable estimate of product for the next 18 months. Neither party may assign the agreement without prior written consent of the other party except for assignment to a successor-in-interest to all or substantially all of the business or assets of the assigning party.

      The form of the supply agreement is attached as Annex B to this proxy statement and you are urged to read the form of the supply agreement carefully and in its entirety.

      In connection with the supply agreement, we have agreed to enter into an escrow agreement with Teledyne under which we will deposit certain specifications and licenses for the devices to be sold under the supply agreement. In the event that we cease sale of the devices or enter into bankruptcy proceedings, the deposit of specifications and licenses will be released to Teledyne. The term of the deposited licenses is three years commencing upon the closing of the transaction.

     The Real Property License Agreement

      In connection with the asset purchase agreement, we have entered into a real property license agreement with Teledyne under which Teledyne will license approximately 25,000 square feet of our approximately 54,000 square foot facility located at 3236 Scott Boulevard, Santa Clara, California. The real property license agreement becomes effective upon the closing of the transaction for a term of six months following closing. In exchange for the license, Teledyne will pay us $59,992 per month. Teledyne may not assign the real property license agreement without our written consent. Teledyne may terminate the real property license agreement upon thirty days prior written notice to us.

     Transition Services Agreement

      As soon as practicable and in connection with the asset purchase agreement, we will enter into a transition services agreement with Teledyne pursuant to which we will provide to Teledyne certain transition services at cost (including financial, IT and facilities support) for up to six months following the closing in exchange for negotiated fees and expenses.

     Novation Agreements

      In connection with the asset purchase agreement and as soon as reasonably practicable after the closing, we have agreed to enter into novation agreements with contracting officers of the transferred government contracts. Subject to the terms of the asset purchase agreement, the novation agreements will transfer and assign all of our rights, interests, obligations and liabilities under each transferred government contract to Teledyne.

     Voting Agreements

      In order to provide an incentive for Teledyne to enter into the asset purchase agreement, each of our directors and their affiliated investment funds that hold our shares, who as of July 8, 2004 together held approximately 9.3% of the outstanding shares entitled to vote at the annual meeting, executed voting agreements and irrevocable proxies with Teledyne dated July 8, 2004.

      In the voting agreement, each director agreed to:

•	vote his shares and the shares he owns beneficially, and any newly acquired shares, in favor of the asset purchase agreement and the proposed asset sale;

•	vote his shares and the shares he owns beneficially, and any newly acquired shares, against any competing third-party proposal to purchase our defense business; and

•	grant an irrevocable proxy to Teledyne to vote his shares and the shares he owns beneficially, and any newly acquired shares, as required by the voting agreements.

      Furthermore, each director agreed not to:

•	sell, pledge, encumber, grant an option with respect to, transfer or dispose of his shares or the shares he owns beneficially, or any newly acquired shares, or any interest in such shares to any person other than Teledyne unless such person agrees in writing to abide by the terms of the voting agreement;

•	deposit his shares or the shares he owns beneficially, and any newly acquired shares, in a voting trust; or

•	grant a proxy or enter into a voting or similar agreement with respect to his shares or the shares he owns beneficially, and any newly acquired shares, other than those rights granted to Teledyne in the voting agreement.

      In addition, each director has agreed to be prohibited from engaging in solicitations of any competing third party proposal to purchase our defense business similar in scope and restriction as the prohibitions on solicitations agreed to by us in the asset purchase agreement described above.

      The voting agreements terminate upon the earlier of the consummation of the asset sale or the valid termination of the asset purchase agreement. The form of the voting agreement is attached as Annex C to this proxy statement and you are urged to read the form of the voting agreement carefully and in its entirety.

PROPOSAL TWO

ELECTION OF DIRECTORS

General

      We currently have seven members on our board of directors. All seven of the incumbent directors are nominees. There are no family relationships among any of our directors or executive officers, including any of the nominees. Unless otherwise instructed, the holders of proxies solicited by this proxy statement will vote the proxies received by them for the seven nominees. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until his successor has been elected and qualified.

Nominees

      The names of the nominees for the board of directors, their ages as of July 26, 2004 and certain information about them, are set forth below.

			Director or
			Executive
Name	Age	Position	Officer Since

Tamer Husseini(4)	61	Chairman of the Board, President and Chief Executive Officer	1984
Robert J. Gallagher(1)(2)(3)(5)	60	Director	1998
J. Michael Gullard(1)(3)(5)	59	Director	2003
Lloyd I. Miller, III(4)	50	Director	2003
Bryant R. Riley(1)(2)(5)	37	Director	2003
Michael B. Targoff(3)	60	Director	2003
Charles P. Waite(2)	74	Director	1984

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Corporate Governance and Nominating Committee.

(4)	Member of the Stock Option Committee.

(5)	Member of the Strategy Committee.

      Tamer Husseini, a founder of our company, has served as our company’s Chairman of the Board, President and Chief Executive Officer since our company was founded in 1984. Prior to founding our company, Mr. Husseini was employed by Granger Associates, a telecommunications company, as Vice President from 1982 until 1984. Before joining Granger Associates, Mr. Husseini was employed by Avantek, Inc., a manufacturer of integrated circuits and components for wireless communications applications and now a division of Agilent Technologies, from 1972 until 1982, last serving as General Manager of the Microwave Transistor Division. Mr. Husseini has a B.S.E.E. from the University of Texas.

      Robert J. Gallagher was appointed to the board of directors in October 1998. From 1983 to December 2000, Mr. Gallagher was employed by Acuson Corporation, a manufacturer of medical ultrasound imaging systems. Mr. Gallagher joined Acuson in January 1983 as Vice President, Finance and Chief Financial Officer, became Executive Vice President in March 1991, was Chief Operating Officer from January 1994 until March 1999, and was President of Acuson from May 1995 until November 1997, when he was appointed Vice Chairman of the Board. He retired as Chief Operating Officer in March 1999, but remained Senior Vice President until February 2000. In February 2000, Mr. Gallagher again served as President and Chief Operating Officer of Acuson until his retirement in January 2001. Mr. Gallagher has a B.S. and a B.A. from Rutgers University and an M.B.A. from Stanford University.

      J. Michael Gullard was appointed to the board of directors in May 2003. Since 1984, Mr. Gullard has served as a general partner of Cornerstone Management, a venture capital and consulting firm that provides strategic focus and direction for technology companies primarily in the software and data communications industries. He is also chairman of the board of Netsolve, Inc., a Nasdaq listed company, and serves on the board of directors of JDA Software Group, Inc., a Nasdaq listed company. Mr. Gullard’s 27 years in the technology industry include a number of executive and management posts at Telecommunications Technology Inc. and the Intel Corporation. He holds a B.A and an M.B.A from Stanford University.

      Lloyd I. Miller, III was appointed to the board of directors in May 2003. Mr. Miller is a director of Stamps.com, Aldila, Inc., Synergy Brands, Inc., Remote Dynamics, Inc. and American Banknote Corporation. Mr. Miller is also a member of the Chicago Board of Trade and the Chicago Stock Exchange. Mr. Miller previously served on the board of directors of several companies, including Denny’s Corporation, Anacomp, Inc., Vulcan International and American Controlled Industries. Mr. Miller received his B.A. from Brown University.

      Bryant R. Riley was appointed to the board of directors in May 2003. Mr. Riley has served as the Chairman and Chief Executive Officer of B. Riley and Co., Inc., a stock brokerage firm, from 1997 to the present. Mr. Riley also has served as the Chairman and Chief Executive Officer of Riley Investment Management, LLC, an investment management company, since founding the company in 2000. From 1995 to 1997, Mr. Riley was an equity salesman with Dabney/ Resnick Inc., a stock brokerage firm. Mr. Riley is a director of Aldila, Inc. He received his B.S. in Finance from Lehigh University.

      Michael B. Targoff was appointed to the board of directors in May 2003. Mr. Targoff is the owner of Michael B. Targoff & Co., a company he founded in January 1998 that seeks active or controlling investments in telecommunications and related industry early stage companies. From January 1996 through January 1998, Mr. Targoff was President and Chief Operating Officer of Loral Space and Communications Ltd. Mr. Targoff had been Senior Vice President of Loral Corporation prior to the combination of Loral’s defense electronics and systems integration businesses with Lockheed Martin in 1996. Mr. Targoff also serves on the board of directors of Leap Wireless International Inc., ViaSat, Inc. and Infocrossing Inc. Mr. Targoff has a B.A. from Brown University and a J.D. from Columbia University School of Law.

      Charles P. Waite has served on the board of directors since our company was founded in 1984. He has been with Greylock, a venture capital firm, since 1966 and is currently a special limited partner there. Mr. Waite has a B.S. from the University of Connecticut and an M.B.A. from Harvard University.

Vote Required

      Directors shall be elected by a plurality vote. The seven nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, abstentions and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

Board Meetings and Committees

      During the fiscal year ended March 31, 2004, our board of directors held 21 meetings. Each director is expected to attend each meeting of our board and those board committees on which he serves. Each incumbent director, other than Mr. Targoff, who serves on the Corporate Governance and Nominating Committee, attended in person or by telephone at least 75% of our board and board committee meetings required to be attended by him in the fiscal year ended March 31, 2004. Certain matters were approved by our board or a committee of our board by unanimous written consent.

      Our board of directors currently has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Strategy Committee and Stock Option Committee. The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee each has a written charter that has been approved by our board of directors and can be viewed at our website at http://www.celeritek.com.

Audit Committee

      Our Audit Committee consists of Messrs. Gallagher, Gullard and Riley, each of whom meets the independence and financial literacy requirements of the Nasdaq rules and the independence requirements of the SEC. The Audit Committee held twelve meetings during fiscal year 2004. Our board of directors has determined that Mr. Gallagher is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended. The Audit Committee oversees our financial reporting process; reviews the external auditors’ proposed audit scope, compensation, approach and independence; recommends to our board of directors the selection of independent auditors; and monitors the adequacy and effectiveness of accounting and financial controls.

Compensation Committee

      The Compensation Committee consists of Messrs. Gallagher, Riley and Waite, each of whom is independent as defined under the rules of the Nasdaq Stock Market. The Compensation Committee held one meeting during fiscal year 2004. As part of the agreement with the Shareholder Committee, the Compensation Committee is now comprised of Messrs. Gallagher, Riley and Waite, each of whom is independent as defined under the rules of the Nasdaq Stock Market. The Compensation Committee reviews and approves the executive compensation policies and administers the employee stock option and stock purchase plans.

Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee consists of Messrs. Gallagher, Gullard and Targoff, each of whom is independent as defined under the rules of the Nasdaq Stock Market. The Corporate Governance and Nominating Committee assists our board of directors by identifying prospective director nominees and determining the director nominees for the next annual meeting of shareholders; develops and recommends to our board the governance principles applicable to our company; oversees the evaluation of our board and management; and recommends to our board nominees for each committee.

      The Corporate Governance and Nominating Committee will consider nominations for our board of directors made by shareholders. If you wish to submit names of prospective nominees for consideration by the Corporate Governance and Nominating Committee, you should do so in writing to our Secretary. Nominating procedures are discussed in greater detail in our bylaws, which will be provided to you upon written request.

Stock Option Committee

      Messrs. Husseini and Miller are the members of the Stock Option Committee, which committee has the authority to grant stock options under Celeritek’s 1994 Stock Option Plan to non-executive officers and consultants of our company.

Strategy Committee

      The Strategy Committee was formed in May 2003. The Strategy Committee consists of Messrs. Gallagher, Gullard and Riley. The purpose of the Strategy Committee is to analyze and explore strategic alternatives and make recommendations to our board of directors regarding strategic alternatives.

Board Recommendation

      Our board of directors recommends a vote “FOR” the proposed slate of directors for the current year.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

      The Audit Committee is directly responsible for the appointment, compensation, and oversight of the company’s independent auditors. On February 18, 2004, the Audit Committee recommended that the company replace Ernst & Young LLP with BDO Seidman, LLP as the company’s independent auditors for fiscal 2004. Ernst & Young was not replaced for reasons having to do with disagreements over accounting or financial disclosure.

      In addition to retaining BDO Seidman, LLP to audit the company’s consolidated financial statements for fiscal 2004, the Audit Committee retained BDO Seidman to provide other auditing and advisory services in fiscal 2004. The Audit Committee understands the need for BDO Seidman to maintain objectivity and independence in its audits of the company’s financial statements. The Audit Committee has reviewed all non-audit services provided by BDO Seidman and has concluded that the provision of such services was compatible with maintaining BDO Seidman’s independence in the conduct of its auditing functions.

      To help ensure the independence of the independent auditors, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the company by its independent auditor. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

      Our board of directors has appointed, at the recommendation of the Audit Committee, BDO Seidman, LLP as our independent auditors to audit our financial statements for the fiscal year ending March 31, 2005. A representative of BDO Seidman is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from the shareholders.

Principal Auditor Fees and Services

      The following table sets forth fees for services BDO Seidman provided during the fiscal year 2004:

2004

Audit fees(1)	$123,282
Audit-related fees(2)	$0
Tax fees(3)	$0
All Other Fees	$0

Total	$123,282

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	No audit related services were provided.

(3)	No tax compliance services were provided.

      No services were provided by BDO Seidman prior to the fiscal year 2004.

      The following table sets forth fees for services Ernst & Young provided during the fiscal years 2003 and 2004:

	2003	2004

Audit fees(1)	$329,000	$77,930
Audit-related fees(2)	$14,000	$32,400
Tax fees(3)	$42,150	$0
All Other Fees	$0	$0

Total	$385,150	$110,330

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Represents fees for accounting consultations, statutory audits and SEC registrations.

(3)	Represents fees for tax compliance services.

      In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by BDO Seidman and E&Y. During fiscal year 2004, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

Vote Required

      If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to ratify the appointment of BDO Seidman, LLP as our independent auditors. Abstentions will have the effect of a vote against the ratification of BDO Seidman, LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

Board Recommendation

      Our board of directors recommends a vote “FOR” ratification of the appointment of BDO Seidman, LLP as the independent auditors for the fiscal year ending March 31, 2005.

PROPOSAL FOUR

APPROVAL OF AMENDMENT TO THE 1994 STOCK OPTION PLAN;

APPROVAL OF MATERIAL TERMS OF THE 1994 STOCK OPTION PLAN;
APPROVAL OF AMENDMENT TO THE OUTSIDE DIRECTORS’ STOCK OPTION PLAN

General

      In February 1994, our board of directors and shareholders adopted and approved the 1994 Stock Option Plan (the “1994 Plan”). In October and November 1995, our board of directors and shareholders, respectively, adopted and approved the Outside Directors’ Stock Option Plan (the “Director Plan”).

      Stock options are considered a competitive necessity in the high technology sector in which we compete. Our board of directors and management believe that stock options are one of the primary ways to (a) attract and retain key personnel responsible for the continued development and growth of our business, and (b) to motivate all employees to increase shareholder value.

      At the annual meeting, shareholders are being asked to (a) approve amendments to the 1994 Plan and the Director Plan in order to allow our board of directors to make appropriate adjustments to the number of shares that may be delivered under the 1994 Plan or the Director Plan, the number or price of shares of our common stock subject to an option granted under the 1994 Plan or the Director Plan, as well as any numerical per-person share limits for options granted under the 1994 Plan or the Director Plan, in order to reflect any changes to our corporate structure affecting the common stock, including a cash dividend affecting the bid price of our common stock, and (b) approve the material terms of the 1994 Plan in order to preserve corporate income tax deductions that may become available to us pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Chief Executive Officer and our four other most highly compensated executive officers determined as of the end of the last fiscal year (the “Named Executive Officers”) have an interest in this proposal because they are eligible to receive awards under the 1994 Plan. Our directors have an interest in this proposal because they are eligible to receive awards under the Director Plan.

      The material terms of the 1994 Plan are described under Annex E. As of July 23, 2004, options to purchase 965,462 shares of common stock were outstanding, and 731,411 shares were available for future grant under the 1994 Plan. The material terms of the Director Plan are described under Annex F. As of July 23, 2004, options to purchase 103,500 shares of common stock were outstanding, and 118,500 shares were available for future grant under the Director Plan.

Vote Required

      If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to approve the amendments to the 1994 Plan and the Director Plan. Abstentions will have the effect of a vote “against” the proposal described above. Broker non-votes will have no effect on the outcome of the vote.

Purposes and Effects of the Proposal

      Amendment of the 1994 Plan and the Director Plan. On January 14, 2004, our board of directors announced the declaration of an extraordinary cash dividend of $4.50 per share to shareholders of record on February 5, 2004. The dividend was paid on March 11, 2004, totaled $57.8 million, and has been recorded as a return of capital. Pursuant to the Nasdaq Marketplace Rules, the ex-dividend date with respect to the cash dividend was set as March 12, 2004. Accordingly, prior to the commencement of trading on March 12, 2004, the opening bid price of our common stock was reduced by $4.50 to reflect the payment of the cash dividend.

      Notwithstanding the foregoing, currently the 1994 Plan and the Director Plan do not allow our board of directors to make appropriate adjustments to the exercise price of options granted under the 1994 Plan or the Director Plan in connection with any changes to the bid price of our common stock that arise from a cash dividend by us. Therefore, shareholders are being asked to approve amendments to the 1994 Plan and the Director Plan in order to allow our board of directors to make appropriate adjustments to (a) the number of shares that may be delivered under the 1994 Plan or the Director Plan, (b) the number or price of shares of our common stock subject to an outstanding option granted under the 1994 Plan or the Director Plan, and (c) any numerical per-person share limits for options granted under the 1994 Plan or the Director Plan, in order to reflect any changes to our corporate structure affecting the common stock, including a cash dividend affecting the bid price of our common stock. Our board of directors approved the amendment to both the 1994 Plan and the Director Plan on June 3, 2004, subject to obtaining shareholder approval.

      Approval of the 1994 Plan for Section 162(m) Purposes. We are also asking our shareholders to approve the material terms of the 1994 Plan so that we may preserve corporate income tax deductions that may become available to us pursuant to Section 162(m) of the Code. We are asking our shareholders for this approval so that we may deduct for federal income tax purposes compensation in excess of $1 million that may be paid to certain executive officers in any single year. Compensation includes cash compensation, income arising from the exercise of nonstatutory stock options, and disqualifying dispositions of incentive stock options.

      Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1 million in a single year. Options granted under the 1994 Plan are generally designed to qualify as “performance-based” compensation within the meaning of Section 162(m). For these options to continue to qualify as “perform-

ance-based” compensation under Section 162(m), our shareholders must approve the material terms of the 1994 Plan at the annual meeting.

      We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1 million to executive officers, our board of directors believes it would be in our best interests and those of our shareholders to be able to deduct such compensation for federal income tax purposes.

     Awards Granted to Outside Directors under the Director Option Plan

      The following table summarizes the approximate dollar value and number of option shares granted under the Director Plan during the fiscal year ended March 31, 2004 to (i) each director who is not an executive officer and (ii) all directors who are executive officers as a group. Only directors who are not also employees are eligible to receive options under the Director Plan.

	Outside Directors’ Stock
	Option Plan(1)

		Number of Option
Name and Position	Dollar Value(2)	Share Granted

Robert J. Gallagher	$4.13	10,000
J. Michael Gullard	$4.30	16,000
Lloyd I. Miller	$4.30	16,000
Bryant R. Riley	$4.30	16,000
Michael B. Targoff	$4.30	10,000
Charles P. Waite	$4.13	10,000
Non-Executive Officer Director Group (6 persons)	$4.30	60,000

(1)	Future benefits under the Director Plan are not determinable because the value of options depends on the market price of our Common Stock on the date of grant.

(2)	Indicates the difference between the exercise price at which shares were granted under the Director Plan and $3.20, the closing price of our common stock on March 26, 2004, the last business day in fiscal 2004.

Board Recommendation

      Our board of directors recommends a vote “FOR” the approval of the amendments to the 1994 Plan and the Director Plan, as well as the approval of the material terms of the 1994 Plan for purposes of Section 162(m) of the Code.

PROPOSAL FIVE

APPROVAL OF A PRICING MODIFICATION OF OPTIONS GRANTED PRIOR TO

MARCH 12, 2004, UNDER THE 1994 STOCK OPTION PLAN AND THE
OPTION PLAN, IN ORDER TO ADJUST OUTSIDE DIRECTORS’ STOCK
FOR OUR EXTRAORDINARY CASH DIVIDEND IN MARCH 2004

General

      The 1994 Plan and the Director Plan currently require us to obtain shareholder approval in order to reduce the exercise price of options granted under each such plan. Pursuant to the terms of the 1994 Plan and the Director Plan, we are asking our shareholders to approve a pricing modification of options granted prior to March 12, 2004 under the 1994 Plan and the Director Plan, such that the per share exercise price of the aforementioned options will be reduced by $4.50 in order to reflect the extraordinary cash dividend distributed by the company in March 2004. For options which are incentive stock options, any such reduction to the per share exercise price of the option will be subject to the consent of the optionee. Any future pricing modification of outstanding options under the 1994 Plan and/or the Director Plan will continue to require prior shareholder approval.

      We consider stock options to be a critical component of employee and director compensation and a competitive necessity in the high technology sector in which we compete. Our board of directors and management believe that stock options are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of our business, and to motivate all employees to increase shareholder value.

      At the annual meeting, the shareholders are being asked to approve a pricing modification of options granted prior to March 12, 2004 under the 1994 Plan and the Director Plan, such that the per share exercise price of these options will be reduced by $4.50 in order to reflect the extraordinary cash dividend distributed by the company in March 2004. Our Named Executive Officers have an interest in this proposal because they have received awards under the 1994 Plan and, with respect to the directors only, the Director Plan.

      The material terms of the 1994 Plan are described under Annex E. As of July 23, 2004, options to purchase 965,462 shares of common stock were outstanding, and 731,411 shares were available for future grant under the 1994 Plan. The material terms of the Director Plan are described under Annex F. As of July 23, 2004, options to purchase 103,500 shares of common stock were outstanding, and 118,500 shares were available for future grant under the Director Plan.

Vote Required

      If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to approve the proposal to modify the pricing of our stock options granted prior to March 12, 2004 under the 1994 Plan and the Director Plan. Abstentions will have the effect of a vote “against” the proposals described above. Broker non-votes will have no effect on the outcome of the vote

Purposes and Effects of the Proposal

      On January 14, 2004, our board of directors announced the declaration of an extraordinary cash dividend of $4.50 per share to shareholders of record on February 5, 2004. The dividend was paid on March 11, 2004, totaled $57.8 million, and has been recorded as a return of capital. Pursuant to the Nasdaq Marketplace Rules, the ex-dividend date with respect to the cash dividend was set as March 12, 2004. Accordingly, prior to the commencement of trading on March 12, 2004, our opening bid price was reduced by $4.50 to reflect the payment of the cash dividend.

      Notwithstanding the foregoing, for stock options granted prior to March 12, 2004, under the 1994 Plan and the Director Plan, our board of directors does not have the power to adjust the exercise price of such options to reflect any changes to the bid price of our common stock that arise from a cash dividend by us. As a result, the extraordinary cash dividend distributed by us in March 2004 has widened the preexisting difference between (a) the exercise price of options outstanding under both the 1994 Plan and the Director Plan, over (b) the trading price of our common stock subject to such options, resulting from recent adverse economic conditions. This widening gap between the per share exercise price of options and price of our common stock has had an adverse impact on our ability to continue to motivate and retain our employees and other key personnel upon whom we depend for the continued development and growth of our business. Therefore, shareholders are being asked to approve a pricing modification of stock options granted prior to March 12, 2004, under the 1994 Plan and the Director Plan, such that the per share exercise price of these options will be reduced by $4.50 in order to reflect the extraordinary cash dividend distributed by us in March 2004. Our board of directors approved the pricing modification of such stock options in June 3, 2004, subject to the consent of any affected optionees who hold incentive stock options.

      Any future endeavors by the company to modify the pricing of outstanding options under either the 1994 Plan or the Director Plan will continue to require prior shareholder approval.

Number of Awards Granted to Employees, Consultants, and Directors

      The number of outstanding options, and their respective exercise prices, that an employee, director, or consultant received under the 1994 Plan and Director Plan prior to March 12, 2004, are set forth in the following table:

	Number of Options	Average Per Share
Name of Individual or Group	Granted	Exercise Price

Sean Munday	2,500	$7.33
Paul Kahanna	5,000	$7.33
All executive officers, as a group	0	$0.00
All directors who are not executive officers, as a group	84,000	$7.50
All employees who are not executive officers, as a group	7,500	$7.33

Board Recommendation

      Our board of directors recommends a vote “FOR” the approval of a pricing modification of options granted prior to March 12, 2004, under the 1994 Plan and the Director Plan, such that the per share exercise price of the aforementioned options will be reduced by $4.50 in order to reflect the extraordinary cash dividend distributed by us in March 2004.

OTHER MATTERS

      As of the date hereof, our board of directors is not aware of any other matters to be submitted to the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend or as they otherwise deem advisable.

OUR COMPANY

Our Business

      Formed as a California corporation in 1984, we design and manufacture gallium arsenide, or GaAs, semiconductor components and GaAs-based subsystems used in the transmission of voice, video and data over wireless communication networks and systems. Our semiconductor products are designed to facilitate broadband voice and data transmission in satellite handsets, wireless communications network infrastructure, and defense applications. Our GaAs-based subsystems are used in a variety of defense applications such as tactical aircraft, ground based and ship board radar systems, electronic countermeasures and satellite communications systems.

Corporate Governance and Other Matters

     Board Independence

      We have determined that all of our directors, other than Mr. Husseini, are independent directors under the marketplace rules of the Nasdaq Stock Market. We have also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Governance and Nominating Committee are independent under the marketplace rules of the Nasdaq Stock Market and the rules of the SEC.

Consideration of Shareholder Recommendations and Nominations of Directors

      The Corporate Governance and Nominating Committee of our board of directors will consider both recommendations and nominations for candidates to our board from shareholders. A shareholder who desires to recommend a candidate for election to our board shall direct the recommendation in writing to Corporate Secretary, Celeritek, Inc., 3236 Scott Boulevard, Santa Clara, California 95054, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the company within the last three years and evidence of the nominating person’s ownership of company stock and amount of stock holdings. For a shareholder recommendation to be considered by the Corporate Governance and Nominating Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of shareholder proposals.

      If, instead, a shareholder desires to nominate a person directly for election to our board, the shareholder must follow the rules set forth by the SEC and meet the deadlines and other requirements set forth in Section 2.14 of our Bylaws, including: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to the be nominated; (b) a representation that the shareholder is a holder of record of our stock or entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by our board; and (d) the consent of each nominee to serve as our director if so elected.

Identifying and Evaluating Nominees for Director

      The Corporate Governance and Nominating Committee shall use the following procedures to identify and evaluate the individuals that it selects, or recommends that our board select, as director nominees:

•	The Committee shall review the qualifications of any candidates who have been properly recommended or nominated by shareholders, as well as those candidates who have been identified by management, individual members of our board or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

•	The Committee shall evaluate the performance and qualifications of individual members of our board eligible for re-election at the annual meeting of shareholders.

•	The Committee shall consider the suitability of each candidate, including the current members of our board, in light of the current size and composition of our board. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our board as a whole. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a board that is comprised of directors who (i) are predominately independent, (ii) are of high integrity, (iii) have qualifications that will increase overall board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

•	After such review and consideration, the Committee selects, or recommends that our board select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

•	In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to our board.

      Candidates properly recommended by shareholders are evaluated by the Corporate Governance and Nominating Committee using the same criteria as other candidates.

     Shareholder Communication with Our Board of Directors

      Any shareholder may contact any of our directors by writing to them by mail, c/o Celeritek, Inc., 3236 Scott Boulevard, Santa Clara, California 95054.

      Any shareholder communications directed to our board (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our Financial Information Integrity Policy) will first go to our Chief Financial Officer, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our shareholder communications log.

      The Chief Financial Officer will forward all such original shareholder communications to our board for review.

     Code of Ethics for Principal Executive and Senior Financial Officers

      We have adopted a Code of Ethics for Principal Executive and Senior Financial Officers that applies to our principal executive officer, principal financial officer, controller and any persons performing similar functions. This Code is posted on our Internet website. The address of our website is http://www.celeritek.com. We will post any amendments to, or waivers from, this Code on our website.

Attendance by Board Members at the Annual Meeting of Shareholders

      It is the policy of our board to strongly encourage board members to attend the annual meeting of shareholders. All members of our board attended our annual meeting of shareholders, either in person or by telephone, on August 27, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

      Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% shareholders were complied with during fiscal year 2004.

Certain Relationships and Related Transactions

     Loans to Employee

      In February 2001, we loaned Perry A. Denning, our former Vice President, Semiconductor Division, a total of $1,090,000 in connection with the purchase by Mr. Denning of a residence in California following his relocation from Arizona. Mr. Denning issued to us four non-interest bearing promissory notes, two of which, in the principal amounts of $300,000 and $450,000, respectively, are secured by trust deeds on his primary residence in California; one of which, in the principal amount of $150,000, was secured by a trust deed on his former residence in Arizona; and one of which, in the principal amount of $190,000, is secured by 11,875 shares of our common stock held by Mr. Denning.

      The $150,000 promissory note was due and payable on the earlier of December 1, 2001 or the date by which Mr. Denning sold his former residence in Arizona. In August 2001, $100,000 of such loan was paid, and the remaining $50,000 was transferred to the $450,000 loan. The $300,000 promissory note and the $450,000 promissory note (which became $500,000 in August 2001) were paid off in full on February 20, 2004. The $190,000 promissory note is due and payable following the date that Mr. Denning sells the shares securing the note.

Change-in-Control Arrangements

      Please see the section of this proxy statement entitled “Employment Contracts and Termination of Employment and Change-in-Control Arrangements.”

Executive Compensation

Summary Compensation Table

      The following table sets forth information concerning the compensation that we paid during the last three fiscal years to our Chief Executive Officer and the other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended March 31, 2004. All option grants were made under our 1994 Stock Option Plan.

					Long-Term
					Compensation
					Awards
	Annual Compensation
					Securities	All Other
Name and Principal	Fiscal	Salary	Bonus		Underlying	Compensation
Position	Year	($)	($)		Options(#)	($)

Tamer Husseini	2004	321,238	—		—	7,966	(1)
Chairman of the Board,	2003	319,382	—		—	8,700
President and Chief	2002	273,932	—		100,000	10,726
Executive Officer
Richard G. Finney	2004	224,994	—		—	18,216	(1)
Vice President,	2003	222,388	—		—	8,468
Subsystems Division	2002	183,928	—		55,000	6,748
Margaret E. Smith	2004	224,994	—		—	8,093	(1)
Vice President, Finance	2003	220,657	—		—	9,230
and Chief Financial	2002	160,804	—		60,000	6,062
Officer
Perry A. Denning(3)	2004	185,059	—		—	7,407	(2)
Former Vice President,	2003	188,748	77,320		—	12,755
Semiconductor Division	2002	161,575	78,348		35,000	14,622
Gary J. Policky	2004	169,399	—		—	13,857	(1)
Vice President,	2003	164,350	—		—	17,946
Engineering and	2002	148,422	—		15,000	15,554
Chief Technical Officer
Damian M. McCann	2004	165,006	—		—	2,816	(1)
Vice President,	2003	170,889	—		—	3,038
Advanced Marketing	2002	146,476	10,000	(4	) 20,000	1,317
and Technology

(1)	Represents premiums paid on supplemental long-term disability insurance, medical reimbursement insurance and 401(k) Plan contributions.

(2)	Represents premiums paid on supplemental long-term disability insurance and medical reimbursement insurance.

(3)	Mr. Denning’s employment with us terminated on September 29, 2003.

(4)	Represents commission payment.

Option Grants in Last Fiscal Year

      No options or stock appreciation rights were granted to our Chief Executive Officer or our other most highly compensated executive officers during the fiscal year ended March 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information with respect to our Chief Executive Officer and its other most highly compensated executive officers concerning shares acquired upon exercise of stock options in the fiscal year ended March 31, 2004 and exercisable and unexercisable options held as of March 31, 2004. All option grants were made under the 1994 Plan.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares	Value	Fiscal Year End (#)		at Fiscal Year End ($)
	Acquired on	Realized
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Tamer Husseini	127,500	472,450	170,289	55,211	—	—
Richard G. Finney	49,584	197,045	46,124	24,376	—	—
Margaret E. Smith	18,000	27,630	67,082	25,418	—	—
Perry A. Denning	10,106	37,291	36,124	14,376	—	—
Gary J. Policky	22,500	58,613	8,000	7,500	—	—
Damian M. McCann	32,549	94,699	71,226	24,274	—	—

(1)	Market value of underlying securities is based on the per share closing price of our common stock on the date of exercise, minus the exercise price.

Compensation of Directors

      During the fiscal year ending March 31, 2004, each of our non-employee directors was paid $1,500 for each regular or special board of directors meeting attended in person, and $500 for each regular or special board meeting attended telephonically. We also paid each director $500 for each board committee meeting attended that occurred on a date different than a meeting of the full board. In addition, in consideration of Mr. Gullard’s agreement to serve on our board, our board elected to compensate Mr. Gullard in the amount of $30,000.

      In addition, each of our non-employee directors is eligible to participate in the Director Plan. Prior to the amendment of the Director Plan, as approved by our board of directors in June 2003 and by our shareholders in August 2003, each non-employee director automatically received an option to purchase 6,000 shares of our common stock on the date on which the optionee first became a director of our company. The vesting of such option grant is based on continued service as a director, and the shares underlying each option vest at the rate of 25% per year, so that each option will be fully vested after the director completes four years of continued service. On May 28, 2003, in connection with their appointment to our board, directors Gullard, Miller, Riley and Targoff each received a 6,000 share option grant at a per share exercise price of $7.91.

      As a result of the amendment in 2003 to the Director Plan, each non-employee director who becomes a director after the 2003 annual meeting of shareholders will automatically receive an option to purchase 10,000 shares of our common stock, on the date on which the optionee first becomes a director of our company. The vesting of such option grant is based on continued service as a director, and 100% of the shares underlying each option vest on the first anniversary of the date of grant. In addition, each non-employee director shall automatically be granted an option to purchase 10,000 additional shares of common stock on the date of the annual meeting of shareholders each year commencing with the 2003 annual meeting of shareholders. The vesting of such option grant is based on continued service as a director, and 100% of the shares underlying each option vest on the first anniversary of the date of grant. On the August 27, 2003 date of the 2003 annual meeting of shareholders, directors Gallagher, Gullard, Miller, Riley, Targoff and Waite each received a 10,000 share option grant at a per share exercise price of $7.33.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      In November 2002, we entered into a Change of Control Severance Agreement with Tamer Husseini. Pursuant to this agreement, if Mr. Husseini is terminated as a result of an involuntary termination within

24 months after a change in control or within three months on or before a change in control, then he shall be entitled to the following benefits (provided that he signs and does not revoke a standard release of claims with our company): (i) a lump sum payment of three times his annual base salary in effect as of the date of termination, less applicable withholding; (ii) a lump sum payment of three times the average of the two highest annual bonuses paid to Mr. Husseini for the preceding five years, less applicable withholding; (iii) immediate vesting of all unvested and outstanding stock options, and immediate lapse of our company’s repurchase right as to any stock subject to a right of repurchase; (iv) to the extent eligible on the termination date, conversion of coverage under our company’s life insurance plan to an individual policy for six months after the date of termination at no additional after-tax cost than Mr. Husseini would have paid as an employee, or if such coverage cannot be obtained without jeopardizing the tax status of our company’s life insurance plan, then payment to Mr. Husseini of an amount that would enable him to purchase such benefits separately at no greater after-tax cost than he would have had if the benefits were provided to him as an employee; and (v) reimbursement of the group health continuation coverage premiums under COBRA through the lesser of (1) 18 months from the termination date, (2) the date upon which Mr. Husseini and his eligible dependents become covered under similar plans, or (3) the date on which Mr. Husseini no longer constitutes a “Qualified Beneficiary” (as such term is defined in Section 4980B(g) of the Internal Revenue Code, as amended). In addition, if Mr. Husseini voluntarily resigns within 90 days after a change in control, then he shall be entitled to the following benefits (provided that he signs and does not revoke a standard release of claims with our company): (i) a lump sum payment of one time his annual base salary in effect as of the date of termination, less applicable withholding; (ii) a lump sum payment of one time the average of the two highest annual bonuses paid to Mr. Husseini for the preceding five years, less applicable withholding; (iii) immediate vesting of 50% of all unvested and outstanding stock options, and immediate lapse of our company’s repurchase right as to 50% of any stock subject to a right of repurchase. Mr. Husseini may not solicit our company’s employees for three years from the termination date, and all severance benefits payable under the agreement shall immediately cease if Mr. Husseini violates this non-solicitation clause.

      In November 2002, we entered into a Change of Control Severance Agreement with Margaret Smith. Pursuant to this agreement, if Ms. Smith is terminated as a result of an involuntary termination within 24 months after a change in control or within three months on or before a change in control, then she shall be entitled to the following benefits (provided that she signs and does not revoke a standard release of claims with our company): (i) a lump sum payment of twice her annual base salary in effect as of the date of termination, less applicable withholding; (ii) a lump sum payment of twice the average of the two highest annual bonuses paid to Ms. Smith for the preceding five years, less applicable withholding; (iii) immediate vesting of all unvested and outstanding stock options, and immediate lapse of our repurchase right as to any stock subject to a right of repurchase; (iv) to the extent eligible on the termination date, conversion of coverage under our company’s life insurance plan to an individual policy for six months after the date of termination at no additional after-tax cost than Ms. Smith would have paid as an employee, or if such coverage cannot be obtained without jeopardizing the tax status of our company’s life insurance plan, then payment to Ms. Smith of an amount that would enable her to purchase such benefits separately at no greater after-tax cost than she would have had if the benefits were provided to her as an employee; and (v) reimbursement of the group health continuation coverage premiums under COBRA through the lesser of (1) 18 months from the termination date, (2) the date upon which Ms. Smith and her eligible dependents become covered under similar plans, or (3) the date on which Ms. Smith no longer constitutes a “Qualified Beneficiary” (as such term is defined in Section 4980B(g) of the Internal Revenue Code, as amended). Ms. Smith may not solicit our company’s employees for two years from the termination date, and all severance benefits payable under the agreement shall immediately cease if Ms. Smith violates this non-solicitation clause.

      As used in the agreements with Mr. Husseini and Ms. Smith, the following terms have the following meanings:

An “involuntary termination” means a termination of employment by the employee due to:

•	A significant reduction of title, authority, duties, position or responsibilities relative to the title, authority, duties, position or responsibilities in effect immediately prior to such reduction, or the removal of such title, authority, position, duties and responsibilities, unless the employee is provided with comparable title, authority, duties, position and responsibilities; provided, however, that a reduction in title solely by virtue of our being acquired and made part of a larger entity shall not constitute an involuntary termination;

•	A material reduction, without good business reason, of the facilities and perquisites immediately prior to such reduction;

•	A reduction of base salary or bonus as in effect immediately prior to such reduction;

•	A material reduction in the kind or level of employee benefits to which the employee is entitled immediately prior to such reduction with the result that the employee’s overall benefits package is materially reduced;

•	A relocation of the employee’s principal place of employment by more than 30 miles;

•	Any purported termination of the employee which is not effected for “cause” or for which the grounds relied upon are not valid; or

•	Our company’s failure to obtain the assumption of the agreements by any successors.

Without “cause” means a termination of employment by us other than due to:

•	The employee’s willful, repeated failure to substantially perform his or her duties (except due to physical or mental illness), if the employee fails to cure within 15 days of receipt of written notice of such failure;

•	A willful act by the employee that constitutes gross misconduct and that is injurious to our company;

•	Any act of personal dishonesty by the employee in connection with employee’s responsibilities which is intended to result in substantial personal enrichment of the employee; or

•	The employee’s conviction or plea of guilty or no contest to a felony.

A “change of control” means:

•	The approval by shareholders of a complete liquidation or the sale or other disposition of all or substantially all of our company’s assets;

•	The approval by shareholders of our company’s merger or consolidation where our company’s pre-merger shareholders do not retain at least 60% of the total voting power following the merger;

•	Any person or group of persons acquiring 40% or more of the total voting power of our company’s stock; or

•	A change in the composition of our board of directors, as a result of which fewer than 66% of the directors are incumbent directors.

We note that the appointment of four new directors in May of 2003, in connection with the actions of the “Celeritek Shareholder Protective Committee” was deemed to be a change of control within the meaning of each of these change of control agreements. Each of these change of control agreements was filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K on April 16, 2003.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2004, the Compensation Committee was comprised of Messrs. Gallagher, Riley and Waite, none of whom has ever been employed by our company. No executive officer of our company has served as a director or a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee or as a director of our company.

Share Ownership by Principal Shareholders and Management

      To our knowledge, the following table sets forth information with respect to beneficial ownership of our common stock, as of June 17, 2004, for:

•	each shareholder who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

      Unless otherwise indicated, the principal address of each of the shareholders below is c/o Celeritek, Inc., 3236 Scott Boulevard, Santa Clara, California 95054. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by such shareholder. The number of shares of common stock outstanding used in calculating the percentage for each listed shareholder includes shares of common stock underlying options held by such shareholder that are exercisable within 60 calendar days of June 17, 2004, but excludes shares of common stock underlying options held by any other shareholder. Percentage of beneficial ownership is based on 12,856,149 shares of common stock outstanding as of June 17, 2004.

	Shares	Percentage
	Beneficially	Beneficially
	Owned	Owned

5% Shareholders:
State of Wisconsin Investment Board(1)	901,800	7.0%
Dimensional Fund Advisors Inc.(2)	861,452	6.7%
Anaren, Inc.(3)	777,300	6.0%

Directors and Executive Officers:
Bryant R. Riley(4)(5)	724,592	5.6%
Tamer Husseini(5)(6)	437,097	3.4%
Lloyd I. Miller, III(5)(7)	233,600	1.8%
Richard G. Finney(5)	122,917	*
Damian M. McCann(5)	114,539	*
Margaret E. Smith(5)	94,750	*
Gary J. Policky(5)	85,308	*
Charles P. Waite(5)	32,273	*
Perry A. Denning	11,999	*
Robert J. Gallagher(5)	7,500	*
J. Michael Gullard(5)	1,500	*
Michael B. Targoff(5)	1,500	*
All current directors and executive officers as a group (11 persons)(5)	1,855,576	14.0%

*	Less than 1%.

(1)	Principal address is P.O. Box 7842, Madison, WI 53707. The number of shares held is as set forth in an amended Schedule 13G filed by State of Wisconsin Investment Board on March 8, 2004.

(2)	Principal address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. The number of shares held is as set forth in an amended Schedule 13G filed by Dimensional Fund Advisors Inc. on February 6, 2004.

(3)	Principal address is 6635 Kirkville Road, East Syracuse, NY 13057. The number of shares held is as set forth in an amended Schedule 13D filed by Anaren, Inc. on May 2, 2003.

(4)	Includes 133,092 shares held by B. Riley & Co. Inc., 10,000 shares held by B. Riley & Co. Holdings, LLC and 580,000 shares held by SACC Partners LP, of which Riley Investment Management LLC (“RIM”) is general partner. Bryant R. Riley owns all of the outstanding membership interests of RIM.

(5)	Includes, for the applicable director or executive officer, the following shares exercisable within 60 days of June 17, 2004 upon the exercise of stock options:

          • Bryant R. Riley — 1,500 shares
          • Tamer Husseini — 190,081 shares
          • Lloyd I. Miller, III — 1,500 shares
          • Richard G. Finney — 51,333 shares
          • Damian M. McCann — 78,623 shares
          • Margaret E. Smith — 72,498 shares
          • Gary J. Policky — 9,750 shares
          • Charles P. Waite — 12,000 shares
          • Robert J. Gallagher — 7,500 shares
          • J. Michael Gullard — 1,500 shares
          • Michael B. Targoff — 1,500 shares
          • All current directors and executive officers as a group — 427,785 shares

(6)	Includes a total of 1,276 shares held by Mr. Husseini’s son and daughters and as to which Mr. Husseini disclaims beneficial ownership.

(7)	Includes 19,300 shares owned of record by Trust A-4 and 20,500 shares owned of record by Trust C. Mr. Miller serves as investment adviser to the trustee of such trusts and shares voting and dispositive power with the trustee. Includes 174,500 shares owned of record by Milfam II, L.P. and 1,500 shares owned of record by Milfam LLC. Mr. Miller is the manager of Milfam LLC, which is the general partner of Milfam II, L.P. Includes 6,500 shares owned of record by Alexandra Miller UGMA and 1,500 shares owned of record by Lloyd I. Miller IV UGMA, of which accounts Mr. Miller serves as custodian. Includes 3,400 shares owned of record by Kimberly Miller GST, and 3,400 shares owned of record by Catherine Miller GST, of which accounts Mr. Miller serves as Trustee. Includes 1,500 shares owned of record by Lloyd Crider GST, of which Mr. Miller serves as co-trustee and shares voting and dispositive power with the co-trustee.

Equity Compensation Plan Information

      The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2004, including the Employee Qualified Stock Purchase Plan, the 1994 Stock Option Plan, the 2000 Nonstatutory Stock Option Plan and the Outside Directors’ Stock Option Plan. Footnote (5) to the table sets forth the total number of shares of our common stock issuable upon exercise of options, as of March 31, 2004, granted pursuant to an equity compensation plan that we assumed in connection with an acquisition, and the weighted average exercise price of those options. No additional options may be granted under this assumed plan.

			(c)
	(a)	(b)
			Number of Securities
	Number of Securities	Weighted Average	Remaining Available for Future
	to Be Issued Upon	Exercise Price of	Issuance Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants	(excluding securities reflected
Plan Category	Warrants and Rights	and Rights	in column (a))

Equity compensation plans approved by security holders(1)	1,116,962 (3)	$17.37	1,105,203 (4)
Equity compensation plans not approved by security holders(2)	169,896	$28.52	23,855
Total	1,286,858	$18.84	1,129,058

(1)	Consists of the 1994 Stock Option Plan, the Outside Directors’ Stock Option Plan and the Employee Qualified Stock Purchase Plan (the “Purchase Plan”).

(2)	Consists of only the 2000 Nonstatutory Stock Option Plan, which does not require the approval of and has not been approved by our shareholders. See description of the 2000 Nonstatutory Stock Option Plan below.

(3)	Includes options to purchase 1,013,462 shares of common stock issued under the 1994 Stock Option Plan, and options to purchase 103,500 shares of common stock issued under the Outside Directors’ Stock Option Plan. Excludes purchase rights accruing under the Purchase Plan, which has a reserve of 303,292 shares as of March 31, 2004.

(4)	Consists of shares available for future issuance under the equity compensation plans approved by security holders, including: 683,411 shares of common stock available for future issuance under the 1994 Stock Option Plan; 118,500 shares of common stock available for future issuance under the Outside Directors’ Stock Option Plan; and 303,292 shares of common stock available for future issuance under the Purchase Plan.

(5)	The table does not include information for the equity compensation plan assumed by us in an acquisition. A total of 3,438 shares of common stock are outstanding as of March 31, 2004. The weighted average exercise price of those outstanding options is $7.05 per share. No additional options may be granted under the assumed plan.

2000 Nonstatutory Stock Option Plan

      On March 23, 2000, our board of directors approved the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”). The 2000 Plan provides for the granting of non-qualified stock options to employees and consultants at the fair market value of our common stock as of the date of grant. Options granted under the 2000 Plan generally vest at a rate of 1/8th after six months and 1/48th per month thereafter, however, the vesting schedule can change on a grant-by-grant basis. The 2000 Plan provides that vested options may be exercised for three months after termination of employment and for twelve months after termination of employment as a result of death or disability. We may select alternative periods of time for exercise upon termination of service. The 2000 Plan permits options to be exercised with cash, check, certain other shares of our stock or consideration received by us under a “cashless exercise” program. In the event that we merge with or into another corporation, or sell substantially all of our assets, the 2000 Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. There are 200,000 shares of common stock reserved under the 2000 Plan, and 23,855 shares remaining for future issuance as of March 31, 2004.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Compensation Committee of our board of directors determines the compensation of our Chief Executive Officer and our other executive officers. During fiscal 2004, the Compensation Committee was comprised of Messrs. Gallagher, Riley and Waite, each of whom is independent as defined under the rules of the Nasdaq Stock Market. In addition to determining the salary and bonus compensation for all of our executive officers, the Compensation Committee determines the nature and timing of awards and grants under our stock option plans.

      The goals of the compensation program are to align compensation with our performance and objectives and to attract, retain and reward executive officers whose contributions are critical to our long-term success.

      The primary components of our compensation package are salary, bonuses and stock options.

Salary

      The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against independent third party survey data for high-tech companies with similar sales volume located on the West Coast. Additionally, the Compensation Committee takes into account general business and economic conditions. We set our salaries to be competitive with the marketplace. None of the factors considered is assigned a specific weight.

Bonuses

      Our executive bonus plan provides the opportunity for annual cash bonuses based on accomplishment of specific individual performance objectives and our profit objectives. These objectives are set at the beginning of the fiscal year based on our long-term and short-term objectives, and performance against these objectives is assessed at the end of the year.

Stock Options

      The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating management by aligning management’s interests with our shareholders. The Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage our key employees to continue in our employ and encourages employees to maintain a long-term perspective. In determining the size of stock option grants, the Compensation Committee focuses primarily on our performance and the perceived role of such executive in accomplishing these objectives as well as the satisfaction of individual performance objectives. The Compensation Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Compensation Committee does not assign specific weights to these items.

Compensation of the Chief Executive Officer

      Tamer Husseini has been the President, Chief Executive Officer and Chairman of the Board since our founding in 1984. The Compensation Committee used the same compensation policy described above for all executive officers to determine Mr. Husseini’s fiscal year 2004 compensation. In setting both the cash-based and the equity-based elements of Mr. Husseini’s compensation, the Compensation Committee considered competitive forces, our performance and Mr. Husseini’s leadership in achieving our long-term strategic goals. Mr. Husseini voluntarily reduced his salary by 15% in fiscal 2002, resulting in a base salary for the year of $273,932. Mr. Husseini’s salary was reinstated at $315,000 for fiscal 2003. During fiscal year 2004, Mr. Husseini was not granted any options to purchase shares of common stock. There was no bonus plan for Mr. Husseini in fiscal year 2004. The Compensation Committee believes Mr. Husseini’s fiscal year 2004 compensation fairly, sufficiently and relative to our performance, rewards him for this performance and will serve to retain him as a key employee on whom we are dependent for our continued success.

Policy Regarding Deductibility of Compensation

      We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal 2004 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

      The Compensation Committee is pleased to submit this report to the shareholders with regard to the above matters.

ROBERT J. GALLAGHER
BRYANT R. RILEY
CHARLES P. WAITE

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee of our board of directors serves as the representative of our board of directors for the general oversight of our financial accounting and reporting process, systems of internal control, audit process and the process for monitoring compliance with laws and regulations and our Standards of Business Conduct. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent auditors, BDO Seidman, LLP, are responsible for expressing an opinion on the conformity of our audited financial statements in accordance with generally accepted accounting principles. During fiscal 2004, the Audit Committee was comprised of Messrs. Gallagher, Gullard and Riley, each of whom meets the independence and financial literacy requirements of the Nasdaq rules and the independence requirements of the SEC.

      In this context, the Audit Committee reports as follows:

(1) The Audit Committee has reviewed and discussed the audited financial statements with our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principals and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

(2) The Audit Committee has discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented.

(3) The Audit Committee has received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with our independent auditors their independence and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

(4) Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2004, for filing with the SEC.

      The Audit Committee is pleased to submit this report to the shareholders with regard to the above matters.

ROBERT J. GALLAGHER
J. MICHAEL GULLARD
BRYANT R. RILEY

STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the cumulative total return to shareholders on our common stock with the cumulative total return on the S&P 500 Index and the S&P Electronic Equipment & Instruments Index over the same period for the years of March 1999 through March 2004. The graph assumes that $100 was invested in our common stock on March 31, 1999 and in the S&P 500 Index and the S&P Electronic Equipment & Instruments Index, including reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of 5 Year Cumulative Total Return*

Among Celeritek, Inc. the S&P 500 Index
and the S&P Electronic Equipment & Instruments Index

*	$100 investment on 3/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      Our shareholders may submit proposals that they believe should be voted upon at our company’s 2005 annual meeting or nominate persons for election to our board of directors.

      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our proxy statement for our 2005 annual meeting of shareholders. Any such shareholder proposals or nominations must have been submitted in writing to the attention of the Secretary, Celeritek, Inc., 3236 Scott Boulevard, Santa Clara, California 95054, no later than                     , 2005, which is 120 calendar days prior to the one-year anniversary of the mailing date of this proxy statement. Shareholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The timely submission of a shareholder proposal does not guarantee that it will be included in our proxy statement for our 2005 annual meeting of shareholders.

      Alternatively, under our Bylaws, our company’s shareholders may submit proposals or nominations that they believe should be voted upon at our 2005 annual meeting of shareholders, but do not seek to include in our proxy statement for our 2005 annual meeting of shareholders pursuant to Rule 14a-8. Any such shareholder proposals or nominations may be submitted in writing to the Secretary, Celeritek, Inc., 3236 Scott Boulevard, Santa Clara, California 95054, for our 2005 annual meeting of shareholders not less than 60 days nor more than 90 days prior to the one-year anniversary of the mailing date of this proxy statement. For our 2005 annual meeting of shareholders, this means that any such proposal or nomination will be considered untimely if submitted to our company earlier than                     , 2005 or later than                     , 2005. Note, however, that in the event we provide less than 65 days notice or prior public disclosure to shareholders of the date of the 2005 annual meeting, any shareholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the seventh day following the day on which notice of the date of the 2005 annual meeting was mailed or public disclosure was made. For example, if we provide notice of our 2005 annual meeting on June 21, 2005, for a 2005 annual meeting on August 2, 2005, any such proposal or nomination will be considered untimely if submitted to us after June 28, 2005. For purposes of the above, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the Securities and Exchange Commission. As described in our Bylaws, the shareholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of our common stock. If a shareholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the 2005 annual meeting.

      The rules of the SEC establish a different deadline for submission of shareholder proposals that are not intended to be included in our 2005 proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2005 annual meeting is                     , 2005, or the date which is 45 calendar days prior to the one-year anniversary of the mailing date of this proxy statement. If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, our Proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2005 annual meeting.

      Because the Bylaw Deadline is not capable of being determined until we publicly announce the date of our 2005 annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2005 annual meeting, and we believe that our Proxy holders at such meeting would be allowed to use the discretionary authority granted by the Proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

      It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying Proxy Card in the envelope that has been enclosed.

VOTING MATTERS

For Shares Directly Registered in the Name of the Shareholder

      Shareholders who hold their shares in their own name as a shareholder of record may vote those shares only by returning a signed Proxy Card or voting in person at the meeting.

For Shares Registered in the Name of a Broker or a Bank

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe Trust Company, N.A. for shares registered directly in the name of the shareholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the vote instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone

      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on                     , 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.

Householding

      In an effort to reduce printing costs and postage fees, we have adopted the practice approved by the Securities and Exchange Commission called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate Proxy Cards.

      If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: Celeritek, Inc., 3236 Scott Boulevard, Santa Clara, California 95054, Attn: Investor Relations, or visit our website at http://www.celeritek.com. You may contact our company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the information filing requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with the Securities Exchange Act, are obligated to file with the SEC periodic reports, proxy statements and other information relating to our business, financial condition and other matters. These reports, proxy statements and other information may be examined and copies may be obtained from the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC’s website at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The information is also available at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

      You should rely only on the information contained in this document to vote your shares of common stock at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated                     , 2004. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to shareholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We are incorporating by reference each document we file with the SEC under the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and prior to the annual meeting. All such documents will be incorporated by reference into this proxy statement and deemed to be part of this proxy statement from the date of the filing of such documents.

      We are also incorporating by reference into this proxy statement the documents listed below which have been filed with the SEC under the Securities Exchange Act:

•	Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

•	Current Report on Form 8-K, filed on July 9, 2004;

•	Current Report on Form 8-K/A filed on August 26, 2004.

      Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). You can view these documents at our Internet website. The address of our website is http://www.celeritek.com. Or, you may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

          Celeritek, Inc.

          3236 Scott Boulevard
          Santa Clara, CA 95054
          Attention: Investor Relations
          Telephone: (408) 986-5060

      If you would like to request documents from us, please do so immediately in order to ensure timely receipt before the annual meeting.

THE BOARD OF DIRECTORS

                    , 2004

ANNEX A

EXECUTION COPY

ASSET PURCHASE AGREEMENT

by and between

TELEDYNE WIRELESS, INC.

(the “Buyer”)

and

CELERITEK, INC.

(the “Seller”)

July 8, 2004

A-i

A-ii

EXHIBITS

Exhibit A	—	Form of Voting Agreement
Exhibit B	—	Form of Supply Agreement
Exhibit C	—	Form of Real Property License
Exhibit D	—	Reference Working Capital Statement
Exhibit E	—	Form of Novation Agreement

SCHEDULES

Schedule 1.1(p)	—	Schedule of Key Employees
Schedule 1.1(q)	—	Schedule of Knowledge of the Seller
Schedule 1.1(aa)	—	Schedule of Products
Schedule 1.1(pp)	—	Schedule of Third Party Consents
Schedule 1.1(vv)	—	Schedule of Transferred Contracts
Schedule 1.1(ww)	—	Schedule of Transferred Employees
Schedule 1.1(yy)	—	Schedule of Certain Transferred Permits

A-iii

Schedule 1.1(zz)	—	Schedule of Transferred Prepaid Expenses
Schedule 1.1(aaa)	—	Schedule of Certain Transferred Tangible Property
Schedule 2.1(a)	—	Schedule of Certain Other Transferred Assets
Schedule 2.2(a)	—	Schedule of Certain Other Assumed Liabilities
Schedule 2.2(b)	—	Schedule of Certain Other Excluded Liabilities
Schedule 7.1(c)	—	Seller Severance Policy
Schedule 9.2(e)	—	Schedule of Required Consents

A-iv

ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 8, 2004 by and between Teledyne Wireless, Inc. (d/b/a Teledyne Microwave), a Delaware corporation with its principal place of business at 1274 Terra Bella Avenue, Mountain View, California 94043 (the “Buyer”), and Celeritek, Inc., a California corporation with its principal place of business at 3236 Scott Boulevard, Santa Clara, California 95054 (the “Seller”).

W I T N E S S E T H:

      WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, certain of the assets of the Seller relating to the Seller’s defense electronics division, which produces Gallium Arsenide-based RF and microwave components and subassemblies (the “Subject Business”), all upon the terms and subject to the conditions set forth herein.

      WHEREAS, concurrently with execution of this Agreement, the directors and certain shareholders of the Seller are entering into Voting Agreements with the Buyer, each in the form attached hereto as Exhibit A (each, a “Voting Agreement” and collectively, the “Voting Agreements”).

      WHEREAS, concurrently with entering into this Agreement, the Buyer and the Seller are entering into a Supply Agreement, in the form attached hereto as Exhibit B (the “Supply Agreement”), to be effective (except as otherwise contemplated by the terms and conditions thereof) upon the consummation of the Transactions (as defined herein).

      WHEREAS, concurrently with entering into this Agreement, the Buyer and the Seller are entering into a Real Property License Agreement, in the form attached hereto as Exhibit C (the “Real Property License Agreement”), to be effective upon the consummation of the Transactions.

      NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and mutual covenants and agreements hereinafter set forth (including the continuing obligations of the Seller under those agreements), and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

      1.1 Capitalized Terms. The following capitalized terms shall have the respective meanings ascribed thereto below:

(a) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

(b) “Ancillary Agreements” means, collectively (i) the Voting Agreements, (ii) the Supply Agreement, (iii) the Real Property License Agreement, (iv) the Seller Transfer Documents, (v) the Buyer Assumption Documents, (vi) the Novation Agreement, and (vii) the Transition Services Agreement.

(c) “Bid” means any outstanding quotation bid or proposal by the Seller which, if accepted or awarded, would lead to a contract with the United States Government or a prime contractor or a higher tier subcontractor to the United States Government, for the design, manufacture or sale of products or the provision of services by the Subject Business directly or indirectly to the United States Government.

(d) “Closing Working Capital” means total current assets of the Subject Business as of Closing (other than (i) cash and cash equivalents and (ii) any Tax related items), less total current liabilities of the Subject Business as of the Closing (other than any Tax related items, except payroll taxes), in each case determined in accordance with accounting methods, policies, practices and procedures used to calculate Reference Working Capital in the Reference Working Capital Statement as set forth in

Section 3.16 of the Seller Disclosure Schedule. The parties hereby agree that, for purposes of calculating Closing Working Capital, any and assets and liabilities relating to Taxes (including assets and liabilities relating to timing differences between financial and accounting) other than payroll taxes shall not be taken into account and shall be disregarded.

(e) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

(f) “Contract” means any legally binding mortgage, indenture, lease, license, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license, whether written or oral.

(g) “Damages” means deficiencies, judgments, orders for compensation, settlements, demands, claims, liabilities, losses, damages, interest, fines, penalties, costs and expenses (including reasonable legal, accounting and other costs and expenses incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, Proceedings, assessments, judgments or appeals, and in seeking indemnification therefor).

(h) “Encumbrance” means any mortgage, lien, pledge, charge, security interest, easement, encroachment, lease, option, purchase right, adverse claim of ownership or use, restriction on transfer (including a right of first refusal or offer or other similar right) or defect of title.

(i) “Environmental Laws” means all applicable federal, state, local and foreign laws, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, relating to pollution, contamination or protection of the environment or exposure of any person to Hazardous Materials, including laws, rules, regulations and policies relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, registration, distribution, use, treatment, storage, disposal, generation, transport or handling of Hazardous Materials.

(j) “Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(k) “GAAP” means Generally Accepted Accounting Principles, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP.

(l) “Government Contract” means any prime contract, subcontract, purchase order, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind relating to the Subject Business between the Seller and (i) the United States Government, (ii) any prime contractor to the United States Government or (iii) any subcontractor with respect to any contract described in the foregoing clauses (i) and (ii).

(m) “Governmental Authority” means any federal, state, county, local or foreign government, governmental entity, department, agency, administrative agency, commission or board or other governing body, and any court, tribunal or judicial body of any Governmental Authority.

(n) “Hazardous Materials” means pollutants, contaminants, pesticides, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including any (i) “hazardous substance” as defined in CERCLA, (ii) “hazardous waste” as defined in RCRA, and (iii) asbestos, asbestos-containing material, petroleum, petroleum products, crude oil or any fraction thereof, urea formaldehyde and polychlorinated biphenyls, but excluding janitorial and office supplies, properly maintained.

(o) “Intellectual Property Rights” means any or all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, conversions, continuations and continuations-in-part thereof (collectively, “Patents”); (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary information, know how, show how and technology; (iii) all works of authorship, copyrights, mask works, copyright and mask work registrations and applications, and derivative works based thereon (collectively “Copyrights”); (iv) all industrial designs and any registrations and applications therefor; (v) all databases and data collections (including knowledge databases, product information, financial information, customer lists and customer databases); (vi) all rights in Software; (vii) rights to Uniform Resource Locators, Web site addresses and domain names (collectively “Domain Names”); and (viii) any similar, corresponding or equivalent rights to any of the foregoing.

(p) “Key Employees” means the Transferred Employees listed in Schedule 1.1(p) hereto.

(q) “Knowledge of the Seller” means the actual knowledge of those Persons identified on Schedule 1.1(q) hereto, without independent investigation.

(r) “Law” means any federal, state, county, provincial, local or foreign statute, law, ordinance, regulation, rule, code or rule of common law.

(s) “Liability” means any direct or indirect debt, obligation or liability of any kind or nature, whether accrued or fixed, absolute or contingent, determined or determinable, matured or unmatured, due or to become due, or asserted or unasserted.

(t) “Lien” means any mortgage, pledge, lien, security interest, charge, claim, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

(u) “Material Adverse Effect” means a material adverse effect on (i) the Transferred Assets, taken as a whole or (ii) the ability of the Seller to perform its obligations under the Transaction Agreements to which it is a party and to consummate the Transactions.

(v) “Non-Transferable Asset” means any Transferred Contract or Transferred Claim that would otherwise constitute a Transferred Asset, but that (i) by its terms is not transferable or assignable to the Buyer pursuant to this Agreement without the consent, waiver, approval, authorization, qualification or other order of one or more Persons and such consent, waiver, approval, authorization, qualification or other order is not obtained prior to the Closing or (ii) is not transferred or assigned to the Buyer pursuant to this Agreement for any other reason.

(w) “Permit” means any permit, certificate, approval, license, clearance, authorization, registration or consent issued by a Governmental Authority pursuant to any Law.

(x) “Permitted Encumbrance” means (i) any Encumbrance for inchoate mechanics’ and materialmen’s liens for construction in progress and workmen’s, repairmen’s, warehousemen’s and carrier’s liens arising in the ordinary course of the business, (ii) any Encumbrance for Taxes not yet due and payable and (iii) any Encumbrance arising out of, under or in connection with the Transaction Agreements.

(y) “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, Governmental Authority or other entity, as well as any syndicate or group of any of the foregoing.

(z) “Proceeding” means any action, suit, litigation, arbitration, mediation, proceeding, including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding, prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator or arbitration panel.

(aa) “Products” means (i) the products listed or described on Schedule 1.1(aa) hereto and (ii) all documentation in the possession, custody or control of the Seller related to any of the items listed or described on Schedule 1.1(aa) hereto. For the avoidance of doubt, for all purposes of and under this Agreement, the term “Products” excludes any and all Substrates, Devices and Capacitors set forth in Exhibit A to the Supply Agreement on the Effective Date thereof, regardless of whether any of the Products listed or described on Schedule 1.1(aa) hereto include any such Substrates, Devices or Capacitors as a component or subcomponent thereof.

(bb) “Proposal” means any offer for, or proposed transfer of, all or a portion of the Transferred Assets or the Subject Business by a Person other than Buyer, other than any offer for, or proposed transfer of, any inventory comprising part of the Transferred Assets in the ordinary course of business.

(cc) “Reference Working Capital” means $3,808,013.

(dd) “Reference Working Capital Statement” means the statement of Reference Working Capital attached hereto as Exhibit D.

(ee) “Related Party” means (i) the Seller, (ii) any Affiliate of the Seller, or (iii) any officer or director of any Person identified in the foregoing clauses (i) or (ii).

(ff) “SEC” means the United States Securities and Exchange Commission.

(gg) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(hh) “Seller Benefit Plan” means each “employee benefit plan” (within the meaning of ERISA section 3(3), including multiemployer plans within the meaning of ERISA section 3(37), and all severance, change-in-control, fringe benefit, bonus, profit sharing, incentive, restricted stock, stock purchase, stock option, stock appreciation right, deferred compensation, loan guarantee, relocation assistance, employee loan or other extension of credit, hospitalization, medical, life or disability insurance, sick leave, vacation and paid holiday, and all other employee benefit or welfare plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether oral or written under which any Transferred Employee has any present or future right to compensation or employee benefits or pursuant to which the Subject Business could have any liability.

(ii) “Software” means any and all computer software and code, including assemblers, applets, compilers, source code, object code, data (including image and sound data), design tools and user interfaces, in any form or format, however fixed. Software shall include source code listings and documentation.

(jj) “Substrates” has the meaning assigned to such term in the Supply Agreement on the Effective Date thereof.

(kk) “Substrate Designs” means any mask works, layouts, drawings and documents directly related to the design of the Substrates, excluding, for avoidance of doubt, any documents relating to the Seller’s specifications for the starting materials and processes used in the fabrication of Substrates.

(ll) “Superior Proposal” means any bona fide written offer made by a third Person to consummate a Proposal on terms that the board of directors of the Seller determines in good faith, after consultation with its financial advisor and taking into account the purchase price (which shall be greater than the Consideration) and other terms and conditions of such proposal, the legal and regulatory aspects of such proposal and the Person making such proposal, to be more favorable to the Seller’s shareholders than the Transactions.

(mm) “Tax” and “Taxes” means any and all federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties, impositions and Liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment and pension insur-

ance), and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings or similar charges of every kind, character or description imposed by any Governmental Authorities, together with all interest, penalties and additions imposed with respect to such amounts and any obligation under any Contract with any other person with respect to such amounts and including any Liability for taxes of a predecessor entity.

(nn) Tax Returns” means all required federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

(oo) “Technology” means all technology, including all know-how, show-how, techniques, design rules, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, Software, files, databases, works of authorship, processes, devices, prototypes, schematics, breadboards, netlists, mask works, test methodologies, hardware development tools, documentation associated with or primarily related to any of the foregoing, any media on which any of the foregoing is recorded, and any other tangible embodiments of any of the foregoing.

(pp) “Third Party Consents” means waivers, consents, approvals and authorizations of third Persons (other than Governmental Authorities) including those listed on Schedule 1.1(pp) hereto.

(qq) “Transactions” means the transactions contemplated by the Transaction Agreements.

(rr) “Transaction Agreements” means, collectively, this Agreement and the Ancillary Agreements.

(ss) “Transferred Accounts Receivable” means all notes, debentures and accounts receivable that are primarily related to the Subject Business.

(tt) “Transferred Books and Records” means all books and records (including personnel records for Transferred Employees so long as such records are used in the ordinary course of business and in compliance with applicable Law), ledgers, files, documents, correspondence, lists, drawings, creative, material, advertising and promotional materials, studies, reports, customer lists, sales data, product documentation and other printed or written materials that are primarily related to the Subject Business.

(uu) “Transferred Claims” means all claims, actions or suits, judgments, demands, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff, rights of recoupment or rights of any nature that are primarily related to the Subject Business (other than tax refunds), and all rights to recover damages for the breach, infringement or misappropriation of any Transferred Assets.

(vv) “Transferred Contracts” means all Contracts to which the Seller is a party, or by which the Seller may be bound, that are primarily related to the Subject Business, including the Contracts that are listed on Schedule 1.1(vv) hereto.

(ww) “Transferred Employees” means the employees of the Seller who are listed on Schedule 1.1(ww) hereto.

(xx) “Transferred IPR” means (i) the Intellectual Property Rights in, to or embodied in the Products and (ii) the Copyrights in, to or embodied in the Substrate Designs.

(yy) “Transferred Permits” means all permits, concessions, grants, franchises, licenses, certifications and other governmental authorizations and approvals, including licenses to export its Products, that are primarily related to the Subject Business and that are transferable to the Buyer under applicable Law, including the permits that are listed or described on Schedule 1.1(yy) hereto.

(zz) “Transferred Prepaid Expenses” means all advance payments, prepaid items and expenses and deferred charges of the Seller that are listed on Schedule 1.1(zz) hereto.

(aaa) “Transferred Tangible Property” means all machinery, equipment, motor vehicle, tools, dies, molds, test equipment furniture, office equipment, telephone systems, computer hardware and software, leasehold improvements, inventories of raw material, work in progress, finished products, parts, goods, subassemblies, spare parts, replacements and component parts, office, packaging and other supplies that are primarily related to the Subject Business, including those that are listed or described on Schedule 1.1(aaa) hereto.

(bbb) “Transferred Technology” means (i) the Technology embodied in the Products and (ii) the Substrate Designs.

      1.2 Additional Capitalized Terms. The following capitalized terms shall have the meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term.

Term	Section

Accounting Firm	2.3(b)
Adjustment Amount	2.3(b)
Adjustment Amount Statement	2.3(b)
Agreement	Preamble
Assumed Liabilities	2.2(a)
Buyer	Preamble
Buyer Assumption Documents	2.4(c)
Buyer Benefit Plan	7.1(d)
Buyer Indemnified Party(ies)	10.2
Closing	2.4(a)
Closing Date	2.4(a)
Competitive Business Activity	6.1(b)
Conflict	3.3
Consideration	2.3(a)
Copyrights	1.1(o)
Disputed Item	2.3(b)
Domain Names	1.1(o)
Effective Tax Rate	10.4(f)
Excluded Assets	2.1(b)
Excluded Liabilities	2.2(b)
Final Adjustment Amount Statement	2.3(b)
Financial Advisor	3.19
Indemnification Cap	10.4(b)
Indemnification Claim Certificate	10.6(a)
Indemnification Threshold Amount	10.4(a)
Indemnified Party	10.6(a)
Indemnifying Party	10.6(a)
Initial Purchase Price	2.3(a)
Notice of Dispute	2.3(b)
Novation Agreement	5.11
Patents	1.1(o)
Proxy Statement	5.2
Purchase Price	2.3(a)
Real Property License Agreement	Recitals
Restricted Territory	6.1(b)
Revised Seller Schedule(s)	5.7
Seller	Preamble
Seller Disclosure Schedule	Article 3 Preamble
Seller Indemnified Party(ies)	10.3
Seller Severance Policy	7.1(c)
Seller Transfer Documents	2.4(b)
Straddle Period Tax	8.2

Term	Section

Subject Business	Recitals
Supply Agreement	Recitals
Survival Period	10.1
Tax Allocation	2.3(c)
Termination Date	11.1(b)
Termination Fee Amount	11.2(b)
Transfer Taxes	2.6
Transferred Asset(s)	2.1(a)
Transition Services Agreement	5.14
Voting Agreement(s)	Recitals
WARN Act	7.1(f)

      1.3 Construction.

      (a) For all purposes of and under this Agreement, unless the context otherwise requires (i) the singular number shall include the plural, and vice versa, (ii) the masculine gender shall include the feminine and neuter genders, (iii) the feminine gender shall include the masculine and neuter genders and (iv) the neuter gender shall include the masculine and feminine genders.

      (b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of the Transaction Agreements or any certificate, instrument, agreement or other document entered into or delivered in connection with the Transactions.

      (c) For all purposes of and under this Agreement, the words “include” and “including” and any variations thereof shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation” in all cases.

      (d) Except as otherwise indicated, all references in this Agreement to “Exhibits,” “Schedules,” “Articles” and “Sections” are intended to refer to Exhibits, Schedules, Articles and Sections of or to this Agreement.

      (e) The headings in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

      (f) For all purposes of and under this Agreement, unless the context otherwise requires, (i) all references in this Agreement to the “Seller” shall be deemed to refer to and include the Seller and its subsidiaries, as applicable, and (ii) all references to the “Buyer” shall be deemed to refer to and include the Buyer and its subsidiaries, as applicable.

ARTICLE 2

PURCHASE AND SALE OF ASSETS & ASSUMPTION OF LIABILITIES

      2.1 Purchase and Sale of Assets.

      (a) Transferred Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall irrevocably sell, convey, transfer, assign and deliver unto Buyer, free and clear of any and all Encumbrances other than Permitted Encumbrances, and the Buyer shall purchase and accept from the Seller, all of the right, title and interest of the Seller as of the Closing in and to the following assets (collectively, the “Transferred Assets”):

(i) the Transferred Tangible Property;

(ii) the Transferred Contracts;

(iii) Transferred Permits;

(iv) the Transferred IPR, and the right to recover all past, present and future damages for infringement of such Intellectual Property Rights;

(v) the Transferred Technology;

(vi) the Transferred Books and Records;

(vii) the Transferred Claims;

(viii) the Transferred Accounts Receivable;

(ix) the Transferred Prepaid Expenses;

(x) the assets reflected on the Reference Working Capital Statement; and

(xi) the assets set forth on Schedule 2.1(a) hereto;

(xii) all goodwill and going concern value of the Seller with respect to the Subject Business.

      (b) Excluded Assets. Notwithstanding anything to the contrary set forth in this Agreement, the Seller shall have no obligation to sell, convey, transfer, assign or otherwise deliver unto the Buyer pursuant to this Agreement, and the Buyer shall have no obligation to purchase or otherwise accept from the Seller pursuant to this Agreement, any of the right, title or interest of the Seller in or to any of the assets of the Seller other than the Transferred Assets (collectively, the “Excluded Assets”). Without limiting the generality of the foregoing, the Excluded Assets shall expressly include (and, therefore, the Transferred Assets shall exclude) the following:

(i) all right, title and interest of the Seller in and to any real property, whether owned or leased by the Seller (except as provided in the Real Property License Agreement);

(ii) all right, title and interest of the Seller in and to any insurance policies, whether or not related to the Subject Business or the Transferred Assets; and

(iii) all right, title and interest of the Seller in and to the Seller Benefit Plans and the assets thereof.

      2.2 Assumption of Liabilities.

      (a) Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer shall assume from the Seller, and the Seller shall irrevocably convey, transfer and assign to Buyer, any and all of the Liabilities arising out of or related to the Transferred Assets, the Products or the Subject Business on or after the Closing (other than the Excluded Liabilities), including the following Liabilities (collectively, the “Assumed Liabilities”):

(i) any and all Liabilities reflected on or reserved against in the Closing Working Capital on the Final Adjustment Amount Statement;

(ii) those Liabilities that the Buyer has expressly agreed to assume pursuant to Article 7 hereof; and

(iii) the other Liabilities set forth on Schedule 2.2(a) hereto.

      (b) Excluded Liabilities. Notwithstanding anything to the contrary set forth in this Agreement, the Buyer shall have no obligation to assume from the Seller pursuant to this Agreement, and the Seller shall have no right or obligation to convey, transfer or assign to the Buyer pursuant to this Agreement, any Liabilities of the Seller other than the Assumed Liabilities (collectively, the “Excluded Liabilities”). Without limiting the generality of the foregoing, the Excluded Liabilities shall expressly include (and, therefore, the Assumed Liabilities shall exclude) the following Liabilities:

(i) other than any such Liabilities that are expressly listed or described in Section 2.2(a) hereof as Assumed Liabilities, any and all of the Liabilities arising out of or related to the Transferred Assets, the Products or the Subject Business before the Closing, including the following:

(A) any and all Liabilities arising out of related to the Transferred Contracts before the Closing;

(B) any and all Liabilities arising out of or related to the Products before the Closing (including any Liabilities related to allegations or the presence of asbestos or asbestos-containing materials contained or incorporated in such products); and

(C) except as otherwise provided in the Real Property License Agreement, any and all Liabilities arising out of or relating to the ownership or use of any facility owned, leased or operated by the Seller or any predecessor company, including the facility currently leased by the Seller at 2905 Stender Way, Santa Clara, California 95054;

(ii) other than any such Liabilities that are expressly listed or described in Section 2.2(a) hereof as Assumed Liabilities, (A) any and all Liabilities arising out of or relating to any Transferred Employees or the employment thereof incurred before the Closing (including Liabilities for workers compensation claims, disability and occupational diseases), in each case without regard to whether such Liabilities or the bases therefor are known or otherwise manifest before the Closing, and (B) subject to the terms of Article 7 hereof, any and all Liabilities arising out of or related to the Seller Benefit Plans;

(iii) other than any such Liabilities that are expressly listed or described in Section 2.2(a) hereof as Assumed Liabilities, subject to the terms and conditions of Article 8 hereof, any and all Liabilities for Taxes for any taxable periods, or portions thereof, ending on or before the Closing;

(iv) any and all Liabilities arising out of or related to any violation of Law (including any Environmental Law) occurring before the Closing, whether or not the Seller participated in the act or omission giving rise to such violation;

(v) any and all Liabilities arising out of or related to (A) the failure of any report, schedule, form or registration statement (including all exhibits, schedules and amendments thereto) filed by the Seller with the SEC to comply with the requirements of the Securities Act and the Exchange Act, as the case may be, and (B) the fact that any such reports, schedules, forms or registration statements contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vi) the other Liabilities set forth on Schedule 2.2(b) hereto.

      2.3 Consideration for Transferred Assets.

      (a) Initial Purchase Price; Consideration. In consideration for the sale by the Seller to the Buyer of the Transferred Assets, the Buyer shall (i) subject to the terms of Section 2.3(b) hereof, pay or deliver to the Seller an aggregate of Thirty Three Million Dollars ($33,000,000) (the “Initial Purchase Price” and as adjusted pursuant to Section 2.3(b) hereof, the “Purchase Price”) and (ii) assume the Assumed Liabilities pursuant to Section 2.2(a) hereof (together, the “Consideration”).

      (b) Purchase Price Adjustment.

(i) The Purchase Price shall be adjusted, upward or downward, by an amount (the “Adjustment Amount”) equal to the difference between Reference Working Capital and Closing Working Capital, where:

(A) such difference will be reflected as a positive number if Closing Working Capital is greater than Reference Working Capital; and

(B) such difference will be reflected as a negative number if Closing Working Capital is less than Reference Working Capital.

(ii) Within five (5) days of the Closing Date, the Seller shall take a physical inventory of the Subject Business. The Buyer may be present to observe the taking of such physical inventory. Within sixty (60) calendar days after the Closing, the Buyer shall prepare and deliver to the Seller a statement (the “Adjustment Amount Statement”) setting forth the Buyer’s calculation of Closing Working Capital and the Adjustment Amount, which statement shall (a) reflect the physical inventory conducted by the

Seller, (B) be prepared in a manner consistent with the Reference Working Capital Statement and (C) include a reconciliation showing the differences between Reference Working Capital and Closing Working Capital.

(iii) The Adjustment Amount Statement shall be final and binding on the Seller and the Buyer unless the Seller shall notify the Buyer in writing (a “Notice of Dispute”), within thirty (30) calendar days of its receipt of the Adjustment Amount Statement from the Buyer, that the Seller wishes to dispute one or more items set forth in the Adjustment Amount Statement (a “Disputed Item”). The Notice of Dispute shall set out in reasonable detail each Disputed Item, the basis for such dispute, the amount in dispute and the Seller’s calculation of Closing Working Capital and the Adjustment Amount. In the event that the Seller shall fail to notify the Buyer of any dispute with respect to any items set forth in the Adjustment Amount Statement within such 30-calendar-day period, (A) the Seller shall be deemed to have accepted and approved the Adjustment Amount Statement (or any items with respect to which the Seller has not so notified the Buyer of a dispute), and (B) the Adjustment Amount Statement shall be deemed to be final and binding on the Seller and the Buyer with respect to any item set forth in the Adjustment Amount Statement that is not a Disputed Item.

(iv) If the Seller shall notify the Buyer of one or more Disputed Items in accordance with Section 2.3(b)(iii) hereof, the Seller and the Buyer shall consult with each other and attempt in good faith to resolve any and all Disputed Items. If the Seller and the Buyer are unable to resolve any Disputed Items within thirty (30) calendar days of the delivery of a Notice of Dispute, such Dispute Items shall be referred, to the Vice President and Chief Financial Officer of the Buyer and the Chief Financial Officer of the Seller for resolution. If such officers are unable to resolve all disagreements within fifteen (15) business days, then, within fifteen (15) days thereafter, the matter shall be referred for final determination to KPMG LLP or, in the event that KPMG LLP cannot or will not hear such dispute, to a nationally recognized, independent auditing firm that is mutually acceptable to the Seller and the Buyer and is not the independent auditor of either the Seller or the Buyer (in either case, the “Accounting Firm”). The following terms shall apply to any such determination:

(A) each of the Seller and the Buyer shall promptly prepare a written statement on the Disputed Items which (together with the relevant documents) will be submitted to Accounting Firm for determination;

(B) the Accounting Firm shall only consider those items and amounts set forth on the Adjustment Amount Statement as to which the Seller and the Buyer have disagreed and in giving its determination, the Accounting Firm shall state what adjustments (if any) are necessary to Closing Working Capital and the Adjustment Amount Statement in respect of the Disputed Items in order to comply with the requirements of this Agreement;

(C) the Accounting Firm shall deliver to the Seller and the Buyer as promptly as possible but in any event within ninety (90) days after its appointment a written report setting forth the resolution of the Disputed Items determined in accordance with the terms herein; the Accounting Firm shall act as an expert (and not as an arbitrator) in making any determination with respect to any Disputed Items, which shall be final and binding on the Seller and the Buyer; and

(D) the fees and expenses of the Accounting Firm shall be paid (i) by the Seller, if the difference between the Adjustment Amount calculated based upon any determinations of the Accounting Firm and the Seller’s calculation of the Adjustment Amount is greater than the difference between the Adjustment Amount calculated based upon any determinations of the Accounting Firm and the Buyer’s calculation of the Adjustment Amount, (ii) by the Buyer, if the difference between the Adjustment Amount calculated based upon any determinations of the Accounting Firm and the Buyer’s calculation of the Adjustment Amount is greater than the difference between the Adjustment Amount calculated based upon any determinations of the Accounting Firm and the Seller’s calculation of the Adjustment Amount, and (iii) by the Seller and the Buyer equally if the difference between the Adjustment Amount calculated based upon any determinations of the Accounting Firm and Seller’s calculation of the Adjustment Amount is equal to the difference between the Adjustment Amount calculated based upon any determinations of the Accounting Firm and Buyer’s calculation of the Adjustment Amount.

(v) If the Seller and the Buyer reach (or pursuant to Section 2.3(b)(iii) hereof are deemed to reach) agreement on the Adjustment Amount Statement, or the Adjustment Amount Statement is finally determined at any stage in the procedures set out in this Section 2.3(b), the Adjustment Amount Statement as so agreed or determined shall be final and binding on the Seller and the Buyer and shall be deemed to be the “Final Adjustment Amount Statement,” for all purposes of and under this Agreement.

      (vi) The Buyer shall permit the Seller and its accountants and other advisors reasonable access during normal business hours, and on reasonable notice, to the premises and personnel of the Subject Business and to any relevant accounts, documents and records of the Transferred Assets and Assumed Liabilities within its possession which are reasonably necessary for the purposes of reviewing the Adjustment Amount Statement, and will permit them to make copies of such accounts, documents and records at their own cost and expense.

      (vii) In the event that the Seller shall deliver a Notice of Dispute pursuant to Section 2.3(b)(iii) hereof and the aggregate dollar amount of all Disputed Items set forth therein (calculated without setting off any single Disputed Item against any other Disputed Items) is less than twenty percent (20%) of the aggregate dollar amount of the Adjustment Amount set forth in the Adjustment Amount Statement delivered by the Buyer pursuant to Section 2.3(b)(ii) hereof, then for purposes of this Section 2.3(b)(vii) hereof, (A) the Adjustment Amount shall be recalculated by excluding all Disputed Items, and (B):

(1) if the Adjustment Amount (as so recalculated) is greater than zero, the Buyer shall pay to the Seller an amount equal to the Adjustment Amount (as so recalculated); or

(2) if the Adjustment Amount (as so recalculated) is less than zero, the Seller shall pay to the Buyer an amount equal to the absolute value of the Adjustment Amount (as so recalculated);

in either case such amount (i) to also include interest compounded annually, using a 365-day year from the Closing Date through the date prior to the date of payment at the prime lending rate of Citibank, N.A. as in effect on the Closing Date, and (ii) to be payable by wire transfer in immediately available funds to an account or accounts designated in writing by the recipient of the Adjustment Amount.

(viii) Within two (2) business days after the determination of the Final Adjustment Amount Statement, the Adjustment Amount (after taking into account, and setting off against, any and all amounts previously paid pursuant to Section 2.3(b)(vii) hereof) shall be paid as follows:

(1) if the Adjustment Amount is greater than zero, the Buyer shall pay to the Seller an amount equal to the Adjustment Amount; or

(2) if the Adjustment Amount is less than zero, the Seller shall pay to the Buyer an amount equal to the absolute value of the Adjustment Amount;

in either case such amount (i) to also include interest compounded annually, using a 365-day year from the Closing Date through the date prior to the date of payment at the prime lending rate of Citibank, N.A. as in effect on the Closing Date, and (ii) to be payable by wire transfer in immediately available funds to an account or accounts designated in writing by the recipient of the Adjustment Amount.

      (c) Tax Allocation of Consideration.

      (i) Within one hundred and twenty (120) days after the Closing, the Buyer shall prepare a proposed allocation of the Consideration among all of the Transferred Assets. Thereafter, the Seller and the Buyer shall work together in good faith to agree upon such allocation as soon as reasonably practicable. In the event that the Seller and the Buyer shall agree upon an allocation of the Consideration among the Transferred Assets pursuant to this Section 2.3(c), such allocation shall be deemed to be the “Tax Allocation” for all purposes of and under this Agreement. The Seller and the Buyer hereby agree that, for purposes of allocating the appropriate portion of the Consideration to each of the Transferred Tangible Assets (other than inventory and work-in-process), the value of each such Transferred Tangible Asset shall be equal to its net book value, as reflected in the books and records of the Seller.

      (ii) To the extent the parties agree to the Tax Allocation, each of the Buyer and the Seller shall (i) report the Transactions for all Tax purposes as a sale of assets in a manner consistent with the Tax Allocation, (ii) not file any Tax Return or otherwise take a position with any Tax authority that is inconsistent with the Tax Allocation, (iii) not take any position before any Governmental Authority or in any judicial proceeding that is inconsistent with the Tax Allocation. Each of the Buyer and the Seller shall timely file a Form 8594 with the Internal Revenue Service in accordance with the requirements of Section 1060 of the Code. If there is a purchase price adjustment pursuant to Section 2.3(b) hereof, the Tax Allocation shall be revised in accordance with Section 1060 of the Code (and the treasury regulations promulgated thereunder), to reflect such purchase price adjustment. In the event that any Governmental Authority shall make or propose to either the Buyer or the Seller an allocation of the Consideration that differs from the Tax Allocation, each of the Buyer and the Seller shall reasonably cooperate in good faith with the other(s) to contest the determination of such Governmental Authority with respect to the allocation of the Consideration.

      2.4 The Closing.

      (a) Closing. The consummation of the Transactions shall take place at a closing (the “Closing”) to be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304, effective as of 12:01 a.m., local time, on the date that is two (2) business days following the satisfaction or valid written waiver of all the conditions set forth in Article 9 hereof (other than conditions which by their terms are to be satisfied at the Closing), or at such other location, time and date as the parties hereto shall mutually determine (the actual date on which the Closing shall occur pursuant hereto being referred to herein as the “Closing Date”).

      (b) Closing Deliveries of the Seller. At the Closing, the Seller shall deliver or cause to be delivered to Buyer ownership, possession and control of all of the Transferred Assets, free and clear of all Encumbrances other than Permitted Encumbrances, including by executing and delivering those documents identified in Section 9.2 hereof and all such other instruments, certificates and other documents that are reasonably necessary to effect the valid transfer from the Seller to Buyer of, and vest in Buyer valid title or rights in and to, the Transferred Assets or to complete the Transactions (collectively, the “Seller Transfer Documents”).

      (c) Closing Deliveries of the Buyer. At the Closing, the Buyer shall deliver to the Seller (i) an amount in cash equal to the Initial Purchase Price, payable by wire transfer in immediately available funds to an account or accounts designated in writing by the Seller, (ii) all such instruments, certificates and other documents of assumption, in form and substance reasonably acceptable to the Seller, dated as of the Closing Date and validly executed or acknowledged (as applicable) for and on behalf of Buyer and in its name by a duly authorized officer thereof, that are reasonably necessary to effect the valid assumption by the Buyer of the Assumed Liabilities, in each case effective as of the Closing and (iii) such other agreements or documents reasonably necessary to complete the Transactions (collectively, the “Buyer Assumption Documents”).

      (d) Title to Transferred Assets. Title to all Transferred Assets shall pass from the Seller to the Buyer at the Closing, subject to the terms and conditions of this Agreement. The Buyer assumes no risk of loss to the Transferred Assets prior to the Closing.

      2.5 Third Party Consents; Non-Transferable Assets.

      (a) The Seller and the Buyer shall use their respective commercially reasonable efforts to obtain all Third Party Consents, in a form and substance reasonably acceptable to the Buyer and the Seller, that are reasonably necessary to effect the valid transfer from the Seller to the Buyer of, and vest in the Buyer valid title or rights in and to, the Transferred Assets, in each case effective as of the Closing; provided, however, that solely for purposes of this Section 2.5(a), the exercise of commercially reasonable efforts by the Buyer or the Seller shall not consist of making payments to third Persons to obtain any such Third Party Consents, commencing any litigation or offering or granting any accommodation (financial or otherwise) to any third Persons, in each case in order to obtain any such Third Party Consents.

      (b) Notwithstanding anything in this Agreement or in any Ancillary Agreement to the contrary, nothing in this Agreement or in any Ancillary Agreement shall be construed as, or constitute, an attempt, agreement or other undertaking to transfer or assign to the Buyer any Non-Transferable Assets.

      (c) From and after the Closing and until such time as any Non-Transferable Asset shall be properly and lawfully transferred or assigned to the Buyer pursuant to Section 2.5(d) hereof (i) the Non-Transferable Assets shall be held by the Seller in trust exclusively for the benefit of Buyer and (ii) the Seller and the Buyer shall cooperate in any good faith, reasonable arrangement designed to provide or cause to be provided for the Buyer the material benefits intended to be transferred or assigned to the Buyer under the applicable Non-Transferable Asset and, in furtherance thereof, to the extent permitted under the terms of each such Non-Transferable Asset and under applicable Law (A) the Buyer shall use commercially reasonable efforts to perform and discharge all of the Liabilities of the Seller under the terms of such Non-Transferable Assets in effect as of the Closing and (B) the Seller shall use commercially reasonable efforts to provide or cause to be provided to the Buyer, at the request of and under the direction of the Buyer, all of the benefits of the Seller under the terms of the Non-Transferable Asset in effect as of the Closing, including the enforcement of any rights under the Non-Transferable Assets (including the right to terminate in accordance with the terms thereof upon the advice of the Buyer) and promptly paying to the Buyer any monies received by the Seller after the Closing under any Non-Transferable Assets attributable to the performance of the Buyer thereunder. Nothing in this Section 2.5(c) shall in any way diminish the Seller’s obligations hereunder to obtain all consents and approvals and to take all such other actions prior to or at Closing as are necessary to enable Seller to convey or assign valid title to all of the Transferred Assets to the Buyer. The Seller and the Buyer hereby acknowledge and agree that the relationship, if any, among the parties established by the terms of this Section 2.5(c) is that of independent contractors, and nothing in this Section 2.5(c) shall be construed to create a relationship of agency or partnership between the parties hereto or to create any obligation to, or provide any benefit for, any other Person.

      (d) For the period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date, the Seller and the Buyer shall use their respective commercially reasonable efforts to obtain all such Third Party Consents, in a form and substance reasonably acceptable to the Buyer and the Seller, that are reasonably necessary to effect the valid transfer from the Seller to the Buyer of, and vest in the Buyer valid title or rights in and to, the Non-Transferable Assets; provided, however, that solely for purposes of this Section 2.5(d), the exercise of commercially reasonable efforts by the Buyer and the Seller shall not consist of making payments to third Persons to obtain such Third Party Consents, commencing any litigation or offering or granting any accommodation (financial or otherwise) to any third Persons, in each case in order to obtain any such Third Party Consents. Upon the receipt of any such Third Party Consents under any Non-Transferable Asset after the Closing Date and prior to the first (1st) anniversary of the Closing Date, such Non-Transferable Asset shall be transferred and assigned to the Buyer, and thereafter deemed to be a Transferred Asset for all purposes of and under this Agreement and any applicable Ancillary Agreements, effective as of the date of such consent, waiver, approval or authorization.

      2.6 Transfer Taxes. The Buyer and Seller shall equally share the payment of, and shall pay when due, any and all documentary, stamp, sales, use, excise, value-added, gross receipts or similar transfer taxes (“Transfer Taxes”) that are or may be payable in connection with the sale or purchase of the Transferred Assets. Each party shall prepare and timely file all Tax Returns relating to Transfer Taxes that such party is required to file under applicable law (subject to the other party’s review and consent, which shall not be unreasonably withheld) and shall timely pay all Transfer Taxes required to be paid by such party under applicable law. Each party shall indemnify the other for fifty percent (50%) of all such Transfer Taxes paid by the other in accordance with Section 10.2 and Section 10.3 hereof. The Buyer shall provide to the Seller a valid California resale certificate for the inventory items purchased by the Buyer. The parties shall cooperate with one another to the extent reasonably requested and legally permitted to minimize any Transfer Taxes.

      2.7 Proration of Certain Liabilities. Any and all Liabilities for property Taxes payable in respect of Transferred Tangible Property shall be prorated as of the Closing between the Seller, on the one hand, and the Buyer, on the other hand. The net proration payment for the items of Liability set forth in this Section 2.7 hereof that are determinable as of the Closing shall be made within sixty (60) calendar days of the Closing. Any net proration payment for the items of Liability set forth in this Section 2.7 hereof that are not determinable as of the Closing shall be paid by the Buyer to the Seller or by the Seller to the Buyer, as the

case may be, within thirty (30) calendar days after the party or parties directly incurring such Liability shall notify the other party hereto in writing that such item of Liability has become determinable.

      2.8 Further Assurances.

      (a) Of the Seller. At any time and from time to time after the Closing, at the Buyer’s reasonable request and without further consideration therefor, the Seller shall execute and deliver to the Buyer such other documents or instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions, as may reasonably be requested in order more effectively to transfer, convey and assign to the Buyer, or confirm the title or rights of the Buyer in or to, all of the Transferred Assets, to put the Buyer in actual possession and control of the Transferred Assets to the full extent permitted by applicable Law, and otherwise to cause the Seller to fulfill its obligations under the Transaction Agreements to which it is a party.

      (b) Of the Buyer. At any time and from time to time after the Closing, at the Seller’s reasonable request and without further consideration therefor, the Buyer shall execute and deliver to the Seller such other documents or instruments of assumption, provide such materials and information and take such other actions, as may reasonably be requested in order more effectively to assume from the Seller, or confirm the obligations of the Buyer under, all of the Assumed Liabilities, and otherwise to cause the Buyer to fulfill its obligations under the Transaction Agreements to which it is a party.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER

      Subject to the exceptions and other information set forth in disclosure schedules delivered by the Seller to the Buyer as of the date hereof (the “Seller Disclosure Schedule”), the Seller hereby represents and warrants to the Buyer as follows:

3.1 Organization; Good Standing; Corporate Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Seller is licensed or qualified to transact business as a foreign corporation, and is in good standing, under the laws of all states in the United States where the Subject Business would require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect. The Seller has all requisite corporate power and authority to own, hold and use the Transferred Assets, and to sell, license or otherwise distribute any of the Products to, or provide services to, customers or potential customers or any class of customers, in the manner currently being conducted by it.

3.2 Authority. The Seller has all requisite power and authority to enter into the Transaction Agreements to which it is a party, to perform its obligations under the Transaction Agreements, and to consummate the Transactions. The execution and delivery by the Seller of the Transaction Agreements to which it is a party, the performance by the Seller of its obligations under the Transaction Agreements, and the consummation by the Seller of the Transactions, have been duly authorized by all necessary corporate action on the part of the Seller, and except for shareholder approval which the Seller shall seek pursuant to Section 5.2 hereof, no further action is required on the part of the Seller to authorize the execution and delivery by the Seller of the Transaction Agreements to which it is a party, the performance by the Seller of its obligations under the Transaction Agreements, or the consummation by the Seller of the Transactions. This Agreement has been (and as of the Closing each of the Ancillary Agreements to which the Seller is a party will be) duly executed and delivered by the Seller, and this Agreement constitutes (and upon the execution and delivery thereof by the Seller as of the Closing, each of the Ancillary Agreements to which the Seller is a party will constitute) the valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms.

3.3 Conflicts. Assuming that the authorizations, approvals and consents referred to in Section 3.4 hereof are duly obtained, the execution and delivery by the Seller of the Transaction Agreements to which it is a party, the performance by the Seller of its obligations under the Transaction Agreements, and the consummation by the Seller of the Transactions, will not directly or indirectly (with or without notice or lapse of time) conflict with or result in any violation of, or result in the imposition of any lien upon or create a security interest under, or default under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”) (i) any provision of the Articles of Incorporation or Bylaws of the Seller, (ii) any of the Transferred Assets, (iii) any judgment, order, award, decree applicable to the Seller or (iv) to the Knowledge of the Seller, any Law that is applicable to the Seller or any of its properties or assets (tangible and intangible), including the Transferred Assets, except in the case of this clause (iv) for any such Conflicts that would not reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under the Transaction Agreements to which it is a party and to consummate the Transactions.

3.4 Required Consents. Except for (a) filings with the SEC of the Proxy Statement, (b) the approval of the Seller’s shareholders and (c) filings, permits, authorizations, consents and approvals as may be required under the rules and regulations of NASDAQ, no material consent, waiver, license, approval, authorization or order of, or material registration, declaration or filing with any Person (including a party to any agreement with the Seller) is required by or with respect to the Seller in connection with or as a result of the execution and delivery by the Seller of the Transaction Agreements to which the Seller is a party, the performance by the Seller of its obligations under the Transaction Agreements, or the consummation by the Seller of the Transactions.

3.5 Transferred Tangible Property. The Seller has good and valid title to all of the Transferred Tangible Property, in each case free and clear of any and all Encumbrances other than Permitted Encumbrances, and each item of Transferred Tangible Property is in good operating condition, regularly and properly maintained, subject to normal wear and tear.

3.6 Inventory. All of the inventories of the Seller included among the Transferred Tangible Property were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Seller’s regular inventory practices and are set forth on the Reference Working Capital Statement in accordance with the practices and principles of the Seller consistent with the method of treating such items in prior periods. None of the inventory that is included among the Transferred Tangible Property has been consigned from any third party or is on consignment from any third party.

      3.7 Transferred Contracts; Government Contracts.

(a) The Seller has made available to the Buyer a true and correct copy of each of the Transferred Contracts (including all currently effective modifications, amendments and supplements thereto), each of which contains all of the material terms thereof. Each of the Transferred Contracts is in full force and effect, is valid and effective against the Seller and the other party or parties thereto in accordance with its terms, and to the Knowledge of the Seller, there is no existing material default or event of material default (or event that with notice or lapse of time, or both, would constitute a default) thereunder by the Seller or any other party or parties thereto. The Seller is in compliance with and has neither breached, violated or defaulted under, nor received notice that the Seller has breached, violated or defaulted under, any of the terms or conditions of each of the Transferred Contracts, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Section 3.7(b) of the Seller Disclosure Schedule contains a complete and accurate list of any Transferred Contract that is a, or that contains provisions that include any of the following:

(i) Contract relating to the borrowing of money or under which it has imposed a security interest on any of the Transferred Assets;

(ii) guarantee of any obligation;

(iii) letter of credit, bond or other indemnity, except endorsements of instruments for collection in the ordinary course of operation of the Subject Business;

(iv) Contract requiring the payment by the Seller of more than $50,000 in any twelve (12) month period for the purchase or lease of any machinery, equipment or other capital assets;

(v) collective bargaining agreement, employment, international sales agent, representative, distributor or consulting Contract;

(vi) Contract providing for severance payments or other additional similar rights or benefits (whether or not optional) in the event of the sale of the Subject Business;

(vii) joint venture or partnership Contract;

(viii) Contract requiring the payment by the Seller to any Person of more than $50,000 in the aggregate in any twelve (12) month period for the purchase of goods or services;

(ix) Contract between the Seller and any Affiliate of the Seller (which shall be separately identified as such in Section 3.7(b) of the Seller Disclosure Schedule);

(x) lease of personal property under which the Seller is the lessor, except equipment leases entered into the ordinary course of business;

(xi) Contract under which the Seller has agreed to indemnify any party; or

(xii) Contract concerning non-competition.

(c) With respect to each Government Contract that is a Transferred Contract or any Bid (i) to the Knowledge of the Seller, the Seller has complied with all material terms and conditions and all requirements of Law applicable thereto, (ii) no written notice has been received alleging that the Seller is in breach or violation of any requirement of Law applicable thereto, (iii) no written notice of termination, cure notice or show-cause notice has been received by the Seller with respect thereto, or (iv) to the Knowledge of the Seller, no notice of breach, violation or termination, cure notice or show-cause notice has been threatened with respect thereto.

(d) The Seller is not with respect to the Subject Business (and for the last three (3) years has not been) (i) to the Knowledge of the Seller, under administrative, civil or criminal investigation, indictment or information by the United States Government with respect to any alleged irregularity, misstatement or omission regarding a Government Contract that is a Transferred Contract or any Bid, or (ii) suspended or debarred from doing business with the United States Government or declared nonresponsible or ineligible for government contracting. Within the past three (3) years, the Seller has not made a voluntary disclosure under the United States Department of Defense voluntary disclosure program or under any voluntary disclosure program of another Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract that is a Transferred Contract or any Bid.

(e) To the Knowledge of the Seller, there are no circumstances that would warrant the United States Department of Defense or any other Governmental Authority suspension or disbarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Subject Business or any other damage or penalty assessment or recoupment of payment. To the Knowledge of the Seller, neither the United States Government nor any prime contractor, subcontractor or vendor is asserting in writing any claim or initiating any dispute proceeding against the Seller relating to any Government Contract that is a Transferred Contract or any Bid, nor is the Seller asserting any claim or initiating any dispute proceeding directly or indirectly against any such party concerning any such Government Contract or Bid.

(f) To the Knowledge of the Seller, there is no proposed or overtly threatened termination of any facility or personnel security clearances applicable to the Subject Business.

3.8 Transferred IPR and Transferred Technology. The Seller owns, and has the right to transfer to the Buyer under this Agreement, free and clear of Third Party Consents and all Encumbrances other than

Permitted Encumbrances, the Transferred IPR and the Transferred Technology. To the Knowledge of the Seller, (a) the Seller’s current conduct of the Subject Business does not infringe on the Intellectual Property Rights of any third Person and (b) the Seller has not received any written notice from a third Person alleging that the Seller has or may have in the past, or is or may be currently, infringing upon the Intellectual Property Rights of any third Person. To the Knowledge of the Seller, no third party is infringing or misappropriating any of the Transferred IPR.

3.9 Transferred Accounts Receivable. The Transferred Accounts Receivable arose from bona fide transactions in the ordinary course of business, consistent with past practices, and represent valid and enforceable claims against debtors for sales and other charges. No material amount of the Transferred Accounts Receivable is contingent upon the performance by the Seller of any obligation or contract other than normal warranty repair and replacement.

3.10 Transferred Employees.

(a) Except for any persons who resign from the Seller’s employment following the date hereof and prior to the Closing or whose employment with the Seller is terminated following the date hereof and prior to the Closing, the Transferred Employees are all of the employees of the Seller who currently work primarily for the Subject Business.

(b) With respect to the Transferred Employees, the Seller is not a party to, or bound by, any collective bargaining agreement, shop floor agreement contract or other agreement or understanding with a labor union or labor organization. No proceeding regarding any unfair labor practice is pending before the National Labor Relations Board or similar domestic or foreign governmental agency. No application or petition requiring the Seller with respect to the Subject Business to bargain with any labor organization as to wages or conditions of employment involving the Subject Business has been commenced nor is any such application or petition, to the Knowledge of the Seller, threatened. To the Knowledge of the Seller, there are no campaigns being conducted to solicit cards from the Transferred Employees to authorize representation by any labor organization.

(c) Section 3.10(c) of the Seller Disclosure Schedule contains a complete and accurate list of the accrued severance of each Transferred Employee as of July 31, 2004 under the Seller Severance Policy.

(d) The Seller’s 401(k) plan is intended to meet the requirements of Section 401(a) of the Code and has been subject to a determination letter from the Internal Revenue Service to the effect that such plan is qualified and the related trust is exempt from Federal income taxes under Section 401(a) and Section 501(a), respectively, of the Code.

3.11 Litigation. There is no Proceeding pending or, to the Knowledge of the Seller, threatened relating to the Transferred Assets, the Products or the Subject Business. There is no investigation or other proceeding pending or, to the Knowledge of the Seller, threatened relating to the Transferred Assets, the Products or the Subject Business by or before any Governmental Authority. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Seller relating to the Transferred Assets, the Products or the Subject Business under any applicable Law. Since January 1, 2001, the Seller has not been a party to any litigation and has had no litigation pending against a third party, in each case involving or affecting the Subject Business.

3.12 Taxes.

(a) To the extent that failure to do so would adversely impact the Transferred Assets or the Buyer’s ownership of the Transferred Assets, the Seller (i) has paid all Taxes it is required to pay to the appropriate Governmental Authority and (ii) has filed all material Tax Returns it is required to file. With respect to the Subject Business, all Taxes that the Seller is required to withhold or collect have been withheld or collected.

(b) There is no action, suit, proceeding, audit, investigation or claim pending or, to the Knowledge of the Seller, threatened in respect of any Taxes relating to the Subject Business for which the Seller is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the

Knowledge of the Seller, threatened. Seller does not know of any basis for the assertion of any claim for any liabilities for unpaid Taxes for which Buyer would become liable as a result of the Transactions contemplated by this Agreement or that would result in any Lien on any of the Transferred Assets.

(c) There are no Liens with respect to any Taxes upon any of the Transferred Assets, other than Permitted Encumbrances.

(d) None of the Transferred Assets is “tax exempt use property” within the meaning of Section 168(h) of the Code.

3.13 Environmental Matters. The Seller (a) is, to the Knowledge of the Seller, in compliance with all Environmental Laws that are applicable to the Subject Business, (b) has not, with respect to the Seller’s operation of the Subject Business, received any written notice of any alleged claim, violation of, or liability under, any Environmental Law that has not heretofore been cured or for which there is any remaining liability and (c) has not transferred Hazardous Materials generated by the Subject Business to any facility listed or proposed for listing under CERCLA or any state equivalent, except in the case of the foregoing clauses (a) – (c) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the real property currently owned or leased by the Seller for the operation of the Subject Business is listed or proposed for listing on the National Priorities List or CERCLIS (or any state equivalent), and there are no claims pending, or to the Knowledge of the Seller, threatened against the Seller for any (i) personal injury as a result of employee exposure to Hazardous Materials or (ii) property damage as a result of Hazardous Materials present on any real property currently owned or leased by the Subject Business.

3.14 Sufficiency of Assets. The Transferred Assets constitute, as of the date hereof, all of the assets, rights and properties that the Seller currently uses or holds for use in connection with the operation of the Subject Business as currently conducted.

3.15 Confidential Offering Memorandum. The Confidential Offering Memorandum provided by the Financial Advisor (on behalf of the Seller) to the Buyer in connection with the Buyer’s consideration of the Transactions does not, as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,

3.16 Reference Working Capital Statement. The Reference Working Capital Statement presents the total current assets of the Subject Business as of March 31, 2004 (other than (i) cash and cash equivalents, and (ii) any Tax related items), less the total current liabilities of the Subject Business as of March 31, 2004 (other than any Tax related items, except payroll taxes), in each case derived from the books and records of the Seller and determined in accordance with the accounting methods, policies, practices and procedures set forth in Section 3.16 of the Seller Disclosure Schedule.

3.17 Subsequent Events. Since March 31, 2004 until the date hereof, (a) the Seller has conducted its operations related to the Subject Business in the ordinary course of business, has used commercially reasonable efforts to maintain the Subject Business, the Transferred Assets, its relations with employees, customers, suppliers, licenses and operations related to the Subject Business as an ongoing business in accordance with past practice and (b) there has not been any Material Averse Effect.

3.18 Compliance with Applicable Laws; Permits.

(a) The Subject Business is being conducted in compliance with all applicable Laws, except as would not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, to the Knowledge of the Seller, the Seller has not, within the past three (3) years, in connection with the Subject Business (including any Transferred Contract that is a Government Contract or any Bid), (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; or (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

(b) The Seller has duly obtained all material permits, concessions, grants, franchises, licenses, certifications and other governmental authorizations and approvals (including any licenses to export its Products) that are necessary for the conduct of the Subject Business as it is currently conducted. Each Transferred Permit is in full force and effect, and there are no proceedings pending or, to the Knowledge of the Seller, threatened that would result in the revocation, cancellation, suspension or modification of any Transferred Permit.

3.19 Brokers and Intermediaries. Except for Jefferies Quarterdeck, a division of Jefferies & Company, Inc. (the “Financial Advisor”), the Seller has not employed any broker, finder, advisor or intermediary in connection with the Transactions who would be entitled to a broker’s, finder’s, adviser’s, intermediary’s or similar fee or commission in connection therewith or upon the consummation thereof from the Buyer.

3.20 Product Warranties. There are no outstanding product warranty for the Products for a period greater than eighteen (18) months. Section 3.20 of the Seller Disclosure Schedule contains a complete and accurate list of all pending or, to the Knowledge of the Seller, threatened product liability claims with respect to the Subject Business or the Products. Section 3.20 of the Seller Disclosure Schedule contains a complete and accurate list of all product liability claims or recalls with respect to the Subject Business or the Products that have occurred since January 1, 2000. None of the products manufactured or sold by the Seller with respect to the Subject Business, including the Products, contains or incorporates asbestos, asbestos-containing materials or presumed asbestos-containing materials.

3.21 Problems with Suppliers and Customers. Since January 1, 2004, (a) no supplier or customer to or of the Subject Business has canceled or otherwise terminated its relationship with the Seller with respect to the Subject Business, except cancellations or termination which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) to the Knowledge of the Seller, no supplier or customer to or of the Subject Business has overtly threatened to cancel or otherwise terminate its relationship with the Seller with respect to the Subject Business or its usage of the services of the Seller with respect to the Subject Business, except cancellations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (c) to the Knowledge of the Seller, no supplier to the Subject Business has become unable to continue to supply the products or services supplied to the Subject Business by such supplier. The Seller does not have any direct or indirect ownership interest in any supplier or customer of the Subject Business.

3.22 Transactions with Affiliates. Section 3.22 of the Seller Disclosure Schedule contains a complete and accurate list of all existing material contractual or business relationships between the Seller, with respect to the Subject Business, any other divisions of the Seller or any Affiliate of the Seller.

3.23 Transactions with Related Persons; Outside Interests. No Related Party is, or has been since January 1, 2003, a party to any Contract or transaction with the Seller. No Related Party uses any of the Transferred Assets except directly in connection with the Subject Business, and no Related Party owns or has any interest in any of the Transferred Assets. No Related Party has any claim of any nature, including any inchoate claim, against any of the Transferred Assets or the Subject Business. Except as expressly provided herein or in any other agreement or as otherwise may be mutually agreed after the Closing, (a) no Related Party will at any time after the Closing for any reason, directly or indirectly, be or become entitled to receive any payment or transfer of money or other property of any kind from the Buyer and (b) the Buyer will not at any time after the Closing for any reason, directly or indirectly, be or become subject to any obligation to any Related Party.

3.24 Seller Information. The information relating to the Seller and its subsidiaries to be provided by the Seller for inclusion in the preliminary proxy statement, the Proxy Statement, or in any other document filed with any other Governmental Authority in connection herewith, at the respective times filed with the SEC or such other Governmental Authority and first published, sent or given to the shareholders of the Seller and, with respect to the Proxy Statement, at the date any amendment is mailed to the shareholders and at the time of the special shareholders meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make there statement therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Seller as to such portions thereof that relate only to the Buyer for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

3.25 Board Recommendation. Subject to the right of the board of directors of the Seller under Section 5.8(b) hereof, the board of directors of the Seller, at a meeting duly called and held, has (a) unanimously adopted this Agreement (including all terms and conditions set forth herein) and approved the Transactions, (b) determined that the Transaction is advisable and that the terms of the Transaction are fair to, and in the best interests of, the Seller and its shareholders and (c) subject to the terms of Section 5.8 hereof, resolved to submit this Agreement to the Seller’s shareholders and recommend that the Seller’s shareholders approve this Agreement and the Transactions.

3.26 Opinion of Financial Advisor. The Financial Advisor has delivered to the Seller’s board of directors its opinion (in writing or to be confirmed in writing) to the effect that, as of the date hereof and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the Seller for the Transferred Assets pursuant to the Transaction is fair, from a financial point of view, to the Seller.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to the Seller as follows:

4.1 Organization; Good Standing; Corporate Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to own, hold and use the Transferred Assets that are owned or held by the Seller, or in its name, as of the date hereof.

4.2 Authority. The Buyer has all requisite power and authority to enter into the Transaction Agreements to which it is a party, to perform its obligations under the Transaction Agreements, and to consummate the Transactions. The execution and delivery by the Buyer of the Transaction Agreements to which it is a party, the performance by the Buyer of its obligations under the Transaction Agreements and the consummation by the Buyer of the Transactions, have been duly authorized by all necessary corporate action on the part of the Buyer, and no further action is required on the part of the Buyer or its stockholders to authorize the execution and delivery by the Buyer of the Transaction Agreements to which it is a party, the performance by the Buyer of its obligations under the Transaction Agreements or the consummation by the Buyer of the Transactions. This Agreement has been (and as of the Closing each of the Ancillary Agreements to which the Buyer is a party will be) duly executed and delivered by the Buyer, and this Agreement constitutes (and upon the execution and delivery thereof by the Buyer as of the Closing, each of the Ancillary Agreements to which the Buyer is a party will constitute) the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms.

4.3 Conflicts. The execution and delivery by the Buyer of the Transaction Agreements to which it is a party, the performance by the Buyer of its obligations under the Transaction Agreements, and the consummation by the Buyer of the Transactions, will not Conflict with or result in any Conflict under (i) any provision of the certificate of incorporation or bylaws (or the equivalent organizational documents) of the Buyer, (ii) any material Contract to which the Buyer is a party or by which the Buyer or any of its properties or assets may be bound or (iii) any judgment, order, decree or, to the knowledge of the Buyer, any material Law that is applicable to the Buyer or any of its properties or assets (tangible and intangible), except in the case of this clause (iii) for any such Conflicts that would not reasonably be expected to have a material adverse effect on the ability of the Buyer to perform is obligations under the Transaction Agreements to which it is a party and to consummate the Transactions.

4.4 Required Consents. No material consent, waiver, license, approval, authorization or other order of, or material registration, declaration or filing with, any Person (including a party to any agreement with the Buyer) is required by or with respect to the Buyer in connection with or as a result of the execution and delivery by the Buyer of the Transaction Agreements to which the Buyer is a party, the performance by the Buyer of its obligations under the Transaction Agreements or the consummation by the Buyer of the Transactions.

4.5 Sufficiency of Funds. The Buyer has, or has access through one or more of its Affiliates, to sufficient funds to deliver the Purchase Price to the Seller in accordance with the terms and conditions of this Agreement.

4.6 Brokers and Intermediaries. Except for Needham & Company, the Buyer has not employed any other broker, finder, advisor or intermediary in connection with the Transactions who would be entitled to a broker’s, finder’s, adviser’s, intermediary’s or similar fee or commission in the connection therewith or upon consummation thereof from the Seller.

4.7 Buyer Information. The information relating to Buyer to be provided by Buyer to be contained in the preliminary proxy statement, the Proxy Statement, or in any other document filed with any other Governmental Authority in connection herewith, at the respective time filed with the SEC or such other Governmental Authority and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to shareholders of the Seller and at the time of the special meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

ARTICLE 5

COVENANTS & AGREEMENTS

      5.1 Interim Operations of the Subject Business.

      (a) The Seller shall (i) carry on the Subject Business in the usual, regular and ordinary course and in substantially the same manner as currently conducted and in material compliance with all applicable Laws, pay all debts that would otherwise constitute Assumed Liabilities when due, subject to good faith disputes over such liabilities and (ii) use commercially reasonable efforts, consistent with past practices and policies, to (A) preserve intact the present business organization of the Subject Business, (B) keep available the services of the Transferred Employees and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees and other persons with which it has significant business dealings relating to the Subject Business.

      (b) Except as set forth in Section 5.1 of the Seller Disclosure Schedule or consented to in writing by Buyer, Seller shall not:

(i) divest, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to divest, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, any Transferred Assets other than (A) Transferred Tangible Property in the ordinary course of business or (B) Permitted Encumbrances;

(ii) increase the compensation or employee benefits of any officers or employees of the Seller who will become Transferred Employees;

(iii) modify, amend or terminate any Transferred Contract or enter into any new contracts or agreements with respect to the Subject Business involving payments in excess of $100,000 in the aggregate, other than in the ordinary course of business (provided, that the Seller shall be permitted to convert certain intra-company work orders into third-party contracts on reasonable terms subject to Buyer’s consent);

(iv) make any change to the accounting methods, principles or practices of the Subject Business, except as may be required by GAAP;

(v) enter into any settlement agreements involving payments in excess of $50,000 in the aggregate or which would restrict the Subject Business with respect to any litigation or any claim (whether pending or threatened) relating to the Subject Business;

(vi) make any capital expenditure related to the Subject Business in excess of $100,000 in the aggregate;

(vii) make any material change in the methods of manufacture, management or operation of the Subject Business;

(viii) make any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person which would be included in the Transferred Assets;

(ix) to the extent related to the Subject Business or Transferred Assets, incur or assume any long-term or short-term debt or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or

(x) authorize, or commit or agree to take any of the foregoing actions.

      5.2 Proxy Statement and Approval of the Seller’s Shareholders. As promptly as practicable, but no later than ten (10) business days after the execution and delivery of this Agreement, the Seller shall prepare and file with the SEC a preliminary proxy statement to be used in connection with the Seller’s solicitation of proxies from its shareholders to approve and adopt this Agreement and the Transactions. The Buyer shall promptly provide to the Seller such information concerning its business and financial statements and affairs as may be required or appropriate for inclusion in the proxy statement, or in any amendments or supplements thereto, and the Buyer will cause its counsel and auditors to cooperate with the Seller’s counsel and auditors in the preparation of the preliminary proxy statement. The preliminary proxy statement and the Proxy Statement will comply in all material respects with all applicable Laws and the Seller will, after consultation with the Buyer, promptly respond to any comments made by the SEC with respect to such preliminary proxy statement and, as soon as possible, cause a definitive proxy statement (the “Proxy Statement”) to be mailed to its shareholders. The Proxy Statement shall contain (A) the recommendation of the board of directors of the Seller that shareholders of the Seller vote in favor of the approval of this Agreement and the Transactions contemplated herein, and (B) the opinion of the Financial Advisor described in Section 3.26 hereof (if the Financial Advisor authorizes such inclusion, which authorization the Seller will request). Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Seller shall promptly consult with the Buyer of such occurrence and the Seller shall use its commercially reasonable efforts to obtain and furnish any information, promptly provide comments to the SEC or its staff, and file such amendment or supplement. The Seller shall duly call, give proper notice of, convene, and hold a special meeting of the shareholders as soon as reasonably practicable following the execution of this Agreement for the purpose of considering and taking action upon this Agreement and the Transactions. The Seller shall use its commercially reasonable efforts (including by retaining an outside proxy solicitation firm at its own cost and expense) to solicit from the shareholders of the Seller proxies in favor of the approval of this Agreement and the Transactions and shall take all other action necessary or advisable to secure the vote or consent of its shareholders required to effect the Transactions.

      5.3 Access. Except as prohibited by applicable Law or by the agreements of the Seller with third Persons, during the period commencing with the execution and delivery of this Agreement and ending on the Closing Date, the Seller shall afford to the Buyer and its representatives, subject to reasonable advance notice and at all reasonable times during normal business hours, reasonable access to the personnel, professional advisors, properties, contracts, Books and Records and other documents and data of the Seller relating to the Subject Business, the Transferred Assets or the Products, in each case only to the extent that such material relates to the Subject Business, Transferred Assets or the Products.

      5.4 Confidentiality. Whether or not the Transactions shall be consummated, any information obtained during the course of any investigation conducted pursuant to the provisions of Section 5.3 hereof or in connection with the negotiation and execution of the Transaction Agreements and/or the consummation of the Transactions (including the Transferred Books and Records), as well as the terms and provisions of the

Transaction Agreements (including the Purchase Price and any other amounts payable pursuant to any Transaction Agreement), shall be governed by the terms and conditions of that certain Confidential Disclosure Agreement, dated March 19, 2004, by and between the Seller and the Buyer; provided, however, that if the Transactions shall be consummated, nothing set forth in the Confidential Disclosure Agreement or this Section 5.4 shall restrict the Buyer’s use of or disclosures regarding the Transferred Assets.

      5.5 Public Disclosure. Without limiting any other provision of this Agreement or any of the Ancillary Agreements, the Seller and the Buyer shall consult with each other before issuing, and shall provide the other with an opportunity to review, comment upon and concur with, and shall use commercially reasonable efforts to agree upon, any press release or other disclosure, statement or communication in respect of the Transaction Agreements and/or the Transactions, and, except as required by applicable Law (including applicable securities Laws) or any listing agreement with the New York Stock Exchange, The Nasdaq Stock Market, Inc. or other applicable national or regional securities exchange, neither the Seller nor the Buyer shall issue any press release, make any public disclosure or make any statement or communication to any third party (other than their respective agents and representatives) regarding the Transaction Agreements and/or the Transactions (including, if applicable, the termination of any Transaction Agreement and the reasons therefor) without the prior written consent of the other party hereto.

      5.6 Reasonable Efforts. On the terms and subject to the conditions set forth in this Agreement, the Seller and the Buyer shall use their respective commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, as promptly as possible, to obtain all necessary Third Party Consents and consents of Government Authorities, to effect or make all necessary registrations, qualifications and filings and to remove any injunctions or other impediments or delays, legal or otherwise, required to be obtained, made or removed in order to consummate and make effective the Transactions for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. All filing fees payable to Government Authorities shall be shared equally between the Seller and the Buyer, with the exception of any fees incurred in connection with the preliminary proxy statement or the Proxy Statement, all of which shall be paid by the Seller.

      5.7 Revised Seller Schedules. At any time and from time to time after the execution and delivery of this Agreement, the Seller may amend, modify, update or supplement the information set forth in the Schedules to this Agreement or in the Seller Disclosure Schedule, in whole or in part, by delivery to the Buyer of an amended and restated copy of one or more Schedules to this Agreement or the Seller Disclosure Schedule (each, a “Revised Seller Schedule”), clearly marked to reflect all of the Seller’s proposed amendments, modifications, updates and supplements thereto. In the event and to the extent that the Buyer shall fail to object in writing to a Revised Seller Schedule within five (5) business days following its receipt thereof, such Revised Seller Schedule shall be deemed (i) to replace and supersede in its entirety the corresponding Schedule to this Agreement or the Seller Disclosure Schedule, as applicable (and any and all corresponding Revised Seller Schedules previously delivered by the Seller to the Buyer pursuant to this Section 5.7) and (ii) to be the definitive corresponding Schedule to this Agreement or Seller Disclosure Schedule, as applicable, for all purposes of and under this Agreement, including for purposes of (A) determining the Transferred Assets to be purchase and sold pursuant to Article 2 hereof, (B) determining whether the conditions to the obligations of the Buyer set forth in Section 9.2(a) hereof have been satisfied and (C) establishing the indemnification obligations of the Seller pursuant to Section 10.2 hereof. In the event that the Buyer shall object in writing to any amended, modified, updated or supplemented information set forth in a Revised Seller Schedule within five (5) business days following its receipt thereof, such amended, modified, updated or supplemented information (x) shall not be deemed to amend the corresponding Schedule to this Agreement for purposes of determining the Transferred Assets to be purchased and sold pursuant to Article 2 hereof, and (y) shall not be deemed to qualify the representations and warranties of the Seller set forth in this Agreement for purposes of determining whether the conditions to the obligations of the Buyer set forth in Section 9.2(a) hereof have been satisfied; provided, however, that notwithstanding the Buyer’s objection in writing to any such amended, modified, updated or supplemented information set forth in a Revised Seller Schedule that purports to amend or modify the Seller Disclosure Schedule within such five

(5) business day period, in the event that the Transactions shall be consummated, such amended, modified, updated or supplemented information shall be deemed to replace and supersede in its entirety the corresponding information set forth in the Seller Disclosure Schedule (and in any and all Revised Seller Schedules (to the extent that any such Revised Seller Schedule amended and superseded the Seller Disclosure Schedule) previously delivered by the Seller to the Buyer pursuant to this Section 5.7) for purposes of establishing the indemnification obligations of the Seller pursuant to Section 10.2 hereof.

      5.8 No Solicitation.

      (a) The Seller shall immediately cease any discussions or negotiations with any Persons other than Buyer that may be ongoing with respect to the proposed Transactions and shall seek to have returned to the Seller any confidential information that has been provided in any such discussions or negotiations. From the date hereof, the Seller shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors, or employees or any Affiliate, investment banker, financial advisor, attorney, accountant, or other representative retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage discussions (including by way of furnishing information which has not been previously publicly disseminated), or take any other action intended to facilitate any inquiries or the making of any Proposal or (ii) participate in any discussions or negotiations regarding any Proposal.

      (b) Except as specially permitted under the terms of this Section 5.8(b), neither the board of directors of the Seller nor any committee thereof shall, in a manner adverse to the Buyer, privately or publicly, (i) withhold, withdraw, amend or modify its recommendation in favor of the approval of this Agreement and the Transactions, (ii) approve or recommend any Proposal or (iii) cause the Seller to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Proposal; provided, however, that notwithstanding the foregoing or anything in this Agreement to the contrary, nothing in this Agreement shall prevent the board of directors of the Seller or any committee thereof from withholding, withdrawing, amending or modifying its recommendation in favor of the approval of this Agreement and the Transactions at any time prior to the time at which the Seller’s shareholders have duly approved this Agreement and the Transactions under California Law, if (i) the Seller receives an unsolicited Superior Proposal after the execution of this Agreement under circumstances that does not arise out of a breach of the terms of this Section 5.8, and such Superior Proposal has not been withdrawn, and (ii) the board of directors of the Seller determines in good faith, after considering applicable Law and after consultation with its outside counsel, that, in light of such Superior Proposal, the withholding, withdrawing, amending or modifying such recommendation is consistent with the fiduciary duties of the board of directors of the Seller to the Seller’s shareholders under applicable Law. In addition, nothing in this Agreement shall prohibit the board of directors of the Seller from (i) taking and disclosing to the Seller’s shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, (ii) complying with the provisions of Rule 14d-9 promulgated under the Exchange Act or (iii) making any disclosure that is required to comply with the board’s fiduciary duty of candor (including, without limitation, a change of recommendation in favor of the approval of this Agreement and the Transactions) to the Seller’s shareholders under applicable Law.

      (c) The Seller shall promptly advise the Buyer, both orally and in writing, of any (i) any Proposal, whether or not a Superior Proposal, and the material terms and conditions thereof, including the identity of the Persons making it, and (ii) any request for confidential information of the Company, whether in connection with a Proposal or otherwise.

      5.9 Appropriate Action. The Seller and the Buyer shall promptly notify each other in writing of any pending or, to the Knowledge of the Seller or the Buyer, as applicable, threatened action, proceeding or investigation by any Governmental Authority or any other Person (i) challenging or seeking damages in connection with the Transactions or (ii) seeking to restrain or prohibit the consummation of the Transactions or otherwise limit the right of the Buyer to own or operate all or any portion of the Subject Business. The Seller and the Buyer shall cooperate with each other and use commercially reasonable efforts in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed.

      5.10 Mail and Payments.

      (a) The Seller authorizes and empowers the Buyer on and after the Closing Date to receive and open all mail and other communications received by the Buyer relating to the Subject Business and to deal with the contents of such communications in good faith and in a proper manner. The Seller shall promptly deliver to the Buyer any mail or other communication received by the Seller after the Closing Date pertaining to the Subject Business.

      (b) The Seller shall promptly pay or deliver to the Buyer any monies or checks relating to the Subject Business which have been mistakenly sent after the Closing Date by customers or others to the Seller and which should have been sent to the Buyer.

      (c) The Seller agrees that the Buyer has the right and authority to endorse, without recourse, any check or other evidence of indebtedness received by the Buyer in respect of any note or account receivable transferred to the Buyer pursuant to this Agreement and the Seller shall furnish the Buyer such evidence of this authority as the Buyer may request.

      (d) The Buyer shall promptly pay or deliver to the Seller any monies or checks which have been mistakenly sent after the Closing Date to the Buyer and which should have been sent to the Seller.

      5.11     Novation of Government Contracts. As soon as reasonably practicable following the Closing, the Buyer shall prepare (with the Seller’s assistance), in accordance with Federal Acquisition Regulations Part 42, Section 42.12 and any applicable agency regulations or policies, a written request consistent with the requirements of the Federal Acquisition Regulations Part 42, as reasonably interpreted by the Responsible Contracting Officer (as such term is defined in Federal Acquisition Regulations Part 42, Section 42.1202(a)), which shall be submitted by the Seller to each Responsible Contracting Officer, for the United States Government to (i) recognize the Buyer as the Seller’s successors in interest to all the Government Contracts that are Transferred Contracts, and (ii) to enter into a novation agreement, in the form attached hereto as Exhibit E (the “Novation Agreement”), pursuant to which, subject to the requirements of the Federal Acquisition Regulations Part 42, all of the Seller’s rights, titles and interests in and to, and all of the Seller’s obligations and liabilities under, each such Government Contract that are Transferred Contracts shall be validly conveyed, transferred and assigned and novated to the Buyer by all parties thereto. The Buyer shall provide to the Seller promptly any information regarding the Buyer required in connection with such request. The Seller and the Buyer shall each use commercially reasonable efforts to obtain all consents, approvals and waivers required for the purpose of processing, entering into and completing the Novation Agreement, including responding to any requests for information by the United States Government with regard to such Novation Agreement; provided, however, that neither the Seller nor the Buyer shall be required to commence any litigation or offer or grant any accommodation (financial or otherwise) to any third-party.

      5.12 Waste Removal. Prior to the Closing, the Seller shall, at its sole cost and expense, transport and dispose off-site (or cause to be transported and disposed off-site) any hazardous wastes that have been generated by the Subject Business prior to the Closing Date and accumulated or stored at the premises that is the subject of the Real Property License Agreement.

      5.13 Use of Name. The Buyer shall be permitted to sell Products and inventory that bear the Seller’s name and/or marks, provided that such Products and inventory are unmodified and the Buyer’s sale of such Products and inventory are not done in a manner that is derogatory to the Seller’s name and/or marks. Nothing in this Section 5.13 shall prohibit the Buyer from referring to the Seller solely for purposes of indicating the prior ownership history of the Subject Business, such as the phrase “formerly part of Celeritek” or reasonable variations thereof.

      5.14 Transitional Services. As soon as practicable following the execution of this Agreement, the Seller and the Buyer shall negotiate in good faith a transition services agreement (the “Transition Services Agreement”) pursuant to which the Seller shall provide to the Buyer certain transition services (including financial, IT and facilities support) to be negotiated in good faith for a period of up to six (6) months following the Closing Date in exchange for certain fees and expenses to be negotiated in good faith, which fees and expenses shall reflect the following principles: (i) any components of the services provided under the

Transition Services Agreement with respect to which a third party charges the Seller shall be provided to the Buyer on a pass-through basis at the rates charged by such third party, and (ii) any components of the services provided under the Transition Services Agreement with respect to which a third party does not charge the Seller shall be provided to the Buyer at rates that reflect the Seller’s internalized cost to provide such services.

      5.15 Voting Agreements. As soon as practicable following the execution of this Agreement (and in any event within one (1) business day thereafter), the Seller shall notify its transfer agent for shares of common stock of the Seller of the restrictions set forth in the Voting Agreements and instruct such transfer agent to implement control procedures to enforce such transfer restrictions in accordance with its customary practices.

ARTICLE 6

NON-COMPETITION AND NON-SOLICITATION AGREEMENTS

      6.1 Seller Non-Competition Agreement.

      (a) Subject to the Closing, and without limiting the Seller’s ability to prosecute antitrust claims against third parties, beginning on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date, the Seller shall not directly or indirectly (other than on behalf of the Buyer), without the prior written consent of the Buyer, engage in a Competitive Business Activity (as defined below) anywhere in the Restricted Territory (as defined below).

      (b) For all purposes of and under this Agreement, the term “Competitive Business Activity” shall mean: (i) engaging in, managing or directing persons engaged in any business competitive with or directly related to the Subject Business or any Products; (ii) acquiring or having an ownership interest in any entity which derives revenues from any business in competition with the Subject Business (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act, or Section 12 of the Exchange Act); or (iii) participating in the operation, management or control of any firm, partnership, limited liability company, corporation, entity or business which derives revenues from any business in competition with the Subject Business. For avoidance of doubt, “Competitive Business Activity” shall (A) include the sale of connectorized and/or hermetic modules that are functionally equivalent to those Products in the defense portfolio including for example power amplifiers, low noise amplifiers and multifunctional modules, and (B) shall not include connectorless, non-hermetic modules that are not functionally equivalent to those Products in the defense portfolio, including, for example, Gallium-Arsenide chips on a carrier. For all purposes of and under this Agreement, the term “Restricted Territory” shall mean each and every country, province, state, city or other political subdivision of the world, including those in which the Seller is currently engaged in business or otherwise distributes, licenses or sells any Products (including the United States, the European Union, Israel, Japan and Korea).

      (c) The parties hereto agree that the duration and area for which the covenant not to compete set forth in this Section 6.1 is to be effective is reasonable. In the event that any court determines that the time period or the area or both of them are unreasonable and such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties hereto agree that damages are an inadequate remedy for any breach of this covenant and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this covenant. No waiver of any breach of the foregoing covenant shall be implied from the forbearance or failure of the Buyer to take action thereon.

      6.2 Non-Solicitation Agreements.

      (a) In the event that this Agreement is terminated prior to the Closing, prior to the second (2nd) anniversary of such termination, the Buyer shall not hire, or directly or indirectly solicit, encourage or take any other action that is intended to induce or encourage any of the Transferred Employees or any other employees of the Seller with whom the Buyer has had contact in connection with the negotiation of this Agreement and the Transactions to terminate his or her employment relationship with the Seller; provided, however that this prohibition shall not apply to solicitations or employment resulting from general advertisements appearing in newspapers, periodicals, trade journals or other media not targeted toward Seller’s employees.

      (b) In the event that the Closing shall occur, prior to the second (2nd) anniversary of the Closing, the Seller shall not hire, or directly or indirectly solicit, encourage or take any other action that is intended to induce, influence or encourage any of the Transferred Employees who accept employment with the Buyer pursuant to the employment offers made pursuant to Section 7.1 hereof to terminate his or her employment relationship with the Buyer; provided, however that this prohibition shall not apply to solicitations or employment resulting from general advertisements appearing in newspapers, periodicals, trade journals or other media not targeted toward Buyer’s employees. Notwithstanding the foregoing or anything in this Agreement to the contrary, if the Buyer shall terminate the employment of any such Transferred Employee following the Closing, then Seller shall not be prohibited from hiring, or directly or indirectly soliciting, encouraging or taking any other action that is intended to induce, influence or encourage any of the Transferred Employees who accept employment with the Buyer pursuant to the employment offers made pursuant to Section 7.1 hereof.

ARTICLE 7

EMPLOYEE MATTERS

      7.1 Employment Matters.

      (a) Concurrently with the execution of this Agreement, the Buyer and the Key Employee marked with an asterisk on Schedule 1.1(p) hereto have entered into a employment agreement which will be effective as of, and contingent upon, the consummation of the Transactions. Prior to the Closing Date, the Buyer shall make offers of employment to all of the other Transferred Employees, such employment to be effective as of, and subject to, the Closing. Nothing in this Agreement shall limit the right of the Buyer to terminate the employment of any Transferred Employee following the Closing Date.

      (b) On the Closing Date, in accordance with applicable Law, the Seller shall pay each Transferred Employee who accepts employment with the Buyer any and all wages that such Transferred Employee has earned or accrued, but which remains unpaid, through the Closing Date, including, at the request of any such Transferred Employee, any earned wages in respect of accrued vacation. The Buyer hereby acknowledges and agrees that the Closing Working Capital (i) shall not reflect any accrued payroll or accrued payroll taxes that are paid or withheld by the Seller pursuant to this Section 7.1(b) and (ii) shall not reflect any accrued vacation that is paid by the Seller pursuant to this Section 7.1(b).

      (c) The Buyer shall assume and be responsible for the severance obligations of the Seller under the Seller’s severance policy set forth in Schedule 7.1(c) hereto (the “Seller Severance Policy”) as of the Closing with respect to the Key Employees. In the event that the Buyer fails to make offers of employment to any Transferred Employee (other than the Key Employees), the Buyer shall be responsible for any severance obligations of the Seller under the Seller Severance Policy with respect to the termination of such Transferred Employee. In the event that, after receiving an offer of employment from the Buyer pursuant to Section 7.1(a) hereof, any Transferred Employee (other than the Key Employees) shall refuse to accept the Buyer’s offer for any reason, then (i) the Buyer shall assume and be responsible for the severance obligations of the Seller as of the Closing under the Seller Severance Policy with respect to the Seller’s termination of such Transferred Employee’s employment following the Closing, up to Fifty Thousand Dollars ($50,000) in the aggregate, and (ii) the Seller shall be responsible for any severance obligations of the Seller as of the Closing under the Seller Severance Policy with respect to the Seller’s termination of such Transferred Employee’s employment following the Closing, for any and all severance amounts in excess of the first Fifty Thousand Dollars ($50,000) in the aggregate.

      (d) Subject to the terms of Section 7.1(e) hereof, as of the first (1st) day following the Closing Date, all Transferred Employees shall be permitted to participate in the plans, programs and arrangements of the Buyer or its Affiliates, subject to eligibility requirements, relating to compensation and employee benefits (each, a “Buyer Benefit Plan”), except none of the Transferred Employees shall be entitled to participate or shall participate in (i) the Teledyne Technologies Incorporated Pension Plan, as amended, or (ii) until otherwise determined by the Buyer, the severance policy applicable to Teledyne Technologies Incorporated’s Electronic and Communications Segment’s current employees.

      (e) For purposes under the Buyer Benefit Plans, each Transferred Employee shall be credited with all years of service for which such Transferred Employee was credited before the Closing Date under any comparable Benefit Plans to the extent permitted under such Benefit Plans for purposes of eligibility and vesting only, except to the extent such credit would result in a duplication of benefits and except for participation in the Teledyne Technologies Incorporated Employee Stock Purchase Plan (The Stock Advantage Plan).

      (f) The Buyer shall make any filings and shall deliver any notices required in connection with the Transactions under the Worker Adjustment and Retraining Notification Act (“WARN Act”), or any similar state law, so that Seller shall have no liability under the WARN Act or other similar law as a result of the Transactions with respect to Transferred Employees. The Buyer shall be solely responsible for and agrees to indemnify, hold harmless and, at the option of the Seller to defend, the Seller from and against any Liability under the WARN Act or similar state law in connection with any Transferred Employee who is found to have suffered an “employment loss” under the WARN Act.

      (g) The Seller and the Buyer agree that the Buyer has purchased substantially all of the property in the Subject Business and in connection therewith the Buyer will employ individuals who immediately prior to the Closing were employed in such trade or business by the Seller. Accordingly, the Seller shall on or before December 15, 2004 provide the Buyer will all necessary and reasonably requested payroll records for the calendar year which includes the Closing Date, the Buyer will furnish a Form W-2 to each employee employed by the Buyer who had been employed by the Seller disclosing all wages and other compensation paid for such calendar year and Taxes withheld therefrom, and provided that the Seller has delivered to the Buyer all necessary and reasonably requested payroll records, the Seller will be relieved of the responsibility to do so.

      7.2 401(k) Rollovers. Following the Closing, the Seller shall use commercially reasonable efforts to permit the direct rollover (pursuant to the rollover provisions of Section 401(a)(31) of the Code) of cash account balances of the Transferred Employees who accept employment with the Buyer under the Seller’s 401(k) plan to the Buyer’s 401(k) plan in which any such Transferred Employees is eligible to participate, upon the request of any such Transferred Employee (including, if requested by any such Transferred Employee, the rollover of any notes evidencing an outstanding plan loan or loans). Provided that any such amendment shall not cause the Seller’s 401(k) plan to fail to be qualified, and the related trust to fail to be exempt, from Federal income taxes under Section 401(a) and Section 501(a), respectively, of the Code, the Seller agrees to amend its 401(k) plan to permit any loan of any Transferred Employee who accepts employment with the Buyer to be rolled over with such Transferred Employee’s account balance to the Buyer’s 401(k) plan in accordance with the Code and solely for the purpose of this Transaction if such Transferred Employee so elects.

ARTICLE 8

TAX MATTERS

      8.1 Responsibility for Filing Tax Returns.

      (a) Subject to Section 8.1(b) hereof, Seller will be responsible for the preparation and filing of all Tax Returns of Seller (including Tax Returns required to be filed after the Closing Date), to the extent such Tax Returns include or relate to Seller’s operation of the Subject Business or Seller’s use or ownership of the Transferred Assets on or prior to the Closing Date. Such Tax Returns, to the extent they relate to the operation of the Subject Business or the Transferred Assets, shall be true, complete and correct in all material respects. Seller will be responsible for and make all payments of Taxes shown to be due on such Tax Returns to the extent they relate to the operation of the Subject Business or the Transferred Assets.

      (b) Buyer will be responsible for the preparation and filing of all Tax Returns that it is required to file with respect to Buyer’s operation of the Subject Business or Buyer’s ownership or use of the Transferred Assets attributable to taxable periods (or portions thereof) commencing after the Closing Date. Buyer’s Tax Returns, to the extent they relate to the operation of the Subject Business or the Transferred Assets, shall be true, complete and correct in all material respects. Buyer will make all payments of Taxes shown to be due on such Tax Returns to the extent they relate to the operation of the Subject Business or the Transferred Assets.

      8.2 Straddle Period Taxes. In the case of any real or personal property taxes or any similar taxes attributable to the Transferred Assets that are reported on a Tax Return covering a period commencing before the Closing Date and ending thereafter (a “Straddle Period Tax”), any such Straddle Period Tax shall be prorated between the Seller and the Buyer on a per diem basis. Notwithstanding anything else set forth in this Agreement, the party required by law to pay any such Straddle Period Tax shall provide the other party with a proof of payment, and within ten (10) days of receipt of such proof of payment, such other party shall reimburse the party that paid the Straddle Period Tax for its share of such Straddle Period Tax. The party required to file a Tax Return with respect to Straddle Period Taxes shall do so within the time period prescribed by law.

ARTICLE 9

CONDITIONS TO THE CLOSING

      9.1 Conditions to Obligations of Each Party. The respective obligations of the Buyer and the Seller to consummate the Transactions shall be subject to the satisfaction or fulfillment, at or prior to the Closing, of each of the following conditions:

(a) Shareholder Approval. This Agreement and the Transactions shall have been approved and adopted by the requisite vote of the Seller’s shareholders under California Law.

(b) Governmental Approvals. All waivers, consents, approvals, authorizations, qualifications or other orders issued by, or declarations or filing made with, and waiting periods imposed by, any Governmental Authority reasonably deemed necessary or appropriate by the Buyer and the Seller to consummate the Transactions shall have been timely obtained, made or expired.

(c) Illegality. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting the consummation of the Transactions.

(d) Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect, nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending.

      9.2 Additional Conditions to the Obligations of the Buyer. The obligation of the Buyer to effect the Transactions shall be subject to the satisfaction or fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in whole or in part exclusively by the Buyer (in the Buyer’s sole discretion) pursuant to a written instrument:

(a) Representations and Warranties. The representations and warranties of the Seller set forth in Article 3 hereof (as modified by any Revised Seller Disclosure Schedule pursuant to Section 5.7 hereof) that are qualified by reference to materiality or a Material Adverse Effect (i) shall have been true and correct on and as of the date hereof and (ii) shall be true and correct on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, except in the case of this clause (ii) for those representations or warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct only as of such particular date. The representations and warranties of the Seller set forth in Article 3 hereof (as modified by any Revised Seller Disclosure Schedule pursuant to Section 5.7 hereof) that are not qualified by reference to materiality or a Material Adverse Effect (i) shall have been true and correct on and as of the date hereof in all material respects and (ii) shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, except in the case of this clause (ii) for those representations or warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct in all material respects only as of such particular date.

(b) Covenants. The Seller shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by the Seller at or before the Closing.

(c) Certificate of the Seller. The Buyer shall have received a certificate, validly executed for and on behalf of the Seller and in its name by a duly authorized officer thereof, to the effect that, as of the Closing, the conditions to the obligation of the Buyer to consummate the Transaction set forth in Section 9.2(a) and Section 9.2(b) hereof have been satisfied or fulfilled (unless otherwise waived by the Buyer in accordance with the terms hereof).

(d) Ancillary Documents. The Seller shall have executed and delivered to the Buyer the Seller Transfer Documents, the Novation Agreement and the Transition Services Agreement.

(e) Consents. All approvals, consents, waivers and authorizations set forth in Schedule 9.2(e) hereto shall have been obtained and in full force and effect.

      9.3 Additional Conditions to Obligations of the Seller. The obligation of the Seller to effect the Transactions shall be subject to the satisfaction or fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in whole or in part exclusively by the Seller (in the Seller’s sole discretion) pursuant to a written instrument:

(a) Representations and Warranties. The representations and warranties of the Buyer set forth in Article 4 hereof that are qualified by reference to materiality or a Material Adverse Effect (i) shall have been true and correct on and as of the date hereof and (ii) shall be true and correct on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, except in the case of this clause (ii) for those representations or warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct only as of such particular date. The representations and warranties of the Buyer set forth in Article 4 hereof that are not qualified by reference to materiality or a Material Adverse Effect (i) shall have been true and correct on and as of the date hereof in all material respects and (ii) shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, except in the case of this clause (ii) for those representations or warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct in all material respects only as of such particular date.

(b) Covenants. The Buyer shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by the Buyer at or before the Closing.

(c) Certificate of the Buyer. The Seller shall have received a certificate, validly executed for and on behalf of the Buyer and in its name by a duly authorized officer thereof, to the effect that, as of the Closing, the conditions to the obligation of the Seller to consummate the Transaction set forth in Section 9.3(a) and Section 9.3(b) hereof have been satisfied or fulfilled (unless otherwise waived by the Seller in accordance with the terms hereof).

      (d) Ancillary Documents. The Buyer shall have executed and delivered to the Buyer the Buyer Assumption Documents, the Novation Agreement and the Transition Services Agreement.

ARTICLE 10

SURVIVAL; INDEMNIFICATION

      10.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Seller and the Buyer set forth in this Agreement, or in any certificate, instrument or other document delivered by the Seller or the Buyer in connection with the Transactions (and any right to indemnification for breach thereof), shall survive the Closing until twenty four (24) months after the Closing Date and all rights to indemnification with respect thereto shall then terminate; provided, however, that the representations and warranties set forth in Section 3.2 (Authority), Section 3.5 (Transferred Tangible Property), Section 3.8 (Transferred IPR and Transferred Technology), Section 3.12 (Taxes) and Section 3.13 (Environmental Matters) hereof shall survive until the fourth (4th) anniversary of the Closing Date (the “Survival Period”). The covenants of the Seller and the Buyer set forth in this Agreement shall survive the Closing until thirty (30) days after the expiration of the statute of limitations applicable thereto, or thirty (30) days after the date at which the relevant tax notice has become unappealable and binding under the relevant jurisdictions, whichever period is shorter.

      10.2 Indemnification by the Seller. From and after the Closing Date, subject to the provisions of Section 10.4 hereof, the Seller shall indemnify, defend (subject to the provisions of Section 10.6 hereof) and hold harmless the Buyer and its direct and indirect subsidiaries, their respective successors and assigns, and their respective officers, directors and employees (each, a “Buyer Indemnified Party” and collectively, the “Buyer Indemnified Parties”) from and against any and all Damages imposed upon, suffered or incurred by any Buyer Indemnified Party resulting from, arising out of, relating to, or by reason of (i) the inaccuracy of any representation or warranty made by the Seller in this Agreement (as modified by any Revised Seller Disclosure Schedule pursuant to Section 5.7 hereof) or any certificate, instrument or other document delivered in connection herewith or therewith, (ii) the failure by the Seller to perform or comply in all material respects (or in all respects in the case of the obligations set forth in Section 5.4 (Confidentiality), Section 5.8 (No Solicitation), Section 6.1 (Seller Non-Competition Agreement) and Section 6.2(b) (Non-Solicitation Agreements) hereof) with any obligation, covenant or agreement of the Seller set forth in this Agreement or any certificate, instrument or other document delivered in connection herewith or therewith, (iii) any and all Excluded Liabilities and (iv) any Transfer Taxes and Straddle Period Taxes payable by the Seller pursuant to Section 2.6 and Article 8 hereof, respectively.

      10.3 Indemnification by the Buyer. From and after the Closing Date, subject to the provisions of Section 10.4 hereof, the Buyer shall indemnify, defend (subject to the provisions of Section 10.6 hereof) and hold harmless the Seller and its direct and indirect subsidiaries, their respective successors and assigns, and their respective officers, directors and employees (each, a “Seller Indemnified Party” and collectively, the “Seller Indemnified Parties”) from and against any and all Damages imposed upon, suffered or incurred by any Seller Indemnified Party resulting from, arising out of, relating to, or by reason of (i) the inaccuracy of any representation or warranty made by the Buyer in this Agreement or any material schedule, certificate, instrument or other document delivered in connection herewith or therewith, (ii) the failure by the Buyer to perform or comply in all material respects (or in all respects in the case of the obligations set forth in Section 5.4 (Confidentiality) and Section 6.2(a) (Non-Solicitation Agreements) hereof) with any obligation, covenant or agreement of the Buyer set forth in this Agreement or any material schedule, certificate, instrument or other document delivered in connection herewith or therewith, (iii) any and all Assumed Liabilities and (iv) any Transfer Taxes and Straddle Period Taxes payable by the Buyer pursuant to Section 2.6 and Article 8 hereof, respectively.

      10.4 Limitations on Indemnification.

      (a) Indemnification Claim Threshold. The Buyer Indemnified Parties shall not be entitled to recover any amounts in respect of claims for indemnification pursuant to Section 10.2(i) hereof, and the Seller Indemnified Parties shall not be entitled to recover any amounts in respect of claims for indemnification pursuant to Section 10.3(i) hereof, unless and until the total amount of all claims for indemnification by the Buyer Indemnified Parties pursuant to Section 10.2(i) or by the Seller Indemnified Parties pursuant to Section 10.3(i) hereof, as the case may be, shall exceed Four Hundred Thousand Dollars ($400,000) in the aggregate (the “Indemnification Threshold Amount”), whereupon the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be, shall only be entitled to recover the amount of any Damages in excess of the Indemnification Threshold Amount suffered or incurred in respect of such claims for indemnification; provided, however, that the Buyer Indemnified Parties shall be entitled to recover for, and the Indemnification Threshold Amount shall not apply as a threshold to, any and all claims or payments made with respect to (i) fraud or fraudulent misrepresentation with respect to representations and warranties made by the Seller, (ii) knowing, intentional or willful breaches of or inaccuracies in any representations and warranties made by the Seller, (iii) any breach of representations and warranties set froth in Section 3.2 (Authority) hereof, and (iv) any of the matters referenced in Sections 10.2(ii)-(iv) hereof, inclusive; and; and, provided further, that the Seller Indemnified Parties shall be entitled to recover for, and the Indemnification Threshold Amount shall not apply as a threshold to, any and all claims or payments made with respect to (i) fraud or fraudulent misrepresentation with respect to representations and warranties made by the Buyer, (ii) knowing, intentional or willful breaches of or inaccuracies in the representations and warranties made by the Buyer, (iii) any breach of representation and warranty set forth in Section 4.2 (Authority) hereof, and (iv) any of the matters referenced in Sections 10.3(ii)-(iv) hereof, inclusive.

      (b) Indemnification Claim Limit. The Buyer Indemnified Parties shall not be entitled to recover any amounts in respect of claims for indemnification pursuant to Section 10.2(i) hereof, and the Seller Indemnified Parties shall not be entitled to recover any amounts in respect of claims for indemnification pursuant to Section 10.3(i) hereof, in excess of Eight Million, Two Hundred and Fifty Thousand Dollars ($8,250,000) in the aggregate (the “Indemnification Cap”); provided, however, that the Buyer Indemnified Parties shall be entitled to recover the full amount of, and the Indemnification Cap shall not apply as a limitation on, any and all claims or payments made with respect to (i) fraud or fraudulent misrepresentation with respect to representations and warranties made by the Seller, (ii) knowing, intentional or willful breaches of or inaccuracies in any representations and warranties made by the Seller, (iii) any breach of representation and warranty set forth in Section 3.2 (Authority) or Section 3.12 (Taxes) hereof, and (iv) any of the matters referenced in Sections 10.2(ii)-(iv) hereof, inclusive; and, provided further, that the Seller Indemnified Parties shall be entitled to recover the full amount of, and the Indemnification Cap shall not apply as a limitation on, any and all claims or payments made with respect to (i) fraud or fraudulent misrepresentation with respect to representations and warranties made by the Buyer, (ii) knowing, intentional or willful breaches of or inaccuracies in the representations and warranties made by the Buyer and (iii) any breach of representation and warranty contained in Section 4.2 (Authority), and (iv) any of the matters referenced in Sections 10.3(ii)-(iv) hereof, inclusive.

      (c) Indemnification Claim Expiration. The Buyer Indemnified Parties shall not be entitled to indemnification for Damages in respect of claims for indemnification pursuant to Section 10.2(i) hereof asserted by the Buyer Indemnified Parties after the expiration of the applicable Survival Period, and the Seller Indemnified Parties shall not be entitled to indemnification for Damages in respect of claims for indemnification pursuant to Section 10.3(i) hereof asserted by the Seller Indemnified Parties after the expiration of the applicable Survival Period; provided, however, that if a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be, delivers an Indemnification Claim Certificate, in good faith, to the other party or parties hereto pursuant to this Agreement prior to the expiration of the applicable Survival Period, any claims set forth in such Indemnification Claim Certificate shall survive until such time as such claims are fully and finally resolved notwithstanding the expiration of the applicable Survival Period; and, provided further, that the applicable Survival Period shall not apply as a limitation on, and the Buyer Indemnified Parties shall be entitled to recover the full amount of, any and all claims or payments made with respect to any of the following notwithstanding the expiration of the applicable Survival Period (i) fraud or fraudulent misrepresentation with respect to representations and warranties made by the Seller, (ii) knowing, intentional or willful breaches of or inaccuracies in any representations and warranties made by the Seller, and (iii) any of the matters referenced in Sections 10.2(ii)-(iv) hereof, inclusive; and, provided further, that the applicable Survival Period shall not apply as a limitation on, and the Seller Indemnified Parties shall be entitled to recover the full amount of, any and all claims or payments made with respect to any of the following notwithstanding the expiration of the applicable Survival Period (i) fraud or fraudulent misrepresentation with respect to representations and warranties made by the Buyer and (ii) knowing, intentional or willful breaches of or inaccuracies in the representations and warranties made by the Buyer, and (iii) any of the matters referenced in Sections 10.3(ii)-(iv) hereof, inclusive.

      (d) Special, Consequential, Incidental, Punitive and Exemplary Damages. Notwithstanding anything to the contrary set forth herein, neither the Buyer Indemnified Parties, on the one hand, nor the Seller Indemnified Parties, on the other hand, shall be entitled to indemnification from the Seller or the Buyer, respectively, pursuant to the indemnification provisions of this Article 10 or otherwise, for any special, consequential, incidental, punitive or exemplary damages that may be imposed upon, suffered or incurred by the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be, except as such damages may be required to be paid to a Government Authority or to a third party which is not affiliated with a party to this Agreement.

      (e) Third Party Recoveries. Notwithstanding anything to the contrary set forth herein, the amount of any Damages for which the Buyer Indemnified Parties and the Seller Indemnified Parties shall be entitled to indemnification pursuant to this Article 10 shall be reduced, on a dollar for dollar basis, by the amount of any insurance proceeds recovered in respect thereof or any other amount recovered (whether by payment or setoff) under any indemnity, contribution or other similar arrangement with a third Person in respect thereof. Prior to recovering any indemnification pursuant to this Article 10, the Seller Indemnified Party or Buyer Indemnified Party, as the case may be, shall use commercially reasonable efforts to collect any and all available amounts under any available insurance policies or agreements of indemnity, contribution or other similar arrangements with third Persons; provided, however, that this provision shall not apply to Buyer Indemnified Parties with respect to Excluded Liabilities.

      (f) Tax Benefits. Notwithstanding anything to the contrary set forth herein, the amount of any Damages for which the Buyer Indemnified Parties and the Seller Indemnified Parties shall be entitled to indemnification pursuant to this Article 10 shall be reduced, on a dollar for dollar basis, by the amount of any Tax benefits received by the Seller Indemnified Party or the Buyer Indemnified Party, as the case may be. For purposes of this provision, the amount of any Tax benefits shall be calculated using an effective tax rate equal to the sum of (i) the highest marginal income tax rate applicable to corporations under the Code, plus four percent (4%) (the “Effective Tax Rate”). If any Tax benefit in respect of any Damages is allowable in future taxable periods (e.g., a capitalized tax benefit), rather than the period in which the Damages occurs, such Tax benefit shall be calculated using the Effective Tax Rate and discounting the Tax benefit to the date of the indemnity payment at the Federal midterm rate, as that term is defined in Section 1274(d)(1) of the Code, using annual compounding.

      (g) Characterization of Indemnity Payments. Any indemnification payment shall be considered, to the extent permissible under Law, as adjustments to the Purchase Price for Tax purposes.

      (h) Mitigation. While each party agrees that it shall, and it shall cause its Affiliates to, use its or their commercially reasonable efforts to mitigate any Damages to be indemnified.

      (i) No Limitation on Right to Contest. Nothing in this Section 10.4 shall be construed as a limitation on the indemnifying party’s right to contest in good faith whether the indemnified party is entitled to indemnification pursuant to this Article 10 with respect to a particular claim.

      10.5 Exclusive Remedy. Whether or not the Transactions shall be consummated pursuant to the terms and conditions of this Agreement, except in the event of fraud or the willful or intentional breach of the provisions of this Agreement, the sole and exclusive remedy of the Buyer Indemnified Parties, on the one hand, and the Seller Indemnified Parties, on the other hand, with respect to any and all claims arising out of or relating to this Agreement, whether arising in contract, tort or otherwise, shall be the right of the Buyer Indemnified Parties and the Seller Indemnified Parties, as the case may be, to make claims of indemnification for Damages pursuant to the provisions of this Article 10. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under applicable Law, any and all other rights, claims and causes of action it or any of its affiliates may have (excluding rights, claims or causes of action of any party under this Article 10 for fraud or fraudulent misrepresentation with respect to representations and warranties made by the Seller or knowing, intentional or willful breaches of or inaccuracies in any representations and warranties), from and after the Closing, against the Seller Indemnified Parties or the Buyer Indemnified Parties, as the case may be. The provisions of this Section 10.5 shall not restrict the right of any party to seek specific performance or other equitable remedies in connection with any breach of any of the covenants contained in this Agreement or any of the Transaction Agreements.

      10.6 Indemnification Procedures.

      (a) Any party seeking indemnification for Damages pursuant to this Article 10 (the “Indemnified Party”) shall deliver a certificate (an “Indemnification Claim Certificate”), signed by any duly authorized officer thereof (i) stating that such Indemnified Party has actually sustained, incurred, properly accrued or paid, or reasonably anticipates in good faith that it will have to actually sustain, incur, properly accrue or pay, Damages and (ii) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was actually sustained, incurred, properly accrued or paid, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant, Excluded Liability, Assumed Liability or Transfer Tax to which such item is related. The party receiving an Indemnification Claim Certificate (the “Indemnifying Party”) may object to such claim by written notice to the Indemnified Party specifying the basis for the Indemnifying Party’s objection, within thirty (30) calendar days following receipt by the Indemnifying Party of notice from such Indemnified Party regarding such claim for indemnification.

      (b) In the event that the Indemnifying Party shall fail to object to a claim for indemnification set forth in an Indemnification Claim Certificate pursuant to Section 10.6(a) hereof, the Indemnifying Party hereby agrees to, and shall, promptly pay to the applicable Indemnified Party the amount set forth in such Indemnification Claim Certificate.

      (c) In the event that the Indemnifying Party shall object to a claim for indemnification set forth in an Indemnification Claim Certificate pursuant to Section 10.6(a) hereof, prior to filing any claims in a court of law or prior to seeking non-binding mediation pursuant to this Section 10.6(c), the Indemnifying Party and the Indemnified Party shall in good faith first negotiate a written resolution of such dispute or claim within a period not to exceed fifteen (15) calendar days from the date of receipt of a request for such negotiation. Such negotiations shall be conducted by managers of each of the Indemnifying Party and the Indemnified Party who have authorization to resolve any such dispute or claim. In the event the Indemnifying Party and the Indemnified Party cannot negotiate a written resolution to such dispute or claim during such fifteen (15) calendar-day negotiation period, either the Indemnifying Party or the Indemnified Party may seek to resolve such dispute or claim in a court of competent jurisdiction or seek other legal or equitable resolution. Notwithstanding the foregoing, either the Indemnifying Party or the Indemnified Party may at any time apply to any court of competent jurisdiction for injunctive relief in connection with a claim for indemnification or otherwise to prevent irreparable harm.

      10.7 Third-Party Claims.

      (a) Promptly after receipt by the Indemnified Party of notice of any third-party claim, liability or expense in respect of which the Indemnified Party is reasonably likely to be entitled to receive indemnification from the Indemnifying Party pursuant hereto, the Indemnified Party shall promptly give notice thereof in writing to the Indemnifying Party, stating the information then available regarding the amount and nature of such claim, liability or expense; provided, however, that the failure to give such prompt notice shall not affect the rights of the Indemnified Party to receive indemnification for Damages pursuant to this Agreement unless and only to the extent that the Indemnifying Party shall have been materially prejudiced by the Indemnified Party’s failure to deliver such prompt notice.

      (b) Upon receipt of notice from the Indemnified Party delivered pursuant to Section 10.7(a) hereof, the Indemnifying Party shall have the right, exercisable upon written notice to the Indemnified Party within thirty (30) calendar days after receiving the notice from the Indemnified Party referred to in Section 10.7(a) hereof, at the Indemnifying Party’s own cost and expense and with counsel of such party’s own choice, to defend, contest, protest, settle, compromise and otherwise control the resolution of any such claim, action or proceeding; provided, however, that (i) if there is a reasonable probability that a third party claim of Damages for which the Indemnified Party may be entitled to indemnification pursuant hereto may (A) materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments or (B) result in money damages or payments in excess of the amount for which the Indemnifying Party is obligated to indemnify the Indemnified Party pursuant to this Article 10, then the Indemnified Party shall have the right, at the Indemnified Party’s own cost and expense and with counsel of its own choice, to participate in the defense, settlement or compromise of such third party claim, (ii) the Indemnifying Party shall not, without the Indemnified Party’s written consent, settle or compromise any third party claim of Damages for which the Indemnified Party may be entitled to indemnification pursuant hereto if (A) the settlement or compromise includes terms that may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments or (B) the settlement or compromise amount exceeds the amount for which the Indemnifying Party is ready, willing and able to indemnify the Indemnified Party pursuant to this Article 10, (iii) the Indemnifying Party shall not, without the Indemnified Party’s written consent, consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Damages, (iv) in the event that the Indemnifying Party undertakes the defense of any third party claims for Damages pursuant hereto, the Indemnified Party, at the Indemnified Party’s own cost and expense and with counsel of its own choice, shall have the right to consult with the Indemnifying Party and such party’s counsel or other representatives concerning such third party claims and the Indemnified Party and the Indemnifying Party and their respective counsel or other representatives shall cooperate with respect to such third party claims and (v) in the event that the Indemnifying Party shall undertake the defense of any such third party claims, the Indemnifying Party shall keep the Indemnified Party informed of the status of the defense of such third party claims and furnish the Indemnified Party with all documents, instruments and information that the Indemnified Party shall reasonably request in connection therewith. If the Indemnifying Party shall notify the Indemnified Party that the Indemnifying Party has elected to assume any such defense of any such third party claims, then the Indemnifying Party shall not be liable to the Indemnified Party pursuant hereto for any legal or other expense subsequently incurred by the Indemnified Party in connection therewith.

      (c) If the Indemnifying Party shall fail to notify the Indemnified Party of such party’s election to defend any third party claim pursuant to Section 10.7(b) hereof, then the Indemnified Party may defend, contest, protest, settle and otherwise control the resolution of such third party claims. The Indemnifying Party shall have the right to participate in the defense of any such third party claims, subject to the Indemnified Party’s right of control thereof, at the Indemnifying Party’s own cost and expense and with counsel of its own choice. In the event the Indemnified Party shall undertake the defense of any such third party claim, the Indemnified Party shall keep the Indemnifying Party informed of the status of the defense of such third party claims and furnish the Indemnifying Party with all documents, instruments and information that the Indemnifying Party shall reasonably request in connection therewith, and the Indemnifying Party, at the Indemnifying Party’s own cost and expense and with counsel of their own choice, shall have the right to consult with the Indemnified Party and such party’s counsel or other representatives concerning such third party claims and the Indemnifying Party and their respective counsel or other representatives shall cooperate with respect to such third party claims, and the Indemnified Party shall not settle, adjust or compromise any such third party claims without prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

ARTICLE 11

TERMINATION, AMENDMENT AND WAIVER

      11.1 Termination. Except as set forth in Section 11.2 hereof, this Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

(a) by mutual written consent of the Buyer and the Seller;

(b) by the Buyer or the Seller by written notice if the Transactions have not been consummated and the Closing shall not have occurred by December 31, 2004 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(b) shall not be available to any party hereto whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before the Termination Date and such action or failure to act constitutes a material breach of this Agreement;

(c) by the Buyer or the Seller if this Agreement and the Transactions shall not have been approved and adopted by the requisite vote of the Seller’s shareholders under California Law at a meeting of the Seller’s shareholders duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(c) shall not be available to any party hereto whose action or failure to act has been a principal cause of or resulted in the failure of the Seller to obtain the requisite shareholder approval of this Agreement and the Transactions and such action or failure to act constitutes a material breach of this Agreement;

(d) by the Buyer or the Seller if: (i) there shall be in effect a final non-appealable order, judgment, injunction or decree of a court of competent jurisdiction in effect preventing the consummation of the Transactions and, prior to such termination, the parties shall have used their respective commercially reasonable efforts to resist, resolve or lift, as applicable, such order, judgment, injunction or decree or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transactions by any Governmental Authority that would make consummation of the Transactions illegal;

(e) by the Buyer if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Seller set forth in this Agreement such that the conditions set forth in Section 9.2 hereof would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to the Seller; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

(f) by the Seller if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Buyer set forth in this Agreement such that the conditions set forth in Section 9.3 hereof would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to the Buyer; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

(g) by the Seller, at any time prior to the six-month anniversary of the execution of this Agreement, if (i) it is not in material breach of the terms of Section 5.8(a) hereof, (ii) the board of directors of the Seller has authorized the Seller to enter into a definitive agreement for a transaction that constitutes a Superior Proposal, (iii) the Seller has notified the Buyer in writing that the Seller has received a Superior Proposal and intends to enter into a definitive agreement with respect to such Superior Proposal pursuant to Section 5.8(b) hereof, and (iv) Buyer does not make, within five (5) business days after receipt of the Seller’s written notice of its intention to enter into a definitive agreement with respect to such Superior Proposal, an offer that the board of directors of the Seller determines in good faith (after consultation with its financial advisor) to be more favorable to the Seller’s shareholders from a financial point of view than the terms of the Superior Proposal; or

(h) by the Buyer if the board of directors of the Seller, shall have, in a manner adverse to the Buyer, publicly (i) withdrawn its recommendation of this Agreement and the Transactions or (ii) approved or recommended any Proposal or proposed publicly to approve or recommend, or publicly taken a neutral position with respect to, any Proposal.

      11.2 Effect of Termination; Fee.

      (a) In the event of termination of this Agreement pursuant to Section 11.1 hereof, this Agreement shall forthwith become void and there shall be no Liability on the part of any party hereto, or its affiliates, officers, directors or stockholders; provided, however, notwithstanding the foregoing, nothing set forth in this Section 11.2 shall relieve any party hereto from liability for any breach of any of the covenants or agreements in this Agreement including Section 11.2(b) hereof; and, provided further, that the provisions of Section 5.4 and Section 5.5 hereof, this Section 11.2 and Article 12 hereof shall remain in full force and effect and survive any termination of this Agreement.

      (b) In the event that (i) this Agreement and the Transactions contemplated hereby shall be terminated prior to the Closing pursuant to Section 11.1(g) or Section 11.1(h) hereof, (ii) the Buyer shall have satisfied in all material respects all conditions to Closing that are or were at the time within the reasonable control of the Buyer and shall not have taken action reasonably calculated to prevent the Closing, then the Seller shall pay to the Buyer within two (2) business days of such termination by wire transfer of same day funds, a termination fee equal to One Million, Six Hundred and Fifty Thousand Dollars ($1,650,000) (the “Termination Fee Amount”). In the event that (i) this Agreement and the Transactions contemplated hereby shall be terminated prior to the Closing pursuant to Section 11.1(c) hereof, (ii) the Buyer shall have satisfied in all material respects all conditions to Closing that are or were at the time within the reasonable control of the Buyer and shall not have taken action reasonably calculated to prevent the Closing, (iii) following the execution of this Agreement and the public announcement of the Transactions and prior to such termination, a Proposal shall have been publicly announced and not withdrawn, and (iv) within twelve (12) months following such termination, the Seller shall have either (A) consummated the transactions contemplated by such Proposal or (B) entered into a letter of intent or Contract in respect of the transactions contemplated by such Proposal and later consummates such Proposal, then the Seller shall pay to the Buyer within two (2) business days of consummating such transaction by wire transfer of same day funds, a termination fee equal to the Termination Fee Amount. The Seller acknowledges that the agreements contained in this Section 11.2(b) are an integral part of the Transactions and that, without these agreements, the Buyer would not enter into this Agreement. Any payment made by the Seller pursuant to this Section 11.2(b) shall constitute liquidated damages with respect to any claim for damages or any other claim that the Buyer would otherwise be entitled to assert against the Seller or its assets, or against any of the Seller’s directors, officers, employees, shareholders or Affiliates, with respect to any such termination of this Agreement pursuant to Section 11.1(c), Section 11.1(g) or Section 11.1(h) hereof, and shall constitute the sole and exclusive remedy of the Buyer with respect to any such termination of this Agreement.

      11.3 Amendment. This Agreement may be amended or supplemented by the parties hereto at any time and from time to time in the sole discretion of each of the parties hereto by the execution and delivery of an instrument in writing signed for and on behalf of each of the parties hereto and in their respective names by duly authorized officers of each of the parties hereto. No purported amendment or supplement shall be binding or effective for any purpose unless made in accordance with this Section 11.3.

      11.4 Extension; Waiver. At any time prior to the Closing, the Buyer, on the one hand, and the Seller, on the other hand, may, in the sole discretion of each of the parties hereto, to the extent permissible under applicable Law (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made by such other party in this Agreement, any Ancillary Agreement or in any certificate, instrument or other document delivered in connection with the Transactions and (iii) waive compliance with any of the agreements or conditions for the benefit of such other party set forth in this Agreement, any Ancillary Agreement or in any certificate, instrument or other document delivered in connection with the Transactions. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE 12

GENERAL

      12.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or three business days after being mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) with a copy mailed by U.S. Postal Service to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified by like notice):

(a)	if to the Buyer, to:

Teledyne Wireless, Inc.
c/o Teledyne Technologies Incorporated
12333 West Olympic Boulevard
Los Angeles, California 90064
Attention: John T. Kuelbs
Telephone No.: (310) 893-1602
Facsimile No.: (310) 893-1610

with a copy to:

McGuireWoods LLP
Dominion Tower
625 Liberty Avenue, 23rd Floor
Pittsburgh, Pennsylvania 15222-3142
Attention: Scott E. Westwood, Esq.
Telephone No.: (412) 667-7989
Facsimile No.: (412) 402-4191

(b)	if to the Seller, to:

Celeritek, Inc.
3236 Scott Boulevard
Santa Clara, California 95054
Attention: Margaret Smith
Telephone No.: (408) 330-1297
Facsimile No.: (408) 986-5060

with a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attention: John Roos, Esq.
           Michael S. Ringler, Esq.
Telephone No.: (650) 493-9300
Facsimile No.: (650) 493-6811

      12.2 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Seller Disclosure Schedule, the Confidentiality Agreement, the Ancillary Agreements and the certificates, instruments and other documents among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

      12.3 Assignment. This Agreement shall not be assigned, by operation of Law or otherwise, by a party hereto without the prior written consent of the other party hereto, provided, however, that Buyer may assign this Agreement to an Affiliate of the Buyer, provided that any such assignment by the Buyer shall not relieve the Buyer of its obligations hereunder.

      12.4 Bulk Transfer Laws. The Buyer hereby waives compliance by the Seller and its Affiliates with the provisions of any so called “Bulk Transfer Law” of any jurisdiction in connection with the sale of the Transferred Assets and the Seller shall indemnify the Buyer Indemnified Parties with respect thereto.

      12.5 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable (i) the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto and (ii) the Seller and the Buyer shall replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent commercially practicable, the economic, business and other purposes of such void or unenforceable provision.

      12.6 Other Remedies. Any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or equity upon such party or parties, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

      12.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

      12.8 Jurisdiction and Venue. Except as set forth in Section 10.6(c) hereof, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

      12.9 Rules of Construction. Each of the Seller and the Buyer hereby acknowledge and agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      12.10 WAIVER OF JURY TRIAL. EACH OF THE SELLER AND THE BUYER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

      12.11 Fees and Expenses. Whether or not the Transactions are consummated, all costs and expenses (including all legal, accounting, financial advisory, consulting and other fees) incurred in connection with the negotiation or effectuation of this Agreement or consummation of such Transactions shall be the obligation of the respective party hereto incurring such costs and expenses.

      12.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood and agreed that each of the parties hereto need not sign the same counterpart.

      12.13 Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party and their respective successors and assigns hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

The Buyer:

TELEDYNE WIRELESS, INC.

By:	/s/ ROBERT MEHRABIAN

Name: Robert Mehrabian
Title: Chairman and Chief Executive Officer

The Seller:

CELERITEK, INC.

By:	/s/ TAMER HUSSEINI

Name: Tamer Husseini
Title: Chairman

      Subject in all respects to the Buyer’s obligation to consummate the Transactions pursuant to the terms and conditions set forth in this Agreement, the undersigned hereby agrees to deliver (or cause to be delivered) to the Buyer sufficient funds to enable the Buyer to pay the Purchase Price pursuant to Section 2.3 hereof.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ DALE A. SCHNITTJER

Name: Dale A. Schnittjer
Title: Vice President and Chief Financial Officer

ASSET PURCHASE AGREEMENT

ANNEX B

CELERITEK/ TELEDYNE CONFIDENTIAL

SUPPLY AGREEMENT

      This Supply Agreement (this “Agreement”) is effective as of the Closing of the Asset Purchase Agreement (as defined below) (the “Effective Date”) by and between Celeritek, Inc., a California corporation with a principal place of business at 3236 Scott Boulevard, Santa Clara, CA 95054 (“Celeritek”), and Teledyne Wireless, Inc. (D/B/A Teledyne Microwave), a Delaware corporation with a principal place of business at 1274 Terra Bella Avenue, Mountain View, CA 94043 (“Buyer” together with Celeritek, each a “Party” and collectively the “Parties”).

RECITALS

      WHEREAS, Celeritek and Buyer are parties to that certain Asset Purchase Agreement of even date herewith pursuant to which Buyer acquired certain of the assets of Celeritek related to its defense division (“Asset Purchase Agreement”);

      WHEREAS, as a condition to the Asset Purchase Agreement, Celeritek and Buyer shall have entered in an agreement for the supply by Celeritek to Buyer of certain products of Celeritek solely for incorporation into certain products of Buyer related to the assets sold under the Asset Purchase Agreement;

      WHEREAS, Celeritek is willing to supply, and Buyer desires to purchase such products, in each case, solely pursuant to the terms and conditions of this Agreement; and

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLES

1. Definitions

      1.1 “Affiliate” means, with respect to a Party to this Agreement, any entity directly or indirectly controlling or controlled by or in common control with such Party, but only for so long as such control exists, where “control” is defined as the ownership of more than fifty percent (50%) of the equity or beneficial interests of such entity, or other voting rights entitled to elect directors, or if not a corporation, the corresponding managing authority.

      1.2 “Buyer Products” has the meaning assigned to the term “Products” in the Asset Purchase Agreement.

      1.3 “Capacitors” means Celeritek’s Si capacitors with the part numbers set forth in Exhibit A.

      1.4 “Change of Control” means, with respect to a Party to this Agreement: (A) the direct or indirect acquisition of either (i) the majority of the voting stock of such Party or any Parent of such Party or (ii) all or substantially all of the assets of such Party, by another entity in a single transaction or series of related transactions; or (B) such Party is merged with, or into, another entity.

      1.5 “Confidential Information” means any information disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) that (a) if disclosed in tangible form, is conspicuously marked with a “confidential” or “proprietary” legend; or (b) if disclosed orally, is clearly designated as confidential at the time of disclosure and is specifically identified in a confirmatory writing sent to the Receiving Party within thirty (30) days after initial disclosure. The non-use and non-disclosure obligations of the Receiving Party under this Agreement shall not, however, apply to any information which (v) is furnished to a third party by the Disclosing Party without restrictions substantially similar to the non-use and non-disclosure terms and conditions of this Agreement; (w) was already known by the Receiving Party at the time of disclosure as shown by the Receiving Party’s files and records immediately prior to the time of such disclosure; (x) was disclosed to the Receiving Party by a third party who had the right to make such disclosure without any confidentiality restrictions; (y) is already at the time of disclosure hereunder, or through no fault of the Receiving Party has become after the time of disclosure hereunder, generally available to the public; or (z) was independently developed by the Receiving Party without the use of or reference to Confidential Information of the Disclosing Party.

      1.6 “Devices” means Celeritek’s GaAs FETs and MMICs with the part numbers set forth in Exhibit A.

      1.7 “Intellectual Property Rights” means all of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) all Patent Rights; (ii) all copyrights, copyright registrations and applications therefore and all other rights corresponding thereto throughout the world (collectively, “Copyrights”); (iii) all trade secrets; (iv) all mask works, and (v) all other intellectual property or proprietary rights (other than Patent Rights, Copyrights and trade secrets).

      1.8 “Parent” means, with respect to a Party to this Agreement, any entity directly or indirectly controlling such Party, but only for so long as such control exists, where “control” is defined as the ownership of more than fifty percent (50%) of the equity or beneficial interests of such entity, or other voting rights entitled to elect directors, or if not a corporation, the corresponding managing authority.

      1.9 “Patent Rights” means (i) any pending or issued United States, foreign or international patent or patent application; (ii) any continuations, continuations-in-part, substitutions or divisional applications thereof; (iii) any patents issuing on any of the foregoing applications; (iv) any renewals, reissues, re-examinations or extensions of any such patents or patent applications; and (v) any foreign counterparts or equivalents of any of the foregoing.

      1.10 “Product” or “Products” means individually or collectively the Devices, Substrates and Capacitors.

      1.11 “Subsidiary” means, with respect to any third party, any entity directly or indirectly controlled by such third party, but only for so long as such control exists, where “control” is defined as the ownership of more than fifty percent (50%) of the equity or beneficial interests of such entity, or other voting rights entitled to elect directors, or if not a corporation, the corresponding managing authority.

      1.12 “Substrate Designs” means the mask works, layouts and other drawings of the design of the Substrates transferred to Buyer under the Asset Purchase Agreement.

      1.13 “Substrates” means the substrate products with the Celeritek part numbers set forth in Exhibit A.

2. Product Supply

      2.1 Forecast.

      (a) Delivery. Within thirty (30) days after the Effective Date, Buyer shall deliver to Celeritek, and thereafter on a monthly basis, a written rolling forecast of its anticipated requirements for Products over the next twelve (12) month period (each a “Forecast”). Buyer will use good faith efforts to provide accurate Forecasts based on the best reasonable information available at the time of the Forecast. Subject to Section 2.2(d) below, there is no minimum purchase commitment under this Agreement.

      (b) Forecast Commitments. The first two (2) months of Buyer’s Forecast for Devices (other than MMICs), Capacitors and Substrates and the first three (3) months of Buyer’s Forecast for MMICs shall be firm and binding, with all remaining months in each such Forecast to be used for planning purposes only.

      2.2 Order Process.

      (a) Purchase Orders. From time to time during the term of this Agreement and subject to the terms and conditions of this Agreement, Buyer shall submit to Celeritek written purchase orders (“Purchase Orders”) for Products which Purchase Orders will (i) expressly refer to this Agreement; (ii) specify quantities ordered; (iii) specify the requested shipping date (“Requested Shipping Date”) which shall not be more than six (6) months after the date on which such Purchase Order is submitted; and (iv) include the destination address and any special shipping instructions. The Parties agree and acknowledge that the terms and conditions of this Agreement (including Exhibits) will exclusively control all orders for Products and will supersede any terms and conditions contained in Buyer’s Purchase Orders, in any quotation or acknowledgment and any other business form that either party may use in connection with the transactions contemplated by this Agreement, regardless of any failure of a receiving party to object to such terms or conditions.

      (b) Acceptance of Purchase Orders. Each Purchase Order submitted by Buyer hereunder shall be subject to Celeritek’s written acceptance in accordance with the terms hereof. Celeritek will use commercially reasonable efforts to give written notice of acceptance or rejection for each Purchase Order within two (2) business days after receipt of such Purchase Order, identifying a scheduled shipping date (“Scheduled Shipping Date”) with any such acceptance. Scheduled Shipping Dates will be assigned by Celeritek as close as reasonably practicable to the Requested Shipping Date identified in the Purchase Order in accordance with the applicable lead time under Section 2.2(e) below. The orders in each Purchase Order, once accepted by Celeritek in writing pursuant to this Section 2.2(b), shall be binding, and any cancellations or reschedule of shipment of such orders shall be governed by Sections 2.2(c). Subject to the terms and conditions of this Agreement, Celeritek agrees to accept all Purchase Orders for Products which correspond to the quantities provided in Buyer’s relevant Forecast which are firm and binding as set forth under Section 2.1(b) above.

      (c) Rescheduling & Cancellation. Buyer shall only be entitled to reschedule a Scheduled Shipping Date or cancel any order of Products pursuant to an accepted Purchase Order upon Celeritek’s prior written consent.

      (d) Minimum Order Lots. All orders for (i) Capacitors shall be in multiples of an entire wafer and (ii) Substrates shall be in multiples of an entire array.

      (e) Lead Times. Lead times with respect to all Products shall be four (4) weeks.

      2.3 Pricing. The prices for each of the Products purchased during the term of this Agreement are set forth in Exhibit B attached hereto. If, during the term of this Agreement, Celeritek grants any third party more favorable pricing for Products on substantially similar terms and conditions for substantially similar or lesser quantities of Products, Celeritek shall notify Buyer thereof in writing within thirty (30) days of granting such third party such more favorable pricing and Buyer shall have fifteen (15) days to notify Celeritek of its acceptance of such terms (“Pricing Adjustment Date”). Provided Buyer has notified Celeritek of its acceptance thereof within such fifteen (15) day period, the pricing in Exhibit B shall be deemed automatically adjusted to such more favorable pricing. For avoidance of doubt, such more favorable pricing shall only be effective on a forward going basis and solely with respect to those Products, the obligation for the supply or purchase of which arose after the Pricing Adjustment Date.

      2.4 Resale Restrictions. Except as set forth under Section 3.2 below, Buyer understands and agrees that its purchase of Products hereunder shall be solely for incorporation into Buyer’s Products for resale as part of and incorporated into Buyer’s Products and not on a “stand-alone” basis, i.e. other than as part of and incorporated into Buyer’s Products.

      2.5 Other Terms and Conditions. In addition to the terms and conditions set forth in the main body of this Agreement, Buyer’s purchase of Products hereunder shall be subject to the terms and conditions set forth in Exhibit C, in the event of any conflict between the terms and conditions set forth in the main body of this Agreement and the terms and conditions set forth in Exhibit C, the terms and conditions set forth in the main body of the Agreement shall govern.

      2.6 Last Time Buy. In the event Buyer receives a notice of termination pursuant to Section 6.3 of this Agreement, Buyer shall have the right, in addition to any binding commitments for Products under Section 2.1(b) above existing at the time of receipt of such notice, to submit, within thirty (30) days of receipt of such notice of termination, a Purchase Order for a final, one-time, last buy of Products (“Last Time Buy”), provided that (1) other than Sections 2.1(a) (Forecasts), Section 2.1(b) (Forecast Commitments), such Purchase Order conforms to the other terms and conditions of this Agreement; (2) the Requested Shipping Dates for all Products are prior to the effective date of termination of the Agreement (“Termination Date”), provided that Celeritek shall be entitled to extend the Scheduled Shipping Date for any Products beyond the Termination Date to the extent deemed reasonably required by Celeritek to deliver the quantity of

Products of Buyer’s Last Time Buy; and (3) the quantities of Products of such Last Time Buy represent a good faith, reasonable estimate on the part of Buyer of its requirement for Products over the eighteen (18) months following delivery of the Purchase Order for the Last Time Buy. For avoidance of doubt, in no event shall Buyer’s Last Time Buy be deemed to require Celeritek to obtain any additional manufacturing capacity or personnel resources to fulfill such Last Time Buy, which, if in Celeritek’s good faith, reasonable opinion will be required to fulfill such Last Time Buy, the parties shall negotiate in good faith alternate quantities of Products based on Celeritek’s then existing and available manufacturing capacity and personnel resources and Buyer’s estimated requirements.

      2.7 Substrates. Celeritek’s obligation to deliver the Substrates hereunder is conditioned upon Buyer’s timely delivery to Celeritek of a complete and accurate copy of the relevant associated Substrate Design(s) and Celeritek shall have no liability hereunder based on Buyer’s failure to do so. In connection with the foregoing, Buyer hereby grants Celeritek, a worldwide, non-exclusive, royalty free, right and license, including the right to grant sublicenses, under Buyer’s Intellectual Property Rights to use, reproduce, and distribute such Substrate Designs and to make, have made, import, sell and offer for sale the Substrates, in each case solely for or on behalf of Buyer and not for or on behalf of any third party. For avoidance of doubt, subject to Section 6.5, this license terminates upon the termination of this Agreement.

3. Escrow & License

      3.1 Deposit. Promptly, but in no event more than thirty (30) days after the Effective Date of this Agreement, Celeritek and Buyer agree to negotiate a mutually agreeable escrow agreement with DSI, or other mutually agreeable entity (the “Escrow Agent”) pursuant to which Buyer shall be named as a beneficiary to and have the right to receive a copy of (i) specifications of the materials underlying the Devices and Capacitors; (ii) process specifications for the manufacture of the Devices and Capacitors, (iii) mask works and designs for the Devices and Capacitors, respectively; (iv) testing procedures used to characterize Devices and Capacitors (in either electronic media form or hard copy) (collectively, the “Deposit”). All costs of establishing and maintaining the Deposit shall be borne exclusively by Buyer.

      3.2 Deposit License. Subject to the terms and conditions of this Agreement, Celeritek hereby grants Buyer a worldwide, limited, non-exclusive, non-transferable, non-sublicensable, right and license under Celeritek’s Intellectual Property Rights existing on the Effective Date and during the term of this Agreement in and to the Deposit and the Products to make or have made the Devices and Capacitors itself or through any contract manufacturer and to use, sell, import export or otherwise commercialize such Products either (i) as part of and incorporated into Buyer’s Products or (ii) on a “stand-alone” basis, i.e. except as part of and incorporated in Buyer’s Products. The foregoing license (1) under (i) above shall be royalty free and (2) under (ii) above shall be subject to the payment of a royalty in accordance with Section 3.4 below. The foregoing licenses are a present grant of rights exercisable by Buyer upon a release of the Deposit under Section 3.3 below. The term of the foregoing licenses shall be solely for a period of three (3) years commencing on the Effective Date hereof (which shall survive termination of this Agreement in accordance with Section 6.6 below). The foregoing licenses include the right to modify and create derivative works of the Deposit for purposes of creating improvements to the Devices or Capacitors as deemed reasonably necessary by Buyer, it being understood that for avoidance of doubt, the foregoing licenses do not entitle and do not constitute a grant under any of Celeritek’s Intellectual Property Rights to us, modify or create derivative works of the Deposit to develop any other products or services.

      3.3 Release Conditions. Buyer shall be entitled to receive a copy of the Deposit in accordance with the procedure therefor set forth in the Escrow Agreement upon the occurrence of any one of the following events: (1) Celeritek ceases to offer for sale any Device or Capacitor or (2)(i) Celeritek files a voluntary petition under Chapter 7 of the United States Bankruptcy Code (the “Code”); (ii) an involuntary petition under Chapter 7 of the Code is filed against Licensor, and such petition is not dismissed within thirty (30) days of such filing; or (iii) Licensor files a voluntary petition, or an involuntary petition is filed against Licensor, in each case under Chapter 11 of the Code and, the trustee, or Celeritek as the debtor in possession, fails to assume (including by way of rejection) this Agreement. For avoidance of doubt, in the event of a release pursuant to subsection 3.3(1) above, the release of the Deposit, and the license granted under 3.2 above with respect thereto, shall be limited to the specific Device or Capacitor identified by Celeritek’s serial number which Celeritek has ceased to offer for sale.

      3.4 Deposit License Royalties & Payment.

      (a) Royalty. In consideration of the rights and licenses granted to the Deposit as set forth under Section 3.2(ii) above, Buyer shall pay Celeritek the per unit royalty set forth in Exhibit B with respect to each Device and Capacitor sold pursuant to Section 3.2(ii) above (“Royalties”). Royalties shall be payable to Celeritek or relevant trustee or successor to the Intellectual Property Rights in and to the Deposit, as the case may be (each generally referred to under this Section 3.4 only as “Trustee”) on a calendar quarterly basis concurrently with delivery of the applicable Quarterly Report (as defined below) for such quarter.

      (b) Royalty Reports & Audit. No later than thirty (30) days after the end of each calendar quarter after a release of the Deposit, Buyer shall deliver to Trustee a written report showing the number of Devices and Capacitors sold on a “stand-alone” basis pursuant to Section 3.2(ii) above during such quarterly period and the computation of amounts due with respect thereto under 3.4(a) above (“Quarterly Report”). During the term of this Agreement and for three (3) years thereafter, Buyer shall maintain complete and accurate books and records with respect to the manufacture and sale of Devices and Capacitors under Section 3.2(ii) above, or otherwise pertaining to the payment of fees hereunder by Buyer, including without limitation all underlying data sufficient to support the information disclosed in the Quarterly Reports (“Buyer Records”). Trustee may have an independent auditor, on at least fifteen (15) days prior notice to Buyer, audit Buyer Records, provided that such audits shall not be performed more frequently than once in any twelve (12) month period, unless an audit reveals an underpayment and then Trustee shall have the right to conduct an additional audit during such twelve (12) month period. The audit will be at Trustee’s cost and expense, unless, however, such audit reveals an underpayment of five percent (5%) or more for the period audited, then Buyer shall immediately pay the shortage, any applicable interest and the costs of such audit.

4. Confidentiality

      4.1 Obligations. The Receiving Party will not use any Confidential Information of the Disclosing Party except in performance of this Agreement, and will disclose the Confidential Information of the Disclosing Party only to the employees and independent contractors of the Receiving Party who have a need to know such Confidential Information for purposes of this Agreement and who are under a duty of confidentiality no less restrictive than the Receiving Party’s hereunder. The Receiving Party will protect the Disclosing Party’s Confidential Information in the same manner as the Receiving Party protects its own confidential or proprietary information of a similar nature, and in no event with less than reasonable care. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such disclosure is required by law or by the order of a court or similar judicial or administrative body, provided that the Receiving Party notifies the Disclosing Party of such required disclosure promptly and in writing, and cooperates with the Disclosing Party, at the Disclosing Party’s request and expense, in any lawful action to contest or limit the scope of such required disclosure. Notwithstanding the provisions of this Agreement, each Party may disclose the terms of this Agreement (a) in connection with the requirements of an initial public offering or securities filing; (b) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like; (c) in confidence, to accountants, banks, attorneys and financing sources and their advisors; or (d) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement. For avoidance of doubt, the entire contents of the Deposit shall be deemed Celeritek’s Confidential Information. Buyer shall not, and shall not authorize any third party to reverse engineer or otherwise attempt to discover the methods, processes or logic used by Celeritek in the design, development and manufacture of the Products or underlying any of Celeritek’s other Confidential Information. For avoidance of doubt, nothing contained herein shall preclude Buyer from purchasing products from another third party which are based upon the materials in the Deposit under Section 3.1 in accordance with Buyer’s license under Section 3.2, or the methods, procedures or logic of Buyer, or of a party other than Celeritek.

5. Intellectual Property Ownership

      Except for the limited license grant under Section 3.2 above, each Party hereto retains all of its rights, title and interest in and to any and all of their Intellectual Property Rights.

6.	Term and Termination

      6.1 Term. This Agreement will enter into effect upon the Effective Date and continue in full force and effect for a period of (3) years and, unless earlier terminated in accordance with its terms and conditions, shall expire at the end of such three (3) year term (the “Term”).

      6.2 Termination for Cause. Either Party may terminate this Agreement immediately upon written notice to the other Party for material breach of any obligation under this Agreement by the other Party, provided that such other Party has not cured such breach within ninety (90) days after receipt of written notice of breach from the non-breaching Party stating such Party’s intent to terminate.

      6.3 Termination for Change of Control. In the event Celeritek undergoes a Change of Control after the Effective Date, such successor in interest shall be entitled to terminate this Agreement upon no less than six (6) months prior written notice thereof to Buyer.

      6.4 Effects of Termination. Subject to Section 6.6, upon termination of this Agreement, each Party will promptly return all tangible embodiments of the other Party’s Confidential Information in such Party’s possession or under such Party’s control to the other Party, or destroy such Confidential Information and certify such destruction in writing to the other Party.

      6.5 Outstanding Orders. If a Party hereto terminates this Agreement for the other Party’s material breach, then the non-breaching Party shall be entitled to exercise one of the following options: (i) demand or continue fulfillment of accepted Purchase Orders that are outstanding at the time of termination; or (ii) immediately cancel all accepted Purchase Orders outstanding at the time of termination subject to Buyer’s payment of Celeritek’s costs as detailed under Article 11 of Exhibit C.

      6.6 Survival. The provisions of the following Articles and Sections shall survive the termination or expiration of this Agreement: Articles 1 (Definitions), 2 (Product Supply) (subject, in each case to Section 6.5), 3 (Escrow & License) (in the event of termination of this Agreement by Buyer only), 4 (Confidentiality) (for a period of five (5) years), 5 (Intellectual Property Ownership), 7 (Limited Warranties), and 8 (Miscellaneous); and Sections 6.5 (Outstanding Orders), and 6.6 (Survival).

      6.7 Limitation of Liability Upon Termination. In the event of termination by either Party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Buyer or Celeritek. Termination shall not, however, relieve either Party of obligations incurred prior to the termination, including but not limited to amounts under Section 6.5(ii) above.

      6.8 Termination of Asset Purchase Agreement. Notwithstanding any other provision of this Agreement, or the execution of this Agreement by the Parties, if the Asset Purchase Agreement is terminated pursuant to its terms prior to the Closing having occurred, this Agreement shall automatically and immediately become void, null and of no effect without further action on the part of either Party.

7. Limited Warranties.

      7.1 LIMITED WARRANTY. EXCEPT FOR THE LIMITED WARRANTIES SET FORTH UNDER ARTICLE 8 OF EXHIBIT C WITH RESPECT TO PRODUCTS DELIVERED HEREUNDER, ALL PROTOTYPE PRODUCTS, INFORMATION OR MATERIALS PROVIDED AND ALL RIGHTS GRANTED UNDER THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO ARTICLE 3 ABOVE) ARE DONE SOLELY ON AN ‘AS IS’ BASIS, WITHOUT WARRANTY OF ANY KIND, AND CELERITEK HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER

EXPRESS, IMPLIED, STATUTORY OR OTHERWISE THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. CELERITEK HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

      7.2 LIMITATION OF LIABILITY. EXCEPT FOR EITHER PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 4, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY OR PUNITIVE, OR OTHER SIMILAR DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT, GOODWILL OR DATA) WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS, HOWEVER CAUSED, WHETHER FOR BREACH OR REPUDIATION OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE. THIS EXCLUSION INCLUDES ANY LIABILITY THAT MAY ARISE OUT OF THIRD-PARTY CLAIMS AGAINST EITHER PARTY. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE PARTIES’ POTENTIAL LIABILITY ARISING OUT OF THIS AGREEMENT AND NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT OR AGREE TO THE SALE OR PURCHASE OF PRODUCTS ABSENT SUCH LIMITATIONS.

8. Miscellaneous

      8.1 Force Majeure. A Party shall neither be held liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement (including Exhibits) for failure or delay in fulfilling or performing any obligation under this Agreement (other than an obligation for the payment of money) to the extent, and for so long as, such failure or delay is caused by acts of terrorism, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, or acts of God, provided that the affected Party uses reasonable efforts to overcome such failure or delay.

      8.2 Subcontractors. Subject to Buyer’s prior written consent, which shall not be unreasonably withheld, Celeritek shall have the right to use third party contractors to fulfill its obligations under this Agreement. For avoidance of doubt, the foregoing shall not be deemed to include the engagement or disengagement by Celeritek of any third party suppliers of components or subcomponents included within any of the Products sold hereunder, provided that the quality and availability of such components or subcomponents are in all material respects substantially the same as the substituted components and subcomponents.

      8.3 Independent Contractors. Each Party hereby acknowledges that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

      8.4 No Third Party Beneficiaries. Nothing contained in this Agreement shall be construed so as to confer upon any other Party the right of a third party beneficiary.

      8.5 English Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the Parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

      8.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflicts of laws principles. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

      8.7 Assignment. Neither Party may assign or otherwise transfer this Agreement or any rights or obligations under this Agreement, in whole or in part, whether voluntarily or by operation of law without the prior written consent of the other Parties, except either Party may assign this Agreement to an Affiliate or a successor-in-interest to all or substantially all of the business or assets of such Party (whether by merger, reorganization, asset sale, or otherwise) pertaining to the subject matter hereof that assumes all of such Party’s obligations under this Agreement. The rights and obligations of each Party shall inure to the benefit of and bind the permitted successors and assigns of the Parties to the Agreement. Any assignment in contravention of the foregoing shall be void and of no effect.

      8.8 Compliance with Laws. Each Party will comply with all applicable federal, state, and local laws, rules, and regulations in performance of its obligations hereunder. Without limiting the foregoing, each Party will comply with all applicable export control laws, rules, and regulations, including the Export Administration Regulations promulgated by the U.S. Department of Commerce.

      8.9 Notices. All notices or reports permitted or required under this Agreement will be in writing and will be delivered by personal delivery, telegram, telex, telecopier, facsimile transmission, or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth below. Either Party may amend its address upon written notice to the other.

If to Buyer:	If to Celeritek:
Teledyne Wireless, Inc.	Celeritek, Inc.
1274 Terra Bella Avenue	3236 Scott Boulevard
Mountain View, CA 94043	Santa Clara, CA 95054
Attention: Tom W. Parker	Attention: Tamer Husseni
Phone: (650) 962-6999	Phone: (408) 986-5060
Fax: (650) 962-6834	Fax: (408) 986-5080

      8.10 Waivers. The waiver by a Party of any right hereunder, or of any failure to perform or breach by the other Party hereunder, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other Party hereunder whether of a similar nature or otherwise.

      8.11 Severability. If any provision of this Agreement is found by any tribunal or court of competent jurisdiction to be unenforceable, then such provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement. The remainder of this Agreement will remain in full force and effect, unless the severed provision is essential and material to the rights or benefits received by either Party. In such event, the Parties will negotiate, in good faith, and substitute a valid and enforceable provision or agreement that most nearly implements the Parties’ intent in entering into this Agreement.

      8.12 Construction. The article and section headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement. This Agreement, and any instrument referred to herein or executed and delivered in connection herewith, shall not be construed against either Party as the principal draftsperson hereof or thereof. Unless otherwise expressly stated to the contrary herein, all remedies are cumulative, and the exercise of any express remedy by either Party herein does not by itself waive such Party’s right to exercise its other rights and remedies available at law or in equity.

      8.13 Entire Agreement. This Agreement (including all Exhibits hereto) contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied representations, agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties. In the event of any conflict between any provision of the main terms and conditions of this Agreement and any Exhibit, the provision of this Agreement shall control.

      8.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

“Buyer” TELEDYNE WIRELESS, INC. By: /s/ DAVID A. ZAVADIL Name: David A. Zavadil Title: Vice President and General Manager	“Celeritek” CELERITEK, INC. By: /s/ TAMER HUSSEINI Name: Tamer Husseini Title: Chairman and CEO

ANNEX C

FORM OF VOTING AGREEMENT

      THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of July      , 2004 by and among Teledyne Wireless, Inc., a Delaware corporation (“Teledyne”), and the undersigned shareholder (“Shareholder”) of Celeritek, Inc., a California corporation (the “Company”).

W I T N E S S E T H:

      WHEREAS, Teledyne and the Company are entering into an Asset Purchase Agreement (the “Purchase Agreement”), which provides for the Company’s sale of certain assets relating to its defense electronics division to Teledyne (the “Transaction”). The Company is seeking shareholder approval of the Transaction.

      WHEREAS, each Shareholder is the beneficial owner of such number of shares of the Company as is indicated on such Shareholder’s signature page to this Agreement.

      WHEREAS, in consideration of the execution of the Purchase Agreement by Teledyne, Shareholder (in his or her capacity as such) agrees to vote the Shares and the New Shares (each as defined below) of the Company over which Shareholder has voting power to approve of the Transaction as contemplated by the Purchase Agreement.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, intending to be legally bound, the parties hereto hereby agree as follows:

1. Capitalized Terms.

(a) The following capitalized terms shall have the respective meanings ascribed thereto below:

“Expiration Date” shall mean the earlier to occur of (i) such date and time as the Purchase Agreement shall have been terminated pursuant to Article 11 thereof or (ii) such date and time as the Transaction shall be consummated in accordance with the terms and provisions of the Purchase Agreement.

“New Shares” shall mean any shares of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, any shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of any shares held by Shareholder which are convertible into, or exercisable or exchangeable for, capital stock of the Company. New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

“Person” shall mean any individual, corporation, limited liability company, partnership or other entity, or governmental authority.

“Shares” shall mean all capital stock of the Company (including all options, warrants and other rights to acquire shares) beneficially owned by Shareholder as of the date of this Agreement.

“Transfer.” A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

(b) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined above).

2. Restrictions on Transfer of Shares.

(a) Transfer of Shares. During the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit, directly or indirectly, any Transfer of any of the Shares or New Shares to be effected; provided, however, that notwithstanding the foregoing, Shareholder may transfer Shares to a third party if the transferee shall have agreed in writing to hold such Shares and New Shares (or interest in such Shares or New Shares) subject to, and agree to abide by, all of the terms and conditions of this Agreement.

(b) Transfer of Voting Rights. During the period from the date of this Agreement through the Expiration Date, Shareholder shall not (i) deposit (or permit the deposit of) any Shares or New Shares in a voting trust or (ii) grant any proxy or power of attorney or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares or New Shares.

3. Proxy. Shareholder hereby revokes all prior proxies or powers of attorney with respect to any and all of Shareholder’s Shares. Through the Expiration Date, Shareholder hereby constitutes and appoints Teledyne, or any nominee designated by Teledyne, with the full power of substitution at any time during the term of this Agreement, as Shareholder’s true and lawful attorney and proxy (“Proxy”), for and in its name, place, and stead, in the Proxy’s discretion, to demand that the Secretary of the Company call a special meeting of the shareholders of the Company for the purpose of considering any matter referred to in Article 2 of the Purchase Agreement and to vote each Share held by Shareholder, as Shareholder’s Proxy in respect of any such matter, at every annual, adjourned or postponed meeting of the shareholders or the Company, including, without limitation, the right to sign its name as Shareholder (or to direct the recordowner to sign its name as Shareholder) to any consent, certificate, or other document relating to the Company that the state of California might permit or require. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM OF THIS AGREEMENT.

      4. Agreement to Vote Shares. During the period from the date of this Agreement through the Expiration Date, at every meeting of the Shareholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Shareholders of the Company, Shareholder (in his, her or its capacity as such) shall cause the Shares and any New Shares to be voted (a) in favor of approval of the Purchase Agreement and the Transactions; and (b) unless the Purchase Agreement has been terminated by Buyer, against any Superior Proposal or against any proposal which would result in a breach of any covenant, representation or warranty or any other agreement of the Company under the Purchase Agreement or could reasonably be expected to result in any breach of the Company’s obligations under the Purchase Agreement.

      5. No Solicitation. Shareholder covenants and agrees that, during the term of this Agreement, it shall not, directly or indirectly, solicit, initiate, knowingly encourage, or take any other action designed to facilitate any inquiries or the making or any proposal from any person (other than from Teledyne) relating to any transaction that constitutes a Superior Proposal. Shareholder further covenants and agrees that it shall not participate in any discussions or negotiations (except with Teledyne) regarding, or furnish to any person (other than Teledyne) any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any person (other than Teledyne) to make or effect any transaction that may constitute a Superior Proposal. Shareholder immediately shall cease and cause to be terminated any existing discussions or negotiations or Shareholder and Shareholder’s agents or their representatives with any person (other than Teledyne) with respect to any of the foregoing.

      6. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Teledyne as follows:

(a) Shareholder is the beneficial owner and record holder of the shares of the Company and the options, warrants and rights to purchase shares of the Company indicated on the signature page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that, in each case, would deprive Teledyne of the benefits of this Agreement. Shareholder does not beneficially own any securities of the Company other than the shares of the Company and options and warrants to purchase shares of the Company indicated on the signature page of this Agreement.

(b) Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy. Shareholder has identified on the signature page of this Agreement any nominee or agent or other Person in whose name are held shares of the Company beneficially owned by Shareholder, and contact information relating to such Person. This Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Shares or New Shares pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his affiliates or properties is or may be bound or affected. The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

(d) None of the information relating to the Shareholder provided in writing to the Company by or on behalf or the Shareholder specifically for inclusion in the Proxy Statement will, at the times the Proxy Statement is filed with the U.S. Securities and Exchange Commission or is first published, sent or given to shareholders of the Company or at the time of the special meeting of shareholders to consider the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

      8. Miscellaneous.

      (a) Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that: (i) they have read this Agreement; (ii) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; (iii) they understand the terms and consequences of this Agreement; and (iv) they are fully aware of the legal and binding effect of this Agreement.

      (b) Severability. If any term, provision, covenant or restriction of this Agreement or the Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      (c) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein or in the Purchase Agreement, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other. Shareholder agrees that this Agreement and the obligations hereunder shall attach to Shareholder’s Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

      (d) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

      (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

(i)	If to Teledyne:

Teledyne Wireless, Inc.
c/o Teledyne Technologies Incorporated
12333 West Olympic Boulevard
Los Angeles, California 90064
Attention: John T. Kuelbs
Telephone: (310) 893-1602
Facsimile: (310) 893-1610

With a copy (which shall not constitute notice) to:

McGuire Woods LLP
Dominion Tower
625 Liberty Avenue, 23rd Floor
Pittsburgh, PA 15222-3142
Attention: Scott Westwood, Esq.
Telephone: (412) 667-7989
Facsimile: (412) 402-4191

(ii)	If to Shareholder: To the address for notice set forth on the signature page hereof.

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Attention: John Roos, Esq.
Telephone: (650) 493-9300
Facsimile: (650) 493-6811

      (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

      (g) Specific Performance. The parties hereto acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto agree that an aggrieved party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement at law or in equity.

      (h) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

      (i) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

      (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

      (k) Facsimile Execution. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      (l) Permitted Activities. Nothing in this Agreement shall be construed to require Shareholder to exercise any option, warrant or other right to acquire shares of the Company, and nothing in this Agreement shall be construed to prohibit Shareholder from engaging in a net exercise of any option, warrant or other right to acquire shares of the Company (if the contractual terms of such option, warrant, or other right currently permit such a net exercise).

[Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

TELEDYNE WIRELESS, INC.

By:

Name:
Title:
SHAREHOLDER

By:

Name:
Title:

Address

Telephone No.

Facsimile No.

Shares beneficially owned:

__________ Shares of the Company

__________ Shares of the Company issuable upon exercise of outstanding Company Options or warrants

VOTING AGREEMENT

SPOUSAL CONSENT

      I,                     , spouse of [Name of Shareholder] (“Shareholder”), have read and approve of the foregoing Voting Agreement, dated as of July      , 2004, (the “Agreement”), by and between my spouse and Teledyne Wireless, Inc., a Delaware corporation. In consideration of Shareholder’s agreement to vote the Shares and the New Shares (each as defined in the Agreement) in accordance with the terms of the Agreement, I hereby appoint Shareholder as my attorney-in-fact with respect to any obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have rights in any Shares or New Shares under the community property laws of the State of California, or under similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: July      , 2004

“Spouse of Shareholder”

(Signature)

ANNEX D

July 8, 2004

The Board of Directors

Celeritek, Inc.
3236 Scott Boulevard
Santa Clara, CA 95054

Members of the Board of Directors:

      Celeritek, Inc. (“Celeritek”) has retained us pursuant to an engagement agreement dated as of June 30, 2004 to deliver to you our opinion as to the fairness, from a financial point of view, of the consideration to be received by Celeritek in connection with the sale of certain assets that management of Celeritek has advised us constitute substantially all of the assets of Celeritek’s Defense Electronics/ Microwave business (the “Business”) to Teledyne Wireless, Inc. (“Teledyne” or the “Buyer”) pursuant to the terms of the Asset Purchase Agreement dated as of July 8, 2004 (the “Agreement”), by and between Celeritek and the Buyer (the “Transaction”).

      As more fully set forth in the Agreement, Buyer will purchase all of the assets of the Business for cash consideration of $33 million (the “Cash Consideration”). The Buyer will also assume certain liabilities of the Business estimated by management of Celeritek to be approximately $1.8 million, subject to a post-closing adjustment (collectively, the “Assumed Liabilities”). In total, the Cash Consideration and the Assumed Liabilities shall be collectively referred to herein as the “Consideration.”

      Jefferies Quarterdeck, a division of Jefferies & Company, Inc., offers investment banking services almost exclusively to the global aerospace, defense and government services markets. We advise both listed and unlisted companies in our focused markets. Celeritek retained us as financial advisor (but not to render this opinion) pursuant to an engagement agreement dated February 17, 2004 (the “Initial Engagement Letter”) regarding the divestiture of the Business. Pursuant to the terms of the Initial Engagement Letter, we assisted Celeritek in soliciting and assessing expressions of interest in the Business. The solicitations generated interest from multiple parties and, ultimately, culminated with the Agreement with the Buyer. We will receive a fee from Celeritek in connection with the advisory services we have provided pursuant to the Initial Engagement Letter, including fees that are contingent upon the consummation of the Transaction. We will receive a separate fee from Celeritek for rendering this opinion, which fee is not contingent upon the consummation of the Transaction. In addition, Celeritek has agreed to indemnify us for certain liabilities arising out of our engagements. We have in the past provided services to, and received compensation from, certain of the parties that expressed interest in the Business on matters unrelated to the proposed sale of the Business. In the ordinary course of our business, we and our affiliates may publish research reports regarding the securities of Celeritek and its affiliates, may trade or hold such securities for our own accounts and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. We may in the future provide investment banking or financial services to the Buyer or its affiliates on matters that are unrelated to the Transaction for which we would expect to receive compensation.

      In connection with this opinion, we have reviewed, relied upon or performed, among other things, the following:

(i) Reviewed a draft Agreement dated as of July 7, 2004 and participated in certain negotiations with the Buyer;

(ii) Reviewed certain financial and other information about the Business that was publicly available or provided to us by Celeritek;

(iii) Reviewed certain internal financial and operating information, including financial forecasts and projections for the Business on a stand-alone basis that were provided to us by Celeritek, taking into account (a) the growth prospects of the Business and the various market segments in which it competes,

(b) the Business’s historical and current fiscal year financial performance, (c) the Business’s forecasts going forward and its ability to meet them, and (d) certain of the Business’s contracts and their effects on its business;

(iv) Met with Celeritek’s management regarding the Business’s prospects, financial outlook and operating plans of the Business and held discussions concerning the impact on the Business and its prospects of the economy and the Business’s industry, including the effect of the current economic environment;

(v) Compared the valuation in the public market of companies in lines of business that we deem similar to that of the Business in market, services offered, and/or size;

(vi) Reviewed public information with respect to recent acquisition transactions that we deem comparable to the Transaction;

(vii) Performed a discounted cash flow analysis to analyze the present value of the future cash flow streams that management of Celeritek has indicated it expects the Business to generate;

(viii) Performed a leveraged buyout analysis to value the Business as if a financial sponsor purchased the Business in a leveraged buyout transaction;

(ix) Performed comprehensive marketing of the Business to potential buyers; and

(x) Evaluated and assessed all indications of interest in the Business received from third parties.

      In addition to the foregoing, we performed such other studies, analyses and investigations, and considered such other financial, economic and market criteria, as we consider appropriate in arriving at our opinion. Our analyses must be considered as a whole. Considering any portion of such analyses or criteria, without considering all analyses and criteria, could create a misleading or incomplete view of the process underlying the conclusions expressed herein.

      In rendering this opinion, we have, with your permission, assumed and relied upon the accuracy and completeness of all of the financial information, forecasts and other information provided to us by Celeritek or that was publicly available to us, and have not attempted to independently verify any of such information. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects. With respect to the financial projections and financial models provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. Celeritek has informed us, however, and we have assumed with your permission, that such projections and models were reasonably prepared by management of Celeritek on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the Business. We have not independently evaluated, and express no opinion as to, such financial projections or the assumptions upon which they are based. In addition, in rendering this opinion, we have assumed that the Business will perform in accordance with such projections and models for all periods specified therein. Changes to such projections and models could affect the opinion rendered herein.

      We have assumed that there have been no material changes in the Business’s assets, financial condition, results of operations, business or prospects since the most recent financial statements made available to us. In addition, we have not conducted a physical inspection of the properties and facilities of the Business and have not made or obtained an independent valuation or appraisal of any of the assets or liabilities of the Business, nor have we been furnished with any such evaluations or appraisals for the Business or any reports of such physical inspections for the Business, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections for the Business.

      We have, with your permission, relied on advice of Celeritek’s legal counsel and independent accountants as to all legal, tax and financial reporting matters with respect to Celeritek and the Agreement. We have assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable federal, state and local statutes, rules and regulations. We have further assumed, with your permission, that (i) the representations and warranties of each party contained in the Agreement are true and correct, and each party will perform all of the covenants and agreements required to be performed by it under the Agreement; (ii) the Transaction will be consummated in accordance with the terms described in the Agreement, without any amendments thereto, and without waiver by Celeritek of any of the conditions to Buyer’s obligations; (iii) the Adjustment Amount (as defined in the Agreement as an adjustment to the Consideration) will be zero; (iv) there is not now, and there will not as a result of the consummation of the Transaction contemplated by the Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which Celeritek or any of its subsidiaries or affiliates is a party; and (v) all material assets and liabilities (contingent or otherwise, known or unknown) of the Business are as set forth in its consolidated financial statements provided to us by Celeritek.

      This opinion is for the benefit and use of the Board of Directors of Celeritek in its consideration of the Transaction and may not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This opinion does not address the merits of the decision of Celeritek to enter into the Agreement as compared to any alternative business transaction or strategy that might be available to Celeritek, nor does it address the underlying business decision of Celeritek to engage in the Transaction or the terms of the Agreement, nor does it address the tax consequences to Celeritek arising from the Transaction. Further, this opinion addresses only the fairness as of the date hereof of the Consideration to be received by Celeritek from a financial point of view and does not address any other aspect of the Transaction (such as the Supply Agreement or the Transition Services Agreement referenced in the Agreement). This opinion does not address the value of Celeritek or its viability as a going concern after the consummation of the Transaction. We have not been engaged to prepare, and have not prepared, a valuation of the Business and our opinion should not be construed as such. This opinion is based on the economic, market and other conditions as they exist and as evaluated on the date hereof, and we disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting this opinion after the date hereof.

      Based upon and subject to the foregoing, we are of the opinion that as of the date hereof the Consideration to be received by Celeritek in the Transaction is fair, from a financial point of view, to Celeritek.

Very truly yours,

/s/ JEFFERIES QUARTERDECK

Jefferies Quarterdeck

ANNEX E

SUMMARY OF THE AMENDED 1994 STOCK OPTION PLAN

      The following paragraphs provide a summary of the principal features of the 1994 Stock Option Plan (the “1994 Plan”) and its operation. The following summary is qualified in its entirety by reference to the 1994 Plan as set forth in Annex G.

Purposes of the 1994 Plan

      The 1994 Plan is intended to (1) attract and retain the best available personnel for positions of substantial responsibility, (2) to provide additional incentive to eligible employees, directors, and consultants of ours or any parent or subsidiary of ours, through increased share ownership, and (3) to promote the success of our business.

Types of Awards Granted Under the 1994 Plan

      The 1994 Plan permits the grant of the following types of incentive awards: (1) incentive stock options, and (2) nonstatutory stock options.

Shares Available for Issuance Under the 1994 Plan

      The maximum aggregate number of shares which may be optioned and sold under the 1994 Plan is 1,696,873 shares, of which 731,411 remain available for issuance as of July 23, 2004. Shares under the 1994 Plan may be authorized but unissued, or reacquired shares.

      If an option should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an option exchange program whereby options are surrendered or cancelled in exchange for other options and/or cash, the unpurchased shares which were subject thereto will become available for future grant or sale under the 1994 Plan (unless the 1994 Plan has terminated). However, shares that have actually been issued under the 1994 Plan, upon the exercise of an option, will not be returned to the 1994 Plan and will not become available for future distribution under the 1994 Plan.

Administration of the 1994 Plan

      The Compensation Committee, consisting of three non-employee members of our board of directors (the “Committee”) administers the 1994 Plan. Each member of the Committee qualifies as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and as an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”), and is accordingly able to make grants to certain of our officers and key employees.

      Subject to the terms of the 1994 Plan, the Committee has the sole discretion to select the employees, directors, and consultants who will receive options, to determine the terms and conditions of such options (for example, the number of shares subject to an option, the exercise price, and vesting schedule), to interpret the provisions of the 1994 Plan and outstanding options, to amend outstanding options (including the authority to accelerate vesting), or to extend an option’s post-termination exercise period longer than is otherwise provided for in the 1994 Plan. The Committee may delegate any part of its authority and powers under the 1994 Plan to one or more directors and/or officers of the company (for example, the Stock Option Committee of our board of directors has the authority to make grants to non-executive officers and consultants), but only the Committee itself can make options to participants who are executive officers of the company. The Committee’s decisions, determinations, and interpretations will be final and binding on all optionees.

      In 2003, the 1994 Plan was amended to require shareholder approval of any actions by the Committee to: (a) reduce the exercise price of any option to the then current fair market value if the fair market value of the common stock covered by such option will have declined since the date the option was granted, and (b) institute an option exchange program.

Eligibility to Receive Awards

      The Committee (or the Stock Option Committee, as applicable) selects the participants who will be granted options under the 1994 Plan. Those eligible for options under the 1994 Plan include employees and consultants who provide services to the company or any parent or subsidiary of the company. Members of our board of directors are also eligible to participate in the 1994 Plan. Notwithstanding the foregoing, only employees are eligible to receive incentive stock options.

      As of July 22, 2004, approximately 191 employees, consultants and non-employee directors were eligible to participate in the 1994 Plan. However, the actual number of individuals who will receive an option under the 1994 Plan cannot be determined in advance because the Committee has the discretion to select the participants.

Terms of Options

      (1) General. A stock option is the right to acquire shares of the company’s common stock at a fixed exercise price for a fixed period of time. Under the 1994 Plan, the Committee may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the company, to more favorable tax treatment). The Committee will determine the number of shares covered by each option.

      (2) Number of Shares Subject to an Option. No employee of the company, or any parent or subsidiary of the company, will be granted, in any fiscal year of the company, options to purchase more than 750,000 shares.

      (3) Exercise Price of an Option. The option exercise price for each share covered by an incentive stock option may not be less than 100% of the fair market value of a share of the company’s common stock on the date of the option grant. In the case of incentive stock options granted to an employee who is the owner of stock representing more than 10% of the total combined voting power of all classes of our stock, the option exercise price for each share covered by such option may not be less than 110% of the fair market value of a share of common stock on the date of such option grant. In the case of a nonstatutory stock option, the per share exercise price will be determined by the Committee; provided, however, that in the case of an nonstatutory stock option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per share exercise price will not be less than 100% of the fair market value of a share of common stock on the date of such option grant.

      (4) Forms of Consideration. The consideration to be paid for shares issued upon the exercise of options granted under the 1994 Plan, including the method of payment, is determined by the Committee (and, in the case of incentive stock options, determined at the time of grant) and may consist entirely of (a) cash, (b) check, (c) promissory note, (d) certain other shares of our common stock, (e) consideration received by us under a cashless exercise program implemented by us, (f) a reduction in the amount of any of our liability to the optionee, including any liability attributable to the optionee’s participation in any company-sponsored deferred compensation program or arrangement, (g) any combination of the foregoing methods, or (h) such other consideration and method permitted by applicable laws. We may limit forms of consideration or method of payment that an optionee is entitled to use in order to comply with local laws or to preserve local tax treatment.

      (5) When an Option Can be Exercised. Options become exercisable at the times and on the terms established by the Committee. In addition, the Committee establishes the vesting schedule of each option at the time of grant.

      (6) Option Term. Options granted under the 1994 Plan expire at the times established by the Committee. In the case of incentive stock options, such term is limited to 10 years from the grant date (or 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the company or any of its parent or subsidiary companies).

      (7) Termination of Employment or Consulting Relationship. In the event of an optionee’s termination of employment or service for any reason other than death or disability, an option may thereafter be exercised for the period of time stated in the option agreement, but only to the extent it was exercisable on the date of such termination. If no such period of time is stated in a participant’s option agreement, the option will remain exercisable for 90 days following such termination, but only to the extent it was exercisable at the date of termination. In no event will an option be exercisable later than the expiration of its original term.

      (8) Death or disability. If an optionee’s employment or service is terminated as a result of the optionee’s death or disability, the option will be exercisable for 12 months following such termination, but only to the extent it was exercisable at the date of termination. In no event will an option be exercisable later than the expiration of its original term.

      (9) Limited Transferability of Options. Options granted under the 1994 Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the applicable laws of descent and distribution. During the optionee’s lifetime, the option may only be exercised by the optionee. If the Committee makes an option under the 1994 Plan transferable, such option will contain such additional terms and conditions as the Committee deems appropriate.

Changes in Capitalization

      If shareholder approval of the proposal to amend the 1994 Plan is not obtained, in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the company (except that the conversion of any convertible securities of the company will not be deemed to have been “effected without receipt of consideration”), appropriate adjustments will be made to the number of shares which have been reserved for issuance under the 1994 Plan, the number of shares covered by each outstanding option, the price per share covered by each outstanding option, and the numerical per-person share limits subject to option grants in each fiscal year, as appropriate to reflect the stock dividend or other change.

      If shareholder approval of the proposal to amend the 1994 is obtained, in the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, spin off, combination, repurchase, or exchange of shares or other securities of the company, or any other change in the corporate structure of the company affecting our common stock, the board of directors will make adjustments, subject to any required action by the company’s shareholders, to (a) the number of shares available for issuance under the 1994 Plan, (b) the number of shares covered by each outstanding option, (c) the price per share covered by each outstanding option, and (d) the numerical per-person share limits subject to option grants in each fiscal year, as appropriate to prevent the dimunition or enlargement of the benefits or potential benefits intended to be made available under the 1994 Plan. In addition, except as expressly provided in the foregoing, no issuance by the company of shares of stock of any class or issuance of securities convertible into shares of stock of any class, and no conversion of any convertible securities of the company will effect, and no adjustment by reason thereof will be made, with respect to the number or price of shares subject to an option, or the number and class of shares that may be delivered under the 1994 Plan.

Merger or Sale of Assets

      In the event of our merger with or into another corporation, or the sale of substantially all of our assets, each outstanding option will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute the option, the optionee will have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option becomes fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee will notify the optionee that the option will be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

Dissolution or Liquidation

      In the event of our proposed dissolution or liquidation, all outstanding options will terminate (to the extent that is has not been previously exercised) immediately prior to the consummation of such proposed action. The board of directors may, in its discretion, make provision for accelerating the exercisability of shares subject to options under the 1994 Plan in such event.

Amendment and Termination of the 1994 Plan

      Our board of directors may at any time amend, alter, suspend or terminate the 1994 Plan, but such amendment, alteration, suspension or termination will not adversely affect any options then outstanding under the 1994 Plan, without the written consent of the participant. To the extent necessary and desirable to comply with applicable state and federal laws and the Code, we will obtain shareholder approval of any amendment to the 1994 Plan in such a manner and to such a degree as required.

      By its own terms, the 1994 Plan will terminate on June 30, 2013, unless it is earlier terminated by our board of directors. Termination of the 1994 Plan will not affect the administrator’s ability to exercise the powers granted to it with respect to options granted under the 1994 Plan prior to the date of such termination.

Federal Tax Aspects

      The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the company of options granted under the 1994 Plan. Tax consequences for any particular individual may be different.

     Nonstatutory Stock Options

      No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     Incentive Stock Options

      No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is generally the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

     Tax Effect for the Company

      The company generally will be entitled to a tax deduction in connection with an option under the 1994 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000, unless conditions of Section 162(m) are met.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVI-

SIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Accounting Treatment

      Currently, employee awards with purchase prices at or above fair market value on the grant date typically do not result in any direct charge to our reported earnings. However, the fair value of these awards is required to be disclosed in the notes to our financial statements. We must also disclose, in the notes to our financial statements, the pro forma impact these awards would have on our reported earnings and earnings per share if the fair value of the awards at the time of grant was treated as a compensation expense.

      Currently, employee awards with purchase prices below fair market value on the grant date result in a direct compensation expense that is typically equal to the “spread,” i.e., the difference between the purchase price and the fair market value on the grant date. Typically, this expense is amortized over our earnings over the award’s vesting period.

      The Financial Accounting Standards Board intends to require mandatory expensing for equity awards for fiscal years commencing after December 15, 2004. In such event, we expect that all 1994 Plan awards will result in direct charges to our reported earnings.

ANNEX F

SUMMARY OF THE AMENDED OUTSIDE DIRECTORS’ STOCK OPTION PLAN

      The following paragraphs provide a summary of the principal features of the Outside Directors’ Stock Option Plan (the “Director Plan”) and its operation. The following summary is qualified in its entirety by reference to the Director Plan as set forth in Annex H.

Types of Awards Granted under the Director Plan

      The Director Plan permits the grant of nonstatutory stock options.

Shares Available for Issuance under the Director Plan

      The maximum aggregate number of shares which may be optioned and sold under the Director Plan is 222,000 shares, of which 118,500 remain available for issuance as of July 23, 2004. Shares under the Director Plan may be authorized but unissued, or reacquired shares.

      If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto will become available for future grant under the Director Plan (unless the Director Plan has terminated).

Administration

      All grants of options under the Director Plan are automatic and nondiscretionary and subject to the provisions of the Director Plan.

Eligibility

      Options under the Director Plan may be granted only to directors who are not employees of ours or any parent or subsidiary of ours (“outside directors”). No person has any discretion to select which outside director will be granted options or to determine the number of shares to be covered by options granted to outside directors. The Director Plan provides for automatic grants of nonstatutory stock options to be made in the following ways:

(1) Each outside director who becomes elected or appointed to the board of directors after our 2003 annual meeting of shareholders will be automatically granted an initial option to purchase 10,000 shares (the “First Option”). The First Option will be granted on the date on which such person first becomes an outside director following the 2003 annual meeting of shareholders, whether through election by the shareholders or appointment by our board of directors.

(2) Each outside director will automatically be granted an option to purchase 10,000 shares (the “Subsequent Option”) on the date of each of our annual meeting of shareholders, commencing with the 2003 annual meeting of shareholders, provided he or she is then an outside director. In addition, commencing with the annual meeting, the outside director will receive a Subsequent Option only if he or she is then an outside director and, as of the date of such meeting, such outside director will have served on our board of directors for at least the preceding six (6) months.

Terms of Options

      Each option is evidenced by a stock option agreement between the company and the outside director to whom such option is granted and is subject to the following additional terms and conditions:

(1) Option Vesting Schedule: Options will become exercisable as to 100% of the shares subject to the option grant on the first anniversary of the date of grant, subject to the optionee’s continued service as a director of the company on such date.

(2) Forms of Consideration: Payment for shares issued upon exercise of an option may consist of (a) cash, (b) check, (c) certain other shares of our common stock, (d) consideration paid under a cashless exercise program, or (e) any combination of the forgoing methods of payment.

(3) Exercise Price of Option: The exercise price of an option will be 100% of the fair market value of our common stock on the date the option is granted.

(4) Termination of Options: Options granted under the Director Plan expire 10 years from the date of grant. No option may be exercised by any person after such expiration.

(5) Termination of Continuous Status as a Director (including Death or Disability): If an optionee’s continuous status as a director is terminated for any reason, including death or disability, options may be exercised within twelve (12) months from the date of such termination, but only to the extent it was exercisable on the date of such termination. In no event will an option be exercisable later than the expiration of its original term.

(6) Nontransferability of Options: An option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee, only by the optionee.

(7) Rule 16b-3: Options granted to outside directors must comply with applicable provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor thereto (the “Exchange Act”), and will contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to the Director Plan.

Adjustment upon Changes in Capitalization

      If shareholder approval of the proposal to amend the Director Plan is not obtained, in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of outstanding shares of our common stock that occurs without the receipt of consideration by the company (except that the conversion of any of our convertible securities will not be deemed to have been “effected without receipt of consideration” by us), the number and price of shares covered by outstanding options under the Director Plan, and the number of shares reserved for issuance under the Director Plan, will be adjusted appropriately. If we propose to dissolve or liquidate, unexercised options will terminate immediately before the dissolution or liquidation occurs.

      If shareholder approval of the proposal to amend the Director Plan is obtained, in the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, spin off, combination, repurchase, or exchange of shares or other securities of the company, or any other change in the corporate structure of the company affecting our common stock, the board of directors will make adjustments, subject to any required action by our shareholders, to (a) the number of shares available for issuance under the Director Plan, (b) the number of shares covered by each outstanding option, (c) the price per share covered by each outstanding option, and (d) the numerical per-person share limits subject to option grants under the Director Plan, as appropriate to prevent the dimunition or enlargement of the benefits or potential benefits intended to be made available under the Director Plan. In addition, except as expressly provided in the foregoing, no issuance by the company of shares of stock of any class or issuance of securities convertible into shares of stock of any class, and no conversion of any of our convertible securities, will effect, and no adjustment by reason thereof will be made with respect to, the number or price of shares subject to an option, or the number and class of shares that may be delivered under the Director Plan.

Merger or Sale of Substantially All of the Assets

      In the event of our merger with or into another corporation, or the sale of substantially all our assets, each outstanding option will become fully vested and exercisable, including as to shares as to which it would not otherwise be exercisable. If an option becomes fully vested and exercisable in the event of a merger or sale of assets, our board of directors will notify the optionee that the option will be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

Dissolution or Liquidation

      In the event of our proposed dissolution or liquidation, to the extent that an option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

Amendment and Termination of the Plan

      Our board of directors may amend, alter, suspend or discontinue the Director Plan at any time. However, no amendment, alteration, suspension or discontinuation will be made which would adversely affect any stock options then outstanding under the Director Plan without the optionee’s consent. To the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation), we will obtain shareholder approval of any amendment to the Director Plan. In any event, the Director Plan will terminate in June 2013, unless sooner terminated by our board of directors.

Federal Tax Aspects

United States

      The following is a brief summary of the effect of United States federal income tax laws upon options granted under the Director Plan. A director should consult his or her own tax advisor regarding the taxation of these options. This summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the director may reside.

      Options granted under the Director Plan are nonstatutory options. A director does not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon exercise of a nonstatutory option, a director generally recognizes ordinary income measured for tax purposes by the excess of the then fair market value of the shares over the exercise price. If a sale of shares acquired upon exercise of an option could subject the director to suit under Section 16 of the Exchange Act, the date of recognition of such ordinary income may be deferred for up to six months unless the director files an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code.

      The director’s holding period for long-term capital gain purposes begins when he or she recognizes ordinary income with respect to an option exercise. When the director resells the shares, he or she recognizes as capital gain or loss any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above. Such capital gain or loss will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. Capital losses are allowed in full against capital gains plus $3,000 of other income.

      We will be entitled to a tax deduction in the amount and at the time that the director recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

ANNEX G

CELERITEK, INC.

1994 STOCK OPTION PLAN

(As Amended through                     , 2004)

      1. Purposes of the Plan. The purposes of this Stock Option Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

      Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means Celeritek, Inc., a California corporation.

(h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

(i) “Continuous Status as an Employee, Director or Consultant” means that the employment relationship, directorship or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value per Share of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(2) If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the closing bid and asked prices for such stock on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option. The Notice of Grant is part of the Option Agreement.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means a stock option granted pursuant to the Plan.

(t) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(u) “Option Exchange Program” means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

(v) “Optioned Stock” means the Common Stock subject to an Option.

(w) “Optionee” means an Employee, Director or Consultant who holds an outstanding Option.

(x) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Plan” means this Celeritek, Inc. 1994 Stock Option Plan.

(z) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(aa) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(bb) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,949,165 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.	Administration of the Plan.

      (a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees, Directors and Consultants.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

      (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

(ii) to select the Employees, Directors and Consultants to whom Options may be granted hereunder;

(iii) to determine whether and to what extent Options are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; provided, however, that the Administrator may not reduce the exercise price of an option pursuant to this paragraph until approval by the Company’s shareholders is obtained;

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan;

(x) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(xi) to modify or amend each Option (subject to Section 14(c) of the Plan);

(xii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xiv) to institute an Option Exchange Program; provided, however, that the Administrator may not institute an Option Exchange Program until approval by the Company’s shareholders is obtained.

(xv) to determine the terms and restrictions applicable to Options and any Restricted Stock; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan.

      (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

      5. Eligibility. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Director or Consultant who has been granted an Option may be granted additional Options.

      6. Limitations.

      (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

      (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s employment relationship, directorship or consulting relationship with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such employment relationship, directorship or consulting relationship at any time, with or without cause.

      (c) The following limitations shall apply to grants of Options to Employees:

(i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 750,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12(a).

(iii) If an Option is cancelled (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limit set forth in Section 6(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

      7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect until June 30, 2013 unless terminated earlier under Section 14 of the Plan.

      8. Term of Option. The term of each Option shall be stated in the Notice of Grant. In the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no more than five (5) years from the date of grant.

      9. Option Exercise Price and Consideration.

      (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

      (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

      (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

      10. Exercise of Option.

      (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

      An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Employment or Consulting Relationship. Upon termination of an Optionee’s Continuous Status as an Employee, Director or Consultant, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 90 days following the Optionee’s termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed ninety (90) days from the date of termination. Notwithstanding the above provisions of this paragraph, in the event of changes in an Optionee’s status between Employee, Director or Consultant, an Option held by the Optionee shall not automatically terminate solely as a result of such change in status. However, an Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the ninety-first (91st) day following the day Optionee ceases to be an Employee. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (c) Disability of Optionee. In the event that an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

      12. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

      (a) Changes in Capitalization. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or any other change in the corporate structure of the Company affecting the Common Stock, the number of shares of Common Stock and/or as the price per share of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, shall be proportionately adjusted in order to prevent dimunition or enlargement of the benefits or potential benefits intended to be made available under the Plan. Subject to any required action by the shareholders of the Company, such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class or issuance of securities convertible into shares of stock of any class, and no conversion of any convertible securities of the Company, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, or the number and class of shares of Common Stock that may be delivered under the Plan.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

      (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute the Option, the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option becomes fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

      For the purposes of this subsection (c), the Option shall be considered assumed if, following the merger or asset sale, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or asset sale is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or asset sale.

      13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

      14. Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

      (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by Applicable Laws.

      (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

      15. Conditions Upon Issuance of Shares.

      (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      16. Liability of Company.

      (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

      17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

CELERITEK, INC.

1994 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

      Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.	Notice of Stock Option Grant

[Optionee’s Name and Address]

      You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares Granted

Total Exercise Price

Type of Option:                Incentive Stock Option

                                Nonstatutory Stock Option

Term/ Expiration Date:

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

      Termination Period:

      This Option may be exercised for                      [months/days] after termination of your Continuous Status as an Employee, Director or Consultant, or such longer period as may be applicable upon death or disability of Optionee as provided in the Plan. In the event of changes in the Optionee’s status between Employee, Director or Consultant, this Option Agreement shall remain in effect. In no event shall this Option be exercised later than the Term/ Expiration Date as provided above.

II.	Agreement

      1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”), an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

1

      If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

      2. Exercise of Option.

      (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee’s death, Disability or other termination of Optionee’s employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

      (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

      No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

      3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash; or

(b) check; or

(c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

      4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

      6. Tax Consequences. Some of the federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE

2

SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option.

(i) Nonstatutory Stock Option. The Optionee may incur regular federal income tax and California income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax or California income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee undergoes a change of status from Employee to Director or Consultant, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status.

(b) Disposition of Shares.

(i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise AND two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the LESSER OF (A) the difference between the FAIR MARKET VALUE OF THE SHARES ACQUIRED ON THE DATE OF EXERCISE and the aggregate Exercise Price, or (B) the difference between the SALE PRICE of such Shares and the aggregate Exercise Price.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

3

      By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:

Signature

Print Name

Residence Address
CELERITEK, INC.

By:

Title:

4

CONSENT OF SPOUSE

      The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

Spouse of Optionee

5

EXHIBIT A

EXERCISE NOTICE

Celeritek, Inc.

3236 Scott Boulevard
Santa Clara, CA 95054-3090

Attention: Secretary of the Company

      1. Exercise of Option. Effective as of today,                     , 199     , the undersigned (“Purchaser”) hereby elects to purchase                      shares (the “Shares”) of the Common Stock of Celeritek, Inc. (the “Company”) under and pursuant to the Celeritek, Inc. 1994 Stock Option Plan (the “Plan”) and the Stock Option Agreement dated                     , 19     (the “Option Agreement”). The purchase price for the Shares shall be $          , as required by the Option Agreement.

      2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

      3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

      4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

      5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

      Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by California law except for that body of law pertaining to conflict of laws.

1

Submitted by:

PURCHASER:

Signature

Print Name

Address:

Accepted by:

CELERITEK, INC.

By:

Its:

Address:

3236 Scott Boulevard

Santa Clara, CA 95054-3090

2

ANNEX H

CELERITEK, INC.

OUTSIDE DIRECTORS’ STOCK OPTION PLAN

(as amended through                     , 2004)

      1. Purposes of the Plan. The purposes of this Outside Directors’ Stock Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

      All options granted hereunder shall be “non-statutory stock options.”

      2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Company” means Celeritek, Inc., a California corporation.

(e) “Continuous Status as a Director” means the absence of any interruption or termination of service as a Director.

(f) “Director” means a member of the Board.

(g) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute employment by the Company.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(ii) If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the closing bid and asked prices for such stock on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(j) “Option” means a stock option granted pursuant to the Plan.

(k) “Optioned Stock” means the Common Stock subject to an Option.

(l) “Optionee” means an Outside Director who receives an Option.

(m) “Outside Director” means a Director who is not an Employee.

(n) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o) “Plan” means this Outside Directors’ Stock Option Plan.

(p) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(q) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

      3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is Two Hundred Twenty-five Thousand (225,000) Shares (the “Pool”) of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

      If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

      4. Administration of and Grants of Options under the Plan.

      (a) Procedure for Grants. The provisions set forth in this Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) Each Outside Director elected or appointed to the Board after the 2003 annual meeting of shareholders shall be automatically granted an Option to purchase 10,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company, by ceasing to be an Employee Director, or by appointment by the Board to fill a vacancy.

(iii) Each Outside Director shall be automatically granted an Option to purchase 10,000 Shares (a “Subsequent Option”) on the date of each Company annual shareholder meeting commencing in 2003 provided he or she is then an Outside Director, provided that commencing with the Company’s annual shareholder meeting in 2004, (x) he or she is then an Outside Director and (y) as of such date meeting date, he or she shall have served on the Board for at least the preceding six (6) months.

(iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

(v) The terms of a First Option and a Subsequent Option granted hereunder shall be as follows:

(A) the term of the Options shall be ten (10) years.

(B) the Options shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

(C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(D) subject to Section 10 hereof, the Option shall become exercisable as to 100% of the Shares subject to the Option one year following the date of grant, subject to the Optionee’s continued tenure as a Director on such date.

(vi) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

      5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

      The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

      6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect until June 30, 2013 unless sooner terminated under Section 11 of the Plan.

      7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

      8. Exercise of Option.

      (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

      An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      (c) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee’s Continuous Status as a Director terminates (other than upon the Optionee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

      (d) Disability of Optionee. In the event Optionee’s Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

      (e) Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

      9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

      (a) Changes in Capitalization. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or any other change in the corporate structure of the Company affecting the Common Stock, the number of shares of Common Stock and/or as the price per share of Common Stock covered by each outstanding Option, the numerical Share limits in Section 4 of the Plan, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, shall be proportionately adjusted in order to prevent dimunition or enlargement of the benefits or potential benefits intended to be made available under the Plan. Subject to any required action by the shareholders of the Company, such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class or issuance of securities convertible into shares of stock of any class, and no conversion of any convertible securities of the Company, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, or the number and class of shares of Common Stock that may be delivered under the Plan.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

      (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

      11. Amendment and Termination of the Plan.

      (a) Amendment and Termination. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

      (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

      12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

      13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated there under, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

      16. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

CELERITEK, INC.

DIRECTOR OPTION AGREEMENT

      Celeritek, Inc., a California corporation (the “Company”), has granted to                     (the “Optionee”), an option to purchase a total of ten thousand (10,000) shares of the Company’s Common Stock (the “Optioned Stock”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company’s Outside Directors’ Stock Option Plan (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

      1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

      2. Exercise Price. The exercise price is $          for each share of Common Stock.

      3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

i. Right to Exercise.

(a) This Option shall become exercisable with respect to one hundred percent (100%) of the Optioned Stock on the first anniversary of the date of grant, subject to Optionee’s continued tenure as a Director on such date; provided, however, that in no event shall any Option be exercisable prior to the date the shareholders of the Company approve the Plan.

(b) This Option may not be exercised for a fraction of a share.

(c) In the event of Optionee’s death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

ii. Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

      4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i) cash;

(ii) check; or

(iii) surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

(iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

      5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

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      6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      7. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

      8. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

DATE OF GRANT:

CELERITEK, INC.,
a California corporation

By:

      Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Optionee

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EXHIBIT A

DIRECTOR STOCK OPTION EXERCISE NOTICE

Celeritek, Inc.

3236 Scott Boulevard
Santa Clara, California 95054-3090

Attention: Corporate Secretary

      1. Exercise of Option. The undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                      shares of the Common Stock (the “Shares”) of Celeritek, Inc. (the “Company”) under and pursuant to the Company’s Outside Directors’ Stock Option Plan and the Director Stock Option Agreement dated                     (the “Agreement”).

      2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement.

      3. Federal Restrictions on Transfer. Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the “1933 Act”) or unless an exemption from such registration is available and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

      4. Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

      5. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

      6. Entire Agreement. The Agreement is incorporated herein by reference. This Agreement and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Agreement and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.

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CELERITEK, INC.

Address:

Dated:

OPTIONEE

By:
(Print name)
Title:

Dated:

2

DETACH HERE	ZCLTC2

CELERITEK, INC.
3236 Scott Boulevard
Santa Clara, California 95054

ANNUAL MEETING OF SHAREHOLDERS

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELERITEK, INC.

     The undersigned shareholder of Celeritek, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each mailed by Celeritek, Inc. to its shareholders in connection with the Annual Meeting of Shareholders of Celeritek, Inc. to be held on         , 2004 at 10:00 a.m., local time, at our offices located at 3236 Scott Boulevard, Santa Clara, California 95054, (the “Annual Meeting”), and hereby appoints Tamer Husseini and Margaret E. Smith, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting and at any adjournments or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WILL BE VOTED IN THE MANNER YOU DIRECT OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED HEREIN, “FOR” PROPOSALS 1, 3, 4 AND 5; AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCLTC1

☒	Please mark votes as in this example.

The Board of Directors unanimously recommends that shareholders vote FOR PROPOSALS ONE, TWO, THREE, FOUR AND FIVE.

		FOR	AGAINST	ABSTAIN
1.	PROPOSAL TO APPROVE AND ADOPT THE ASSET PURCHASE AGREEMENT, DATED JULY 8, 2004, BETWEEN CELERITEK AND TELEDYNE WIRELESS, INC.	☐	☐	☐

2.	PROPOSAL TO ELECT ALL OF THE CURRENT MEMBERS OF THE CELERITEK BOARD OF DIRECTORS

NOMINEES:	(01) Tamer Husseini, (02) Robert J. Gallagher, (03) J. Michael Gullard, (04) Lloyd I. Miller, III, (05) Bryant R. Riley, (06) Michael B. Targoff, (07) Charles P. Waite

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	If you wish to withhold authority to vote for any individual nominee(s), write the name of the nominee(s) on the line above.

		FOR	AGAINST	ABSTAIN
3.	PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2005	☐	☐	☐

4.	PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY’S 1994 STOCK OPTION PLAN AND OUTSIDE DIRECTORS’ STOCK OPTION PLAN.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	PROPOSAL TO APPROVE A REPRICING OF OPTIONS GRANTED PRIOR TO MARCH 12, 2004 UNDER THE COMPANY’S 1994 STOCK OPTION PLAN AND THE OUTSIDE DIRECTORS’ STOCK OPTION PLAN, IN ORDER TO ADJUST FOR THE MARCH 2004 EXTRAORDINARY CASH DIVIDEND.	☐	☐	☐

		☐	MARK HERE IF YOU PLAN TO ATTEND

		☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

This Proxy should be signed and dated by the shareholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:	Date:	Signature:	Date: